Filed Pursuant to Rule 424(b)(5)
Registration No. 333-130036

The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell and do not seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to completion, dated March 12, 2007

Prospectus Supplement
(To Prospectus dated December 1, 2005)

Fixed/Floating Series E Perpetual Non-Cumulative Preference Ordinary Shares

XL Capital Ltd is offering 1,000,000 of its Fixed/Floating Series E Perpetual Non-Cumulative Preference Ordinary Shares, liquidation preference $1,000 per share (the “Series E Preference Shares”).

Until April 15, 2017 (the “Series E Fixed Rate Period”), dividends on the Series E Preference Shares will be payable semiannually on a non-cumulative basis, when, as and if declared by our board of directors, on April 15 and October 15 of each year at a fixed rate equal to      % per annum on the liquidation preference (the “Series E Fixed Rate”). From and after April 15, 2017 (the “Series E Floating Rate Period”), dividends on the Series E Preference Shares will be payable quarterly on a non-cumulative basis, when, as and if declared by our board of directors, on January 15, April 15, July 15 and October 15 of each year at a floating rate equal to three-month LIBOR plus      % on the liquidation preference (the “Series E Floating Rate”). Dividends on the Series E Preference Shares, if declared, will be payable commencing on October 15, 2007.

From and after April 15, 2017, we may redeem the Series E Preference Shares, in whole or in part, at a redemption price of $1,000 per share, plus declared and unpaid dividends, if any, to the date of redemption. The Series E Preference Shares may not be redeemed before April 15, 2017, except that the Series E Preference Shares may be redeemed prior to such date, in whole but not in part, at a redemption price equal to the applicable “Make Whole Amount,” plus declared and unpaid dividends, if any, to the date of redemption, upon the occurrence of certain events described under “Description of the Series E Preference Shares—Redemption—Redemption upon the Submission of Certain Shareholder Proposals” and “Description of the Series E Preference Shares—Redemption—Rating Redemption.” In addition, we may redeem, in whole but not in part, the Series E Preference Shares before April 15, 2017 at a redemption price of $1,000 per share, plus declared and unpaid dividends, if any, to the date of redemption upon the occurrence of certain tax events as described herein. Our ability to redeem the Series E Shares will be limited by the terms of a replacement capital covenant that we will enter into in connection with this offering.

The Series E Preference Shares will be perpetual securities with no fixed maturity date and will not be subject to any sinking fund or mandatory redemption or convertible into any of our other securities.

There is currently no market for the Series E Preference Shares. The Series E Preference Shares will not be listed on any securities exchange.

Investing in the Series E Preference Shares involves risk. See “Risk Factors” beginning on page S-10 of this prospectus supplement.

Neither the U.S. Securities and Exchange Commission (“SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Public Offering Price(1)	Underwriting Discounts	Proceeds to Us Before Expenses

Per Share	$	$	$

Total	$	$	$

(1)	The public offering price does not include accrued dividends, if any, that may be declared. Dividends, if declared, will accrue from March , 2007.

It is expected that the delivery of the Series E Preference Shares will be made in book-entry form only through the facilities of The Depository Trust Company against payment in immediately available funds on or about March     , 2007.

Joint Book-Runners

JPMorgan	Citigroup	Merrill Lynch & Co.
Sole Structuring Advisor

Senior Co-Managers

ABN AMRO Incorporated	Barclays Capital	Deutsche Bank Securities
Goldman, Sachs & Co.	RBS Greenwich Capital	Wachovia Securities

Co-Managers

BNY Capital Markets, Inc.	Calyon Corporate and Investment Bank	HSBC
ING Wholesale Banking	KeyBanc Capital Markets	Lazard Capital Markets
Lloyds TSB

March , 2007

          You should carefully read this prospectus supplement and the prospectus delivered with this prospectus supplement. You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are offering to sell, and seeking offers to buy, Series E Preference Shares only in jurisdictions where offers and sales are permitted. The information contained in this prospectus supplement and the accompanying prospectus is accurate only as of the date of this prospectus supplement or the date of the accompanying prospectus and the information in the documents incorporated by reference in this prospectus supplement and the accompanying prospectus is accurate only as of the date of those respective documents, regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or of any sale of Series E Preference Shares.

          This document is in two parts. The first is this prospectus supplement, which describes the specific terms of this offering of Series E Preference Shares. The second part, the accompanying prospectus, gives more general information, some of which does not apply to this offering.

          If the description of this offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

          The distribution of this prospectus supplement and the accompanying prospectus and the offering and sale of the Series E Preference Shares in certain jurisdictions may be restricted by law. XL Capital Ltd and the underwriters require persons into whose possession this prospectus supplement and the accompanying prospectus come to inform themselves about and to observe any such restrictions. This prospectus supplement and the accompanying prospectus do not constitute an offer of, or an invitation to purchase, any of the Series E Preference Shares in any jurisdiction in which such offer or invitation would be unlawful.

          XL Capital Ltd is prohibited from making any invitation to the public of the Cayman Islands to purchase Series E Preference Shares. Non-resident or exempted companies or other non-resident or exempted entities established in the Cayman Islands, however, may purchase Series E Preference Shares.

          In this prospectus supplement, references to “Series E Preference Shares” mean our Fixed/Floating Series E Perpetual Non-Cumulative Preference Ordinary Shares. In this prospectus supplement and the accompanying prospectus, references to “dollar” and “$” are to United States currency, and the terms “United States” and “U.S.” mean the United States of America, its states, its territories, its possessions and all areas subject to its jurisdiction.

TABLE OF CONTENTS

Prospectus Supplement

PROSPECTUS SUPPLEMENT SUMMARY

          This summary highlights information contained elsewhere, or incorporated by reference, in this prospectus supplement and the accompanying prospectus. This summary does not contain all of the information that you should consider before investing in Series E Preference Shares. You should read carefully this entire prospectus supplement, the accompanying prospectus and the information incorporated by reference herein and therein. In this prospectus supplement, “XL Capital,” “we,” “our,” “ours” and “us” refer to XL Capital Ltd unless the context otherwise requires.

XL Capital Ltd

          We, together with our subsidiaries, are a leading provider of insurance and reinsurance coverages and financial products and services to industrial, commercial and professional service firms, insurance companies and other enterprises on a worldwide basis.

          Our principal executive offices are located at XL House, One Bermudiana Road, Hamilton HM11, Bermuda. Our telephone number is (441) 292-8515. Our website address is www.xlcapital.com. The information contained on our website is not incorporated by reference into, or otherwise included in, this prospectus supplement or the accompanying prospectus.

          You can also obtain additional information about us in the reports and other documents incorporated by reference in this prospectus supplement and the accompanying prospectus. See “Incorporation of Documents by Reference” in this prospectus supplement and “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” in the accompanying prospectus.

THE OFFERING

          The description of the terms of the Series E Preference Shares in this section is a summary of the terms of the Series E Preference Shares. Because the following summary is not complete, you should refer to the XL Capital Board Resolutions designating the rights, preferences and other terms of the Series E Preference Shares for a complete description of the terms of the Series E Preference Shares. You should also refer to the sections entitled “Description of the Series E Preference Shares” in this prospectus supplement and “Description of XL Capital Share Capital” and “Description of the XL Capital Preferred Ordinary Shares” in the accompanying prospectus.

Issuer	XL Capital Ltd.

Securities Offered	1,000,000 Fixed/Floating Series E Perpetual Non-Cumulative Preference Ordinary Shares, liquidation preference $1,000 per share, which we refer to herein as the “Series E Preference Shares.”

Dividends

During the Series E Fixed Rate Period, holders of Series E Preference Shares will be entitled to receive, when, as and if declared by the Board of Directors of XL Capital, cash dividends at a fixed annual rate equal to the Series E Fixed Rate. During the Series E Floating Rate Period, holders of Series E Preference Shares will be entitled to receive, when, as and if declared by the Board of Directors of XL Capital, cash dividends at the Series E Floating Rate.

Dividends on the Series E Preference Shares will begin to accrue from the date of original issuance or the most recent Dividend Payment Date, as applicable, and will be payable semi-annually during the Series E Fixed Rate Period, and quarterly during the Series E Floating Rate Period, in each case when, as and if declared by the Board of Directors of XL Capital, in arrears, on April 15 and October 15, during the Series E Fixed Rate Period, and on January 15, April 15, July 15 and October 15, during the Series E Floating Rate Period, of each year. Dividends on the Series E Preference Shares, if declared, will be payable commencing on October 15, 2007.

In this prospectus supplement, the date on which a dividend is scheduled to be paid on the Series E Preference Shares is referred to as a “Dividend Payment Date,” and the period from and including a Dividend Payment Date (or the date of the original issuance if there has not been a Dividend Payment Date) for the Series E Preference Shares to but excluding the immediately succeeding Dividend Payment Date is referred to as a “Dividend Period.” In the event that a Dividend Payment Date during the Series E Fixed Rate Period is not a Business Day (as defined under “Description of the Series E Preference Shares—Dividends”), any dividend then due and payable on the Series E Preference Shares will instead be paid on the immediately following Business Day and no further sum will be payable in respect of such delay. In the event that a Dividend Payment Date for the Series E Preference Shares during the Series E Floating Rate Period would otherwise fall on a day that is not a Business Day, such Dividend Payment Date will be postponed to the immediately following Business Day and the Dividend Period will end on, but exclude, such immediately following Business Day.

The rights of Series E Preference Shares to receive dividends are non-cumulative. Accordingly, to the extent dividends are neither declared nor paid in respect of any Dividend Period in respect of the Series E Preference Shares, holders of the Series E Preference Shares will have no right to receive some or all of the dividends in respect of that Dividend Period and XL Capital will have no obligation to pay some or all of the dividends in respect of that Dividend Period in respect of the Series E Preference Shares, whether or not dividends are payable in respect of any future Dividend Period.

See “Description of the Series E Preference Shares—Dividends” in this prospectus supplement and “Description of XL Capital Preference Ordinary Shares—Dividends” in the accompanying prospectus.

Dividend Blocker

With certain limited exceptions, XL Capital may not pay dividends on, or repurchase, redeem or make a liquidation payment with respect to, Parity Shares or Junior Shares (as each such term is defined under “Description of the Series E Preference Shares—Dividends”) unless full dividends on the Series E Preference Shares and any Parity Shares have been or contemporaneously are declared and paid, or are declared and a sum sufficient for the payment thereof is set apart for payment for the then-current Dividend Period for the Series E Preference Shares.

Payment of Additional Amounts

Subject to certain limitations, we will pay additional amounts to holders of the Series E Preference Shares, as additional dividends, to make up for any deduction or withholding for any taxes or other charges imposed on amounts we must pay with respect to the Series E Preference Shares, so that the net amounts paid will be equal to the amounts we would otherwise be required to pay had no such withholding or deduction been required. See “Description of the Series E Preference Shares—Payment of Additional Amounts” in this prospectus supplement.

Liquidation Rights

Upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of XL Capital, holders of outstanding Series E Preference Shares will be entitled to receive from its assets legally available for distribution to shareholders, as a liquidation preference, $1,000 per share plus any declared but unpaid dividends with respect to the then-current Dividend Period to the date fixed for distribution before any distribution is made to holders of any Junior Shares, without interest on such declared but unpaid dividends and without accumulation of dividends for any prior Dividend Period to the extent not declared and payable in respect of such Dividend Period. See “Description of the Series E Preference Shares—Liquidation Preference” in this prospectus supplement and “Description of XL Capital Preference Ordinary Shares—Liquidation Rights” in the accompanying prospectus.

Conversion

The Series E Preference Shares will not be convertible into, exchangeable for, or carry rights or options to purchase, any ordinary shares or any other class or series of securities of XL Capital or any other entity.

Redemption

The Series E Preference Shares will be issued as perpetual securities with no fixed maturity date and holders of the Series E Preference Shares will not have any rights to require XL Capital to redeem their Series E Preference Shares at any time. From and after April 15, 2017, XL Capital, at its option, upon not less than 30 nor more than 60 days’ prior written notice, may redeem the Series E Preference Shares in whole at any time or from time to time in part, for cash at a redemption price of $1,000 per share plus any declared but unpaid dividends with respect to the then- current Dividend Period to the date of redemption, without interest on such declared but unpaid dividends and without accumulation of dividends for any prior Dividend Period to the extent not declared and payable in respect of such Dividend Period.

The Series E Preference Shares may not be redeemed at the option of XL Capital prior to April 15, 2017, except:

•

upon the occurrence of certain tax events as described under “Description of the Series E Preference Shares—Redemption—Tax Redemption,” in whole but not in part, at a redemption price of $1,000 per share plus any declared but unpaid dividends with respect to the then-current Dividend Period to the date of redemption, without interest on such declared but unpaid dividends and without accumulation of dividends for any prior Dividend Period to the extent not declared and payable in respect of such Dividend Period;

•

if XL Capital (i) shall have submitted to holders of its ordinary shares a proposal concerning an amalgamation, consolidation, merger, arrangement, reconstruction, reincorporation, deregistration or any other similar transaction involving XL Capital that requires, or (ii) shall have submitted any proposal for any other matter that, as a result of any change in Cayman Islands law after the date of this prospectus supplement (whether by enactment or official interpretation), requires, in each case, a vote of holders of the Series E Preference Shares at the time outstanding, voting separately as a single class (alone or with one or more other classes or series of preference ordinary shares) as described under “Description of the Series E Preference Shares—Redemption—Redemption upon the Submission of Certain Shareholder Proposals,” in whole but not in part, at a redemption price equal to the Make Whole Amount (as defined under “Description of the Series E Preference Shares—Redemption—Make Whole Amount”) for the Series E Preference Shares, plus any declared but unpaid dividends with respect to the then-current Dividend Period to the date of redemption, without interest on such declared but unpaid dividends and without accumulation of dividends for any prior Dividend Period to the extent not declared and payable in respect of such Dividend Period; and

	•	upon the occurrence of certain rating agency events as described under “Description of the Series E Preference Shares —Redemption—Rating Redemption,” in whole but not in part,

at a redemption price equal to the Make Whole Amount for the Series E Preference Shares, plus any declared but unpaid dividends with respect to the then-current Dividend Period to the date of redemption, without interest on such declared but unpaid dividends and without accumulation of dividends for any prior Dividend Period to the extent not declared and payable in respect of such Dividend Period.

Replacement Capital Covenant

Prior to or concurrent with the original issuance of the Series E Preference Shares, XL Capital will enter into a replacement capital covenant for the benefit of persons that hold specified series of our long-term indebtedness providing that we will not redeem or repurchase the Series E Preference Shares on or before April 15, 2047 (which date may be extended at our option), unless during the six months prior to the date of that redemption or repurchase, we receive a specified amount of proceeds from the sale of ordinary shares and certain other securities that have characteristics that are the same as, or more equity-like than, the characteristics of the Series E Preference Shares being redeemed or repurchased at that time.

The replacement capital covenant is not intended for the benefit of holders of the Series E Preference Shares and is not enforceable by them, and the replacement capital covenant is not a term of the Series E Preference Shares. See “Certain Terms of the Replacement Capital Covenant” in this prospectus supplement.

Voting Rights

Holders of the Series E Preference Shares will have no voting rights, except with respect to certain fundamental changes in the terms of the Series E Preference Shares and certain other matters. In addition, if dividends on the Series E Preference Shares are not paid in an aggregate amount equivalent to dividends for six full quarterly periods (which, during the Series E Fixed Rate Period, shall mean three Dividend Periods and, during the Series E Floating Rate Period, shall mean six Dividend Periods), whether or not declared and whether or not consecutive, holders of the Series E Preference Shares voting as a single class with all other series of the preference ordinary shares then having such right, will have the right to elect two persons who will then be appointed as additional directors to the Board of Directors of XL Capital. The right of holders of the Series E Preference Shares will cease (subject always to the same provision for the vesting of such rights if dividends on the Series E Preference Shares are not paid in future periods) upon the earlier to occur of (i) the first date as of which full dividends on the Series E Preference Shares have been paid for at least four consecutive quarterly periods (which, during the Series E Fixed Rate Period, shall mean two Dividend Periods and, during the Series E Floating Rate Period, shall mean four Dividend Periods) and (ii) the redemption of all Series E Preference Shares. See “Description of the Series E Preference Shares—Voting Rights” in this prospectus supplement.

Ranking	The Series E Preference Shares will rank senior to our ordinary shares with respect to payment of dividends and receipt of amounts distributable upon any voluntary or involuntary return of assets on liquidation, dissolution or winding up of XL Capital. See “Description of the Series E Preference Shares—Ranking” in this prospectus supplement and “Description of XL Capital Preference Ordinary Shares—Ranking” in the accompanying prospectus. The Series E Preference Shares will rank pari passu with the Series A Cumulative Preference Ordinary Shares, the Series B Cumulative Preference Ordinary Shares and, if issued, the Series C Cumulative Preference Ordinary Shares and the Series D Non-Cumulative Perpetual Preferred Shares of XL Capital, being in each case Parity Shares, including as to the payment of dividends and as to distribution of assets upon any voluntary or involuntary return of assets on liquidation, dissolution or winding up of XL Capital.

Ratings

We have been advised that the Series E Preference Shares have been assigned ratings of “Baa2” by Moody’s Investors Service, Inc. (“Moody’s), “BBB” by Standard & Poor’s Rating Services (“Standard & Poor’s”), “A-” by Fitch, Inc. (“Fitch”) and “bbb” by A.M. Best Company (“A.M. Best”). These ratings have been obtained with the understanding that Moody’s, Standard & Poor’s, Fitch and A.M. Best will continue to monitor our credit rating and will make future adjustment to the extent warranted. A rating reflects only the view of Moody’s, Standard & Poor’s, Fitch and A.M. Best, as the case may be, and is not a recommendation to buy, sell or hold the Series E Preference Shares. There is no assurance that any such rating will be retained for any given period of time or that it will not be revised downward or withdrawn entirely by Moody’s, Standard & Poor’s, Fitch or A.M. Best, as the case may be, if, in their respective judgments, circumstances so warrant.

Use of Proceeds

We estimate our aggregate net proceeds from this offering of Series E Preference Shares will be approximately $987 million, after deducting underwriting discounts and estimated offering expenses. We intend to use the net proceeds from the sale of the Series E Preference Shares for the purchase of approximately $830 million of our Class A ordinary shares from time to time and for general corporate purposes, in particular, to refinance our indebtedness and other components of our capital structure. Please see the section entitled “Capitalization” for a description of the interest rates and maturities of our indebtedness.

Form of the Series E Preference Shares

The Series E Preference Shares will be represented by one or more global securities that will be deposited with and registered in the name of The Depository Trust Company or its nominee. This means you will not receive a certificate for your Series E Preference Shares except under limited circumstances described herein. See “Description of the Series E Preference Shares—Book-Entry Issuance” in this prospectus supplement.

Securities Identification Codes:	CUSIP: ISIN:

Transfer Agent, Paying Agent and Registrar	Mellon Investor Services LLC.

RISK FACTORS

          You should carefully consider the information set forth or incorporated by reference in this prospectus supplement, including the risks related to XL Capital as set forth in its Form 10-K for the period ended December 31, 2006. In addition, you should evaluate the following risks in connection with an investment in the Series E Preference Shares.

Dividends on the Series E Preference Shares are not cumulative.

          Dividends on the Series E Preference Shares do not accumulate. Accordingly, to the extent that XL Capital neither declares nor pays dividends with respect to a particular Dividend Period, holders of the Series E Preference Shares will have no right to receive the unpaid dividends in respect of that period and XL Capital will have no obligation to pay some or all of the dividends in respect of that period, whether or not dividends are payable in respect of any future period. The Board of Directors of XL Capital will decide, in its sole discretion, whether to declare and pay dividends on the Series E Preference Shares. However, no dividends on the Series E Preference Shares will be declared by XL Capital’s Board of Directors, or paid or set apart for payment, at any time during which the terms and provisions of any of XL Capital’s agreements, including any agreement relating to its indebtedness, would prohibit such a declaration, payment or setting apart for payment or if such a declaration, payment or setting apart for payment would constitute a breach or a default or would not be permitted under such agreements, laws or regulations.

Rating agencies may change rating methodologies, including their views on “notching” practices.

          The rating methodologies for securities with features similar to the Series E Preference Shares are still developing and the rating agencies may change their methodologies in the future. Possible changes may include, for example, assessing the relationship between ratings assigned to an issuer’s senior securities and ratings assigned to securities with features similar to the Series E Preference Shares, sometimes called “notching.” In connection with the rating of non-cumulative securities, rating agencies may begin to take into consideration the fact that scheduled payments on non-cumulative securities may be omitted without triggering a default, which exposes holders to additional risks not presented to holders of senior securities. If the rating agencies were to change their practices for rating non-cumulative securities in the future and the ratings of the Series E Preference Shares were to be lowered, the trading price of the Series E Preference Shares could be negatively affected.

XL Capital will make a covenant in favor of a class or classes of indebtedness restricting its right to optionally redeem the Series E Preference Shares.

          From and after April 15, 2017, and in certain other circumstances prior to such date, XL Capital may redeem the Series E Preference Shares as described under “Description of the Series E Preference Shares—Redemption.” During the past year, a number of issuers have entered into “replacement capital covenants” in connection with their issuance of preferred shares or other junior securities pursuant to which such issuers have agreed in favor of specified classes of “covered debt” not to redeem, or in some cases repurchase, securities other than out of the proceeds from the issuance of other specified capital securities that have equity-like characteristics that are the same as or more equity-like than the subject securities at the time of redemption. XL Capital will enter into a replacement capital covenant initially for the benefit of persons that hold its 6.375% Senior Notes due November 15, 2024 and thereby make such a covenant limiting its rights to optionally redeem or repurchase the Series E Preference Shares on or before April 15, 2047 (which date may be extended at our option), which will limit the ability of investors to receive a return of their capital (other than through a sale of their shares). See “Certain Terms of the Replacement Capital Covenant” in this prospectus supplement.

          The Series E Preference Shares are perpetual securities, and holders of the Series E Preference Shares can have no assurance of receiving their initial investment back.

          The Series E Preference Shares are perpetual and have no fixed maturity date and may not be redeemed at the option of the holder. As a result, investors generally will not have a right to cause XL Capital to return their initial investment. There can be no guarantee that an investor will be able to sell its shares in the secondary market or that if such a sale occurs, the sale price will be at or above the initial price paid for the shares.

An active trading market for the Series E Preference Shares may not develop.

          There is currently no established trading market for the Series E Preference Shares and the Series E Preference Shares will not be listed on any securities exchange or otherwise quoted in any automated inter-dealer quotation system. The underwriters are under no obligation to make a market in the Series E Preference Shares and, to the extent that such market making is commenced, it may be discontinued at any time. There can be no assurance that a secondary market will develop or, if it does develop, that it will provide holders of the Series E Preference Shares with any significant liquidity with respect to their investment or that the market will continue. Prospective investors should proceed on the assumption that they may have to bear the economic risk of an investment in the Series E Preference Shares for an extended period, if not indefinitely.

General market conditions and unpredictable factors could adversely affect market prices for the Series E Preference Shares.

          There can be no assurance about the market prices for the Series E Preference Shares. Several factors, many of which are beyond XL Capital’s control, will influence the market prices of the Series E Preference Shares. Factors that might influence the market prices of the Series E Preference Shares include, but are not limited to, whether dividends have been declared and are likely to be declared and paid on the Series E Preference Shares from time to time; the perceived creditworthiness of XL Capital; and economic, financial, geopolitical, regulatory or judicial events or developments that affect XL Capital or financial markets generally.

          Accordingly, if you purchase the Series E Preference Shares, the Series E Preference Shares may trade at a discount to the price that you paid for them.

Dividends paid to U.S. holders who are individuals on the Series E Preference Shares will not be eligible for reduced tax rates as “qualified dividend income.”

          U.S. holders who are individuals will not be eligible for reduced tax rates on dividends paid by XL Capital on the Series E Preference Shares because the shares will not be listed on any securities exchange. Dividends paid by us on the Series E Preference Shares will be subject to tax at ordinary income rates. See “Certain Tax Considerations—Taxation of Shareholders—United States—Dividends” in this prospectus supplement.

The Series E Preference Shares are equity and are subordinate to our existing and future indebtedness.

          The Series E Preference Shares are equity interests and do not constitute indebtedness. Consequently, the Series E Preference Shares will rank junior to all of XL Capital’s indebtedness and other non-equity claims against XL Capital with respect to assets available to satisfy claims, including in the event of XL Capital’s liquidation, dissolution or winding up. XL Capital’s existing and future indebtedness may restrict payments of dividends on the Series E Preference Shares. Additionally, unlike indebtedness, where principal and interest would customarily be payable on specified due dates, in the case of the Series E Preference Shares (1) dividends are payable only if and when declared by XL Capital’s board of directors and (2) as a corporation, we are subject to restrictions on payments of dividends and redemption price out of lawfully available funds.

There is no limitation on XL Capital’s issuance of securities that rank on parity with or senior to the Series E Preference Shares.

          XL Capital may issue securities that rank on parity with or senior to the Series E Preference Shares without limitation; provided, however, that the issuance by XL Capital of securities ranking senior to the Series E Preference

Shares would require separate consents passed by two thirds of the holders who vote at separate class meetings (or unanimously in writing), of each of XL Capital’s Series A Cumulative Preference Ordinary Shares, Series B Cumulative Preference Ordinary Shares, Series C Cumulative Preference Ordinary Shares and Series D Non-Cumulative Preference Ordinary Shares, as well as the Series E Preference Ordinary Shares offered hereby with the quorum at each such meeting being 50% of the total number of shares of each class. See “Description of the Series E Preference Shares—General” and “Description of the Series E Preference Shares—Voting Rights.” The issuance of securities ranking on parity with or senior to the Series E Preference Shares may reduce the amount recoverable by holders of the Series E Preference Shares in the event of XL Capital’s liquidation, dissolution or winding up.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

          The Private Securities Litigation Reform Act of 1995 (“PSLRA”) provides a “safe harbor” for forward-looking statements. This prospectus supplement and the accompanying prospectus, our annual report to shareholders, any proxy statement, any other Form 10-Q, Form 10-K or Form 8-K of ours or any other written or oral statements made by or on behalf of us may include forward-looking statements that reflect our current views with respect to future events and financial performance. Such statements include forward-looking statements both with respect to us in general, and the insurance, reinsurance and financial products and services sectors in particular (both as to underwriting and investment matters). Statements which include the words “expect,” “intend,” “plan,” “believe,” “project,” “anticipate,” “will,” “may” and similar statements of a future or forward-looking nature identify forward-looking statements for purposes of the PSLRA or otherwise.

          All forward-looking statements address matters that involve risks and uncertainties. Accordingly, there are or will be important factors that could cause actual results to differ materially from those indicated in such statements. We believe that these factors include, but are not limited to, the following:

•	the adequacy of rates and terms and conditions may not be as sustainable as XL Capital is currently projecting;

•	changes to the size of XL Capital’s claims relating to Hurricanes Katrina, Rita and Wilma and other natural catastrophes;

•

XL Capital’s ability to realize the expected benefits of the collateralized quota share reinsurance treaty that it entered into in the fourth quarter of 2005 with respect to specified portions of its property catastrophe and retrocessional lines of business;

•	the timely and full recoverability of reinsurance placed by XL Capital with third parties, or other amounts due to XL Capital;

•	changes in the projected amount of ceded reinsurance recoverables and the ratings and creditworthiness of reinsurers;

•

the size of XL Capital’s claims relating to the hurricane and tsunami losses described in XL Capital’s Form 10-K for the fiscal year ended December 31, 2006 may change due to the preliminary nature of some of the reports and estimates of loss and damage to date;

•	the timing of claims payments being faster or the receipt of reinsurance recoverables being slower than anticipated by XL Capital;

•	ineffectiveness or obsolescence of XL Capital’s business strategy due to changes in current or future market conditions;

•	increased competition on the basis of pricing, capacity, coverage terms or other factors;

•

greater frequency or severity of claims and loss activity, including as a result of natural or man-made catastrophic events, than XL Capital’s underwriting, reserving or investment practices anticipate based on historical experience or industry data;

•	developments in the world’s financial and capital markets that adversely affect the performance of XL Capital’s investments and XL Capital’s access to such markets;

•	the potential impact on XL Capital from government-mandated insurance coverage for acts of terrorism;

•	the potential impact of variable interest entities or other off-balance sheet arrangements on XL Capital;

•

developments in bankruptcy proceedings or other developments related to bankruptcies of companies insofar as they affect property and casualty insurance and reinsurance coverages or claims that XL Capital may have as a counterparty;

•	availability of borrowings and letters of credit under XL Capital’s credit facilities;

•	changes in regulation or tax laws applicable to XL Capital or its subsidiaries, brokers or customers;

•	acceptance of XL Capital’s products and services, including new products and services;

•	changes in the availability, cost or quality of reinsurance;

•	changes in the distribution or placement of risks due to increased consolidation of insurance and reinsurance brokers;

•	loss of key personnel;

•	the effects of mergers, acquisitions and divestitures;

•	changes in ratings, rating agency policies or practices;

•	changes in accounting policies or practices or the application thereof;

•	legislative or regulatory developments;

•	changes in general economic conditions, including inflation, foreign currency exchange rates and other factors;

•	the effects of business disruption or economic contraction due to war, terrorism or other hostilities; and

•	the other factors set forth in XL Capital’s other documents on file with the SEC as well as management’s response to any of the aforementioned factors.

          The foregoing review of important factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included or incorporated herein or elsewhere. XL Capital undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

CAPITALIZATION

          The following table sets forth the consolidated capitalization of XL Capital as of December 31, 2006, on an actual basis and as adjusted to give effect to the issuance of the Series E Preference Shares in this offering and the use of proceeds thereof.

          You should read the following information in conjunction with our consolidated financial statements and the notes to those financial statements and the information under the heading “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Form 10-K for the year ended December 31, 2006, which is incorporated by reference in this prospectus supplement and the accompanying prospectus.

	As of December 31, 2006

	Actual	As Adjusted(1)

	(Audited)
	($ in thousands, except share and per share amounts)
Debt:
364-day Revolver	$—	$—
5 and 3-year Revolvers	—	—
5-year Revolver	—	—
5-year Revolver(2)	—	—
6.58% Guaranteed Senior Notes due 2011	255,000	255,000
6.50% Guaranteed Senior Notes due 2012	598,396	598,396
2.53% Senior Notes due 2009	825,000	825,000
5.25% Senior Notes due 2014	594,980	594,980
6.375% Senior Notes due 2024	350,000	350,000
5.25% Senior Notes due 2011	745,000	745,000

Total debt	$3,368,376	$3,368,376

Shareholders’ Equity:
Series A Preference Ordinary Shares; $0.01 par value per share, 9,200,000 shares issued and outstanding (actual and as adjusted for this offering	$92	$92
Series B Preference Ordinary Shares; $0.01 par value per share, 11,500,000 shares issued and outstanding (actual and as adjusted)	115	115
Series C Preference Ordinary Shares; $0.01 par value per share, no shares issued and outstanding (actual and as adjusted)	—	—
Series D Preference Ordinary Shares; $0.01 par value per share, no shares issued and outstanding (actual and as adjusted)	—	—
Fixed/Floating Series E Preference Shares; $0.01 par value per share, no shares issued and outstanding (actual); 1,000,000 shares issued and outstanding (as adjusted)	—	10
Class A Ordinary Shares; $0.01 par value per share, 180,983,611 shares issued and outstanding (actual); 169,253,820 shares issued and outstanding (as adjusted, based on a closing share price of $70.76 on March 7, 2007)	1,810	1,693
Additional paid in capital	6,451,569	7,053,964
Accumulated other comprehensive income	411,405	411,405
Retained earnings	3,266,175	2,820,887

Total shareholders’ equity	$10,131,166	$10,288,166

Total capitalization	$13,499,542	$13,656,542

(1)

Assumes the proceeds of the issuance of the Series E preference shares will be used to (i) purchase approximately $830 million of the Company’s Class A ordinary shares and (ii) for general corporate purposes, in particular, to refinance the Company’s indebtedness and other components of the Company’s capital structure.

(2)	Available for the SCA group only.

USE OF PROCEEDS

          We estimate our aggregate net proceeds from this offering of Series E Preference Shares will be approximately $987 million, after deducting underwriting discounts and estimated offering expenses. We intend to use the net proceeds from the sale of the Series E Preference Shares for the purchase of approximately $830 million of our Class A ordinary shares from time to time and for general corporate purposes, in particular, to refinance our indebtedness and other components of our capital structure. Please see the section entitled “Capitalization” for a description of the interest rates and maturities of our indebtedness.

RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERENCE ORDINARY
SHARE DIVIDENDS

          The ratio of earnings to fixed charges and the ratio of earnings to combined fixed charges and preference ordinary share dividends of XL Capital for each of the periods indicated are as follows:

	Fiscal Year Ended December 31,

	2006	2005	2004	2003	2002

Ratio of Earnings to Fixed Charges	4.0x	**	4.8x	2.8x	3.0x
Ratio of Earnings to Combined Fixed Charges and Preference Ordinary Share Dividends	3.7x	**	4.2x	2.4x	2.9x

**	For the year ended December 31, 2005, earnings were insufficient to cover fixed charges by approximately $1.4 billion.

          We have computed the foregoing ratios by dividing (1) income from continuing operations before income taxes, minority interest and income or loss from equity investees plus the sum of fixed charges, amortization of capitalized interest and distributed income of equity investees, less minority interest, by (2) the sum of fixed charges and where indicated, preference ordinary share dividends. Fixed charges consist of interest expense on all indebtedness (including amortization of deferred financing costs) and the portion of operating lease rental expense that is representative of the interest factor (deemed to be 30% of operating lease rentals).

DESCRIPTION OF THE SERIES E PREFERENCE SHARES

          The following description of the Series E Preference Shares includes a summary of certain provisions of our Memorandum and Articles of Association, as well as the XL Capital Board Resolutions designating the rights, preferences and other terms of the Series E Preference Shares being offered by this prospectus supplement. For a complete description of the terms and provisions of the Series E Preference Shares, you should refer to the accompanying prospectus, our Memorandum and Articles of Association and the XL Capital Board Resolutions, which are incorporated by reference herein. A copy of the XL Capital Board Resolutions designating the rights, preferences and other terms of the Series E Preference Shares being offered by this prospectus supplement will be filed as an exhibit to our registration statement by means of a Current Report on Form 8-K. Copies of our Memorandum and Articles of Association were filed as exhibits to our Annual Report on Form 10-K filed for the year ended December 31, 2006 and are incorporated by reference into this prospectus supplement and the accompanying prospectus. See “Certain Tax Considerations” elsewhere in this prospectus supplement for a summary of certain material U.S. federal and Cayman Islands tax consequences applicable to holders of Series E Preference Shares. In this section, references to “XL Capital,” “we,” “us,” “our” and “ours” refer to XL Capital Ltd and not any of its subsidiaries.

General

          The Board of Directors of XL Capital on September 15, 2005 and February 23, 2007, and a Committee comprising Brian M. O’Hara, President and Chief Executive Officer, Michael P. Esposito, Chairman of the Board of Directors, and Herbert Haag, a director of XL Capital, on March, 2007 pursuant to authorization given to such Committee by the Board of Directors, approved the resolutions setting forth the specific rights, preferences, limitations and other terms of the Series E Preference Shares (collectively, the “XL Capital Board Resolutions”). When issued and paid for as contemplated by this prospectus supplement and registered in XL Capital’s Register of Members in accordance with XL Capital’s Memorandum and Articles of Association, the Series E Preference Shares will be legally and validly issued, fully paid and non-assessable. Holders of the Series E Preference Shares will have no preemptive rights with respect to any securities of XL Capital. The Series E Preference Shares will not be subject to any sinking fund. Unless redeemed by us as provided herein, the Series E Preference Shares will have a perpetual term, with no maturity.

          The Board of Directors of XL Capital may from time to time create and issue preference ordinary shares of other series without the approval of XL Capital’s shareholders and may fix the relative rights, preferences and limitations of such securities. As of March 12, 2007, XL Capital had not issued, or committed to issue, any preference ordinary shares which would have ranked senior to or junior to the Series E Preference Shares and XL Capital had outstanding the following preference ordinary shares which will rank pari passu with the Series E Preference Shares:

•	9,200,000 Series A Cumulative Preference Ordinary Shares, liquidation preference $25 per share; and

•	11,500,000 Series B Cumulative Preference Ordinary Shares, liquidation preference $25 per share.

          In addition, XL Capital has the right (and in certain events the obligation) to issue (i) up to a total of 20,000,000 Series C Cumulative Preference Ordinary Shares, liquidation preference $25 per share, pursuant to the terms of a contingent capital facility that XL Capital entered into in 2003 and (ii) up to a total of 350,000 Series D Non-Cumulative Perpetual Preferred Shares, liquidation preference $1,000 per share, pursuant to the terms of a contingent capital facility that XL Capital entered into in 2006. Each of these shares will, if issued, similarly rank pari passu with the Series E Preference Shares as to the payment of dividends with respect to an applicable Dividend Period and the distribution of assets upon the liquidation, dissolution or winding up of XL Capital.

          XL Capital may from time to time in the future issue one or more additional series of preference ordinary shares which would rank pari passu with or junior to the Series E Preference Shares and XL Capital’s other preference ordinary shares as described under “—Ranking.” Unless previously redeemed or called for redemption, certain transactions that would vary the rights of holders of the Series E Preference Shares will not be permitted without the approval of a special resolution in writing by holders of all of the Series E Preference Shares or the sanction of a special resolution passed by two-thirds of the votes cast at a separate meeting of holders of Series E Preference Shares, subject to any requirements of Cayman Islands law. Section 60 of the Cayman Islands Companies Law defines a resolution as a special resolution when (i) it has been passed by a majority of not less than two-thirds (or such greater number as may be specified in the articles of association of the company) of such members as, being entitled to do so, vote in person or, where proxies are allowed, by proxy at a general meeting of which notice specifying the intention to propose the resolution as a special resolution has been duly given, or (ii) if so authorized by its articles of association, it has been approved in writing by all of the members entitled to vote at a general meeting of the company. Under XL Capital’s Memorandum and Articles of Association, at every separate meeting of holders of Series E Preference Shares, the necessary quorum will be any one or more persons present in person or by proxy holding not less than 50% of the issued shares of that class. The rights conferred upon holders of Series E Preference Shares will not be deemed to be varied by the creation or issue of any further class or series of shares ranking pari passu with or junior to the Series E Preference Shares or convertible into or exchangeable for any class or series of preference ordinary shares ranking pari passu with or junior to the Series E Preference Shares as to the payment of dividends and the distribution of assets upon the liquidation, dissolution or winding up of XL Capital. See “—Voting Rights” and “Ranking.”

          XL Capital currently conducts substantially all its operations through its subsidiaries, and its subsidiaries generate substantially all of its operating income and cash flow. As a result, distributions and advances from XL Capital’s subsidiaries are the principal source of funds necessary to meet its dividend, redemption and liquidation preference payment obligations. Contractual provisions or laws, as well as the financial condition and operating and regulatory requirements of XL Capital’s subsidiaries, may limit XL Capital’s ability to obtain the cash required to satisfy its obligations, including dividend, redemption and liquidation preference payments on the Series E Preference Shares. For a description of certain regulatory restrictions on the payment of dividends by XL Capital’s subsidiaries, see Note 26 of the notes to XL Capital’s consolidated financial statements included in XL Capital’s Annual Report on Form 10-K for the year ended December 31, 2006, which is incorporated by reference in this prospectus supplement and the accompanying prospectus.

Dividends

          The rights of holders of the Series E Preference Shares to receive dividends are non-cumulative. Accordingly, to the extent dividends are neither declared nor paid in respect of any Dividend Period in respect of the Series E Preference Shares, holders of the Series E Preference Shares will have no right to receive some or all of the dividends in respect of that Dividend Period and XL Capital will have no obligation to pay some or all of the dividends in respect of that Dividend Period in respect of the Series E Preference Shares, whether or not dividends are payable in respect of any future Dividend Period.

          During the Series E Fixed Rate Period, holders of Series E Preference Shares will be entitled to receive, when, as and if declared by the Board of Directors of XL Capital, cash dividends at a fixed annual rate equal to     % of the $1,000 liquidation preference per share on April 15 and October 15 of each year, commencing on October 15, 2007. In the event that a Dividend Payment Date during the Series E Fixed Rate Period is not a Business Day, any dividend then due and payable will instead be paid on the immediately following Business Day and no further sum will be payable in respect of such delay. During the Series E Fixed Rate Period, dividends payable with respect to any full Dividend Period will be computed on the basis of a 360-day year consisting of twelve 30-day months and dividends payable for any Dividend Period that is not a full Dividend Period will be computed on the basis of the actual number of days elapsed during the Dividend Period, in each case rounding the resulting figure to the nearest cent (half a cent being rounded upwards).

          During the Series E Floating Rate Period, holders of Series E Preference Shares will be entitled to receive, when, as and if declared by the Board of Directors of XL Capital, cash dividends at a floating annual rate equal to Three-Month LIBOR (as defined below), plus     % on the liquidation preference of $1,000 per share on January 15, April 15, July 15 and October 15 of each year. In the event that a Dividend Payment Date during the Series E Floating Rate Period would otherwise fall on a day that is not a Business Day, such Dividend Payment Date will be postponed to the immediately following Business Day and the applicable Dividend Period will end on, but exclude, such immediately following Business Day. During the Series E Floating Rate Period, dividends will be calculated by applying the Series E Floating Rate to the liquidation preference of $1,000 per share and multiplying such product by the actual number of days in the Dividend Period divided by 360 and rounding the resulting figure to the nearest cent (half a cent being rounded upwards).

          “Three-Month LIBOR” with respect to any Dividend Period shall be the rate (expressed as a percentage per annum) for deposits in United States dollars for a three-month period beginning on the first day of such Dividend Period that appears on Reuters LIBOR01 Page (as defined below) as of 11:00 a.m., London time, on the Determination Date (as defined below). If the Reuters LIBOR01 Page as of 11:00 a.m., London time, does not include the applicable rate or is unavailable on the Determination Date, the calculation agent will request the principal London office of each of four major banks in the London interbank market, as selected by the calculation agent, to provide that bank’s offered quotation (expressed as a percentage per annum) as of approximately 11:00 a.m., London time, on the Determination Date to prime banks in the London interbank market for deposits in a Representative Amount (as defined below) for a three-month period beginning on the first day of that Dividend Period. If at least two offered quotations are so provided, LIBOR for the Dividend Period will be the arithmetic mean (rounded upward if necessary to the nearest whole multiple of 0.00001%) of those quotations. If fewer than two quotations are so provided, the calculation agent will request each of three major banks in New York City, as selected by the calculation agent, to provide that bank’s rate (expressed as a percentage per annum), as of approximately 11:00 a.m., New York City time, on the Determination Date for loans in a Representative Amount to leading European banks for a three-month period beginning on the first day of that Dividend Period. If at least three rates are so provided, LIBOR for the Dividend Period will be the arithmetic mean (rounded upward if necessary to the nearest whole multiple of 0.00001%) of those rates. If fewer than three rates are so provided, then LIBOR for the Dividend Period will be LIBOR in effect with respect to the immediately preceding Dividend Period.

          “Business Day” means a day on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealings in foreign exchange and foreign currency deposits) in Bermuda, the Cayman Islands, London and New York City.

          “Determination Date” with respect to any Dividend Period will be the second London Banking Day preceding the first day of that Dividend Period. London Banking Day is any day in which dealings in United States dollars are transacted or, with respect to any future date, are expected to be transacted in the London interbank market.

          “Representative Amount” means a principal amount of not less than $1,000,000 for a single transaction in the relevant market at the relevant time.

          “Reuters LIBOR01 Page” means the display designated on page LIBOR01 on the Reuters Page (or such other page as may replace the LIBOR01 page on the Reuters Page or such other service as may be nominated by the British Bankers Association for the purpose of displaying London interbank offered rates for U.S. Dollar deposits).

          “Reuters Page” means the display on Reuters Money 3000 Service, or any successor service.

          Dividends on the Series E Preference Shares, if declared, will begin to accrue from the date of original issuance or the most recent Dividend Payment Date. If declared, dividends will be payable to holders of record as they appear in XL Capital’s Register of Members at the close of business on the applicable record date, which will be one day prior to the Dividend Payment Date as long as all of the Series E Preference Shares remain in book-entry form. If all of the Series E Preference Shares are not in book-entry form, the record date will be 15 days prior to the Dividend Payment Date for the Series E Preference Shares, irrespective of whether or not such record date is a Business Day.

          No dividends on the Series E Preference Shares will be declared by the Board of Directors of XL Capital, or paid or set apart for payment by XL Capital, at any time during which the terms and provisions of any of XL Capital’s agreements, including any agreement relating to XL Capital’s indebtedness, would prohibit a declaration, payment or setting apart for payment of a dividend or provide that such a declaration, payment or setting apart for payment would constitute a breach or a default or would not be permitted thereunder. No dividends on the Series E Preference Shares will be declared or paid or set apart for payment if prohibited by applicable law or regulation.

          As long as any Series E Preference Shares are outstanding, no dividends or other distributions may be declared or paid or set apart for payment on any class or series of shares ranking pari passu with the Series E Preference Shares as to the payment of dividends and the distribution of amounts upon any liquidation, dissolution or winding up of XL Capital, as further described in the XL Capital Board Resolutions and “—Ranking” (the “Parity Shares”), for any period unless either (1) full dividends have been, or contemporaneously are, declared and paid or declared and a sum sufficient for the payment thereof set apart for such payments on the Series E Preference Shares for the then-current Dividend Period, or (2) all dividends declared upon the Series E Preference Shares and any Parity Shares are declared pro rata so that the amount of dividends declared per share on the Series E Preference Shares and any Parity Shares will in all cases bear to each other the same ratio that accrued and unpaid dividends per share on the Series E Preference Shares (with respect to the then-current Dividend Period) and such Parity Shares bear to each other.

          As long as any Series E Preference Shares are outstanding, (i) no dividends (other than those paid in ordinary shares or other shares ranking junior in right of payment to the Series E Preference Shares as to dividends and the distribution of assets upon any liquidation, dissolution or winding up of XL Capital (together with the ordinary shares, “Fully Junior Shares”)) may be declared or paid or set apart for payment upon any ordinary shares or other shares ranking junior in right of payment to the Series E Preference Shares as to dividends or the distribution of assets upon any liquidation, dissolution or winding up of XL Capital (together with the ordinary shares, “Junior Shares”), (ii) no other distribution (other than those paid in Fully Junior Shares) may be declared or paid or set apart for payment upon any Junior Shares, and (iii) no Junior Shares may be redeemed, purchased or otherwise acquired (other than a redemption, purchase or other acquisition of ordinary shares made for purposes of any employee incentive, stock, benefit or any similar plan of XL Capital or any of its subsidiaries) for any consideration (or any moneys be paid to or made available for a sinking fund or the redemption of any Junior Shares) by XL Capital (except by conversion into or exchange for Fully Junior Shares), unless, in any such case, full dividends on the Series E Preference Shares and any Parity Shares have been or contemporaneously are declared and paid, or declared and a sum sufficient for the payment thereof set apart for payment, for the then-current Dividend Period.

          Subject to applicable law, any dividend payment unclaimed for a period of six years from the date of declaration of such dividend shall be forfeited and shall revert to XL Capital, and the payment by the Board of Directors of XL Capital of any unclaimed dividend, interest or other sum payable on or in respect of the share into a separate account will not make XL Capital a trustee thereof.

Payment of Additional Amounts

          XL Capital will make all payments on the Series E Preference Shares free and clear of, and without deduction or withholding for or on account of, any present or future taxes, assessments or other governmental charges imposed by any jurisdiction, political subdivision or taxing authority described in the second paragraph under “—Redemption—Tax Redemption,” unless the deduction or withholding of such taxes, assessments or other governmental charges is required by law, regulations or rulings or the application or official interpretation of such law, regulations or rulings. In such a case, XL Capital will pay, or cause to be paid, additional amounts to the registered holders of the Series E Preference Shares as additional dividends to make up for any deduction or withholding for any present or future taxes, assessments or other governmental charges imposed by any jurisdiction, political subdivision or taxing authority described in the second paragraph under “—Redemption—Tax Redemption” in respect of any amounts that XL Capital or a successor corporation must pay with respect to the Series E Preference Shares, so that the net amounts paid to holders of the Series E Preference Shares, after that deduction or withholding, shall equal the respective amounts that would have been receivable by such holders had no such withholding or deduction been required. For the avoidance of doubt, all references to payments on the Series E Preference Shares, including, without limitation, payments of liquidation amounts, redemption prices and dividends, shall be deemed to include the payment of any such additional dividends in respect of additional amounts. However, XL Capital will not be obligated to pay additional amounts to any holder of Series E Preference Shares that:

•

resides in or is a citizen of the jurisdiction, political subdivision or taxing authority imposing the taxes, assessments or other governmental charges that would otherwise trigger XL Capital’s obligation to pay additional amounts; or

•

is a fiduciary, partnership, limited liability company or other pass-through entity if, and to the extent that, the payment of additional amounts would be required by a jurisdiction, political subdivision or taxing authority described in the second paragraph under “—Redemption—Tax Redemption” to be included in the income for tax purposes of a beneficiary or settlor with respect to that fiduciary or a member of that partnership, limited liability company or other pass-through entity who would not have been entitled to any additional amounts had that beneficiary, settlor or member held those Series E Preference Shares directly.

          In addition, XL Capital will not be obligated to pay any additional amounts to any holder of Series E Preference Shares on account of:

•

any tax, assessment or other governmental charge that would not have been imposed but for the existence of any present or former connection between the holder of a Series E Preference Share and the taxing jurisdiction or political subdivision, or any Series E Preference Share presented for payment more than 30 days after the relevant date, which means, in respect of any payment, the date on which such payment first becomes due and payable, but if the full amount of the moneys payable has not been received by the depositary on or prior to such due date, it means the first date on which the full amount of such moneys having been so received and being available for payment to holders of the Series E Preference Shares, and notice to that effect shall have been duly given to holders of the Series E Preference Shares;

•	any estate, inheritance, gift, sales, transfer, personal property or similar tax, assessment or other governmental charge;

•

any tax, assessment or other governmental charge that is payable other than by withholding or deduction from payment of the liquidation preference of or any dividends on the Series E Preference Shares;

•

any tax, assessment or other governmental charge that is imposed or withheld by reason of the failure by the holder or the beneficial owner of the Series E Preference Shares to promptly comply with a request by XL Capital to (i) provide information, documents, certifications or other evidence concerning the nationality, residence or identity of the holder or beneficial owner of such Series E Preference Shares or (ii) make and deliver any declaration or other similar claim, other than a claim for refund of a tax, assessment or other governmental charge withheld by XL Capital, or satisfy any information or reporting requirements, which, in the case of clause (i) or (ii) of this sentence, is required or imposed by a statute, treaty, regulation or administrative practice of the taxing jurisdiction as a precondition to exemption from all or part of that tax, assessment or other governmental charge; or

•	any combination of the items identified by the bullet points above.

          XL Capital’s obligation to make any payments of such additional amounts with respect to dividends (including any accrued and unpaid dividends relating to any redemption payments or payments on liquidation, dissolution or winding up of XL Capital) is subject to the limitation based on distributable profits described under “—Certain Restrictions on Payment of Dividends” and “—Certain Restrictions on Redemption or Purchase of Shares” and to applicable law.

Certain Restrictions on Payment of Dividends

          XL Capital’s Memorandum and Articles of Association provide that no dividend shall be payable except out of XL Capital’s profits, realized or unrealized, or out of monies otherwise available for dividends in accordance with Cayman Islands law. Under Cayman Islands law, XL Capital may not lawfully pay a dividend out of the share premium account unless, immediately following the date on which the dividend is proposed to be paid, XL Capital shall be able to pay its debts as they become due in the ordinary course of business. In addition, XL Capital’s directors are, as a matter of prudence, required to ensure that any dividend declared or paid is not of an amount that reduces XL Capital’s reserves to a level that is not sufficient to meet the reserve requirements of XL Capital’s business.

Certain Restrictions on Redemption or Purchase of Shares

          Prior to or concurrent with the original issuance of the Series E Preference Shares, XL Capital will enter into a replacement capital covenant for the benefit of persons that hold specified series of our long-term indebtedness providing that we will not redeem or repurchase the Series E Preference Shares on or before April 15, 2047 (which date may be extended at the option of XL Capital), unless during the six months prior to the date of that redemption or repurchase, we receive a specified amount of proceeds from the sale of ordinary shares and certain other securities that have characteristics that are the same as, or more equity-like than, the applicable characteristics of the Series E Preference Shares at that time of redemption or repurchase. The replacement capital covenant is not intended for the benefit of holders of the Series E Preference Shares and is not enforceable by them, and the replacement capital covenant is not a term of the Series E Preference Shares. See “Certain Terms of the Replacement Capital Covenant” in this prospectus supplement.

          Under Cayman Islands law, XL Capital may not redeem or purchase the Series E Preference Shares, except out of XL Capital’s profits, from the proceeds of a new issue of shares made for the purpose of the redemption or purchase, out of capital or from the share premium account. A payment out of capital or the share premium account is not lawful unless immediately following the date on which the payment is proposed to be made, XL Capital is able to pay its debts as they fall due in the ordinary course of business. The premium, if any, payable on redemption or purchase must be provided for out of XL Capital’s profits that would otherwise be available for dividend or distribution or out of XL Capital’s share premium account before or at the time the Series E Preference Shares are redeemed or purchased.

Liquidation Preference

          Upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of XL Capital, holders of the Series E Preference Shares will be entitled to receive from its assets legally available for distribution to shareholders, as a liquidation preference, $1,000 per share plus any declared but unpaid dividends with respect to the then-current Dividend Period to the date fixed for distribution before any distribution is made to holders of any Junior Shares, without interest on such declared but unpaid dividends and without accumulation of dividends for any prior Dividend Period to the extent not declared and payable in respect of such Dividend Period.

          After payment of the full amount of the liquidating distributions to which they are entitled, holders of outstanding Series E Preference Shares will have no right or claim to any of XL Capital’s remaining assets. In the event that, upon any such voluntary or involuntary liquidation, dissolution or winding up of XL Capital, XL Capital’s available assets are insufficient to pay the amount of the liquidating distributions on all outstanding Series E Preference Shares and the corresponding amounts payable on all Parity Shares, then holders of such Series E Preference Shares and all such Parity Shares shall share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

          If liquidating distributions shall have been made in full to all holders of the Series E Preference Shares and all Parity Shares, XL Capital’s remaining assets will be distributed among holders of any Junior Shares according to their respective rights and preferences and, in each case, according to their respective number of shares. For such purposes, a consolidation, amalgamation, merger, arrangement or reconstruction involving XL Capital or the sale or transfer of all or substantially all of the shares or the property or business of XL Capital will not be deemed to constitute a liquidation, dissolution or winding up.

Redemption

          The Series E Preference Shares will be issued as perpetual securities with no fixed maturity date and holders of the Series E Preference Shares will not have any rights to require XL Capital to redeem their Series E Preference Shares at any time.

          Except as described below under “—Redemption upon the Submission of Certain Shareholder Proposals,” “—Tax Redemption” and “—Rating Redemption,” the Series E Preference Shares may not be redeemed at the option of XL Capital prior to April 15, 2017. From or after April 15, 2017, XL Capital, at its option, upon not less than 30 nor more than 60 days’ prior written notice, may redeem the Series E Preference Shares in whole at any time or from time to time in part, for cash at a redemption price of $1,000 per share plus any declared but unpaid dividends with respect to the then-current Dividend Period to the date of redemption, without interest on such declared but unpaid dividends and without accumulation of dividends for any prior Dividend Period to the extent not declared and payable in respect of such Dividend Period. Holders of any Series E Preference Shares to be redeemed will be entitled to the redemption price following the surrender of certificates for such shares at the place designated in the notice.

          If fewer than all of the outstanding Series E Preference Shares are to be redeemed at the option of XL Capital, the number of shares to be redeemed will be determined by XL Capital in its discretion and such shares may be redeemed pro rata from holders of record of Series E Preference Shares in proportion to the number of such shares held by such holders (with adjustments to avoid redemption of fractional shares), or by lot.

          Unless the full dividends on the Series E Preference Shares and all Parity Shares for the then-current Dividend Period shall have been declared and paid, or declared and a sum sufficient for the payment thereof set apart for payment on or prior to the date of such redemption, purchase or other acquisition, no Series E Preference Shares or Parity Shares may be redeemed, purchased or otherwise acquired by XL Capital unless all outstanding Series E Preference Shares and any Parity Shares are redeemed; provided that XL Capital may acquire fewer than all of the outstanding Series E Preference Shares or Parity Shares pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding Series E Preference Shares and Parity Shares.

          Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of record of Series E Preference Shares to be redeemed at the address shown in XL Capital’s Register of Members; provided that, if the Series E Preference Shares are held in book-entry form through DTC, XL Capital may give notice in any manner permitted by DTC. Each notice will state, as appropriate: (i) the redemption date; (ii) the number of Series E Preference Shares to be redeemed; (iii) the redemption price; (iv) the place or places where certificates for such Series E Preference Shares are to be surrendered for payment of the redemption price if any such certificates are outstanding; and (v) where applicable, that dividends on such Series E Preference Shares to be redeemed will cease to accrue on such redemption date. If fewer than all Series E Preference Shares are to be redeemed, the notice provided to each such holder thereof will also specify the number of the Series E Preference Shares to be redeemed from such holder. If notice of redemption of the Series E Preference Shares has been given and if the funds necessary for such redemption have been set apart by XL Capital in trust for the benefit of holders of the Series E Preference Shares so called for redemption, then from and after the redemption date, dividends will cease to accrue on such Series E Preference Shares being redeemed, such Series E Preference Shares will no longer be deemed to be outstanding and all rights of holders of such shares will terminate, except the right to receive the redemption price.

          If a redemption date falls after a dividend record date with respect to which a dividend has been declared and prior to the corresponding Dividend Payment Date, holders of the Series E Preference Shares at the close of business on the dividend record date will be entitled to receive the dividend payable with respect to the Series E Preference Shares on the corresponding Dividend Payment Date notwithstanding the redemption thereof between the dividend record date and the corresponding Dividend Payment Date or a default in the payment of the dividend due on such Dividend Payment Date.

          Subject to (i) the replacement capital covenant described under “—Certain Restrictions on Redemption or Purchase of Shares,” (ii) certain limitations contained in XL Capital’s Memorandum and Articles of Association, (iii) any special rights granted to any of XL Capital’s issued and outstanding shares, (iv) applicable law and (v) XL Capital’s requirement to make a purchase or exchange offer on the same terms to holders of all outstanding Series E Preference Shares and Parity Shares, XL Capital may, at any time and from time to time, acquire outstanding Series E Preference Shares in the open market, by tender to all holders of Series E Preference Shares, by private agreement or otherwise as XL Capital sees fit. Any Series E Preference Shares that XL Capital acquires for its own account (other than in the ordinary course of business of dealing in securities) will be canceled by XL Capital and will no longer be issued and outstanding.

Redemption upon the Submission of Certain Shareholder Proposals

          At any time prior to April 15, 2017, provided that at such time, some or all of the Series E Preference Shares are outstanding, if XL Capital (i) shall have submitted to holders of its ordinary shares a proposal concerning an amalgamation, consolidation, merger, arrangement, reconstruction, reincorporation, deregistration or any other similar transaction involving XL Capital that requires, or (ii) shall have submitted any proposal for any other matter that, as a result of any change in Cayman Islands law after the date of this prospectus supplement (whether by enactment or official interpretation) requires, in each case, a vote of holders of the Series E Preference Shares at the time outstanding, voting separately as a single class (alone or with one or more other classes or series of preference ordinary shares), then XL Capital will have the option, upon not less than 30 nor more than 60 days’ prior written notice in accordance with the procedures described under “—Redemption,” to redeem all of the outstanding Series E Preference Shares for cash at a redemption price equal to the applicable Make Whole Amount for the Series E Preference Shares, plus any declared but unpaid dividends with respect to the then-current Dividend Period to the date of redemption, without interest on such declared but unpaid dividends and without accumulation of dividends for any prior Dividend Period to the extent not declared and payable in respect of such Dividend Period.

          Our ability to redeem the Series E Preference Shares will be limited by the terms of a replacement capital covenant that we will enter into in connection with this offering.

Tax Redemption

          XL Capital will have the option to redeem the Series E Preference Shares for cash at any time, in whole but not in part, upon not less than 30 nor more than 60 days’ prior written notice in accordance with the procedures described under “—Redemption,” at a redemption price of $1,000 per share plus any declared but unpaid dividends with respect to the then-current Dividend Period to the date of redemption, without interest on such declared but unpaid dividends and without accumulation of dividends for any prior Dividend Period to the extent not declared and payable in respect of such Dividend Period, if (i) there is a “change in tax law” that would require XL Capital or any successor corporation to pay any additional amounts with respect to the Series E Preference Shares and (ii) the payment of such additional amounts cannot be avoided by the use of any reasonable measures available to XL Capital or any successor corporation.

          A “change in tax law” that would trigger the provisions of the preceding paragraph would be (i) a change in or amendment to laws, regulations or rulings of any jurisdiction, political subdivision or taxing authority described in the next sentence, (ii) a change in the official application or interpretation of those laws, regulations or rulings or (iii) any execution of or amendment to any treaty affecting taxation to which any jurisdiction, political subdivision or taxing authority described in the next sentence is party after the date of this prospectus supplement. The jurisdictions, political subdivisions and taxing authorities referred to in the previous sentence are (a) the Cayman Islands or any political subdivision or governmental authority of or in the Cayman Islands with the power to tax, (b) any jurisdiction from or through which XL Capital or its paying agent is making payments on the Series E Preference Shares or any political subdivision or governmental authority of or in that jurisdiction with the power to tax or (c) any other jurisdiction in which XL Capital or a successor corporation is organized or generally subject to taxation or any political subdivision or governmental authority of or in that jurisdiction with the power to tax.

          In addition, XL Capital will have the option to redeem the Series E Preference Shares for cash at any time, in whole but not in part, upon not less than 30 nor more than 60 days’ prior written notice in accordance with the procedures set forth under “—Redemption” at a redemption price of $1,000 per share plus any declared but unpaid dividends with respect to the then-current Dividend Period to the date of redemption, without interest on such declared but unpaid dividends and without accumulation of dividends for any prior Dividend Period to the extent not declared and payable in respect of such Dividend Period, if the entity formed by a consolidation, merger or amalgamation involving XL Capital or the entity to which it conveys, transfers or leases substantially all of its properties and assets is required to pay additional amounts in respect of any tax, assessment or governmental charge imposed on any holder of Series E Preference Shares as a result of a change in tax law that occurred after the date of the consolidation, merger, amalgamation, conveyance, transfer or lease and the payment of those amounts cannot be avoided by any reasonable measures available to XL Capital.

          Our ability to redeem the Series E Preference Shares will be limited by the terms of a replacement capital covenant that we will enter into in connection with this offering.

Rating Redemption

          If at any time following the original date of issuance of the Series E Preference Shares there shall occur a Rating Agency Event in respect of the Series E Preference Shares, then XL Capital will have the option, upon not less than 30 nor more than 60 days’ prior written notice in accordance with the procedures described under “—Redemption,” to redeem all of the outstanding Series E Preference Shares for cash at a redemption price equal to the applicable Make Whole Amount for the Series E Preference Shares, plus any declared but unpaid dividends with respect to the then-current Dividend Period to the date of redemption, without interest on such declared but unpaid dividends and without accumulation of dividends for any prior Dividend Period to the extent not declared and payable in respect of such Dividend Period.

          For purposes of the preceding paragraph, “Rating Agency Event” means a change by any nationally recognized statistical rating organization within the meaning of Rule 15c3-1 under the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), that currently publishes a rating for XL Capital (a “Rating Agency”) to XL Capital’s equity credit criteria for the Series E Preference Shares, as such criteria are in effect on the date of this prospectus supplement (the “Current Criteria”), which change results in (i) the shortening of the length of time for which such current equity credit is scheduled to be in effect with respect to the Series E Preference Shares or (ii) a lower equity credit being given to the Series E Preference Shares as of the date of such change than the equity credit that would have been assigned to the Series E Preference Shares as of the date of such change by such Rating Agency pursuant to its Current Criteria.

          Our ability to redeem the Series E Preference Shares will be limited by the terms of a replacement capital covenant that we will enter into in connection with this offering.

Make Whole Amount

          With respect to the Series E Preference Shares, the “Make Whole Amount” for any redemption date will be equal to the greater of (i) the aggregate liquidation preference of the Series E Preference Shares to be redeemed and (ii) the sum of the present values of the aggregate liquidation preference of the Series E Preference Shares to be redeemed and the remaining scheduled payments of dividends on the Series E Preference Shares to be redeemed up to but excluding April 15, 2017 discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at a rate equal to the Treasury Rate (as defined below) plus     basis points.

          For the purposes of the preceding paragraph:

•

“Comparable Treasury Issue” means the United States Treasury security selected by the Reference Treasury Dealer as having a maturity comparable to the period from and including the redemption date to but excluding April 15, 2017, that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to such period of time. If no United States Treasury security has a maturity which is within a period from three months before to three months after the remaining life, the two most closely corresponding United States Treasury securities, as selected by the Reference Treasury Dealer, shall be used as the Comparable Treasury Issue, and the adjusted Treasury Rate shall be interpolated or extrapolated on a straight-line basis, rounding to the nearest month, using such securities.

•

“Comparable Treasury Price” means, with respect to any redemption date, (i) the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third Business Day preceding such redemption date, as set forth in the H.15 Daily Update published on such Business Day, or (ii) if such release (or any successor release) is not published or does not contain prices on such Business Day, the Reference Treasury Dealer Quotation actually obtained by the calculation agent for such redemption date.

•	“H.15 (519)” means the weekly statistical release entitled “H. 15 (519) Selected Interest Rates,” or any successor publication, published by the Board of Governors of the Federal Reserve System.

•	“H.15 Daily Update” means the daily update of H. 15 (519) available through the world wide website of the Board of Governors of the Federal Reserve System or any successor site or publication.

•	“Reference Treasury Dealer” means a nationally recognized investment bank that is a primary U.S. government securities dealer in New York City selected by XL Capital.

•

“Reference Treasury Dealer Quotation” means, with respect to the Reference Treasury Dealer and any redemption date, the average, as determined by the calculation agent, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the calculation agent by the Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding such redemption date.

•

“Treasury Rate” means, with respect to any redemption date, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

Voting Rights

          Generally, holders of the Series E Preference Shares will not have any voting rights, except as described below or as otherwise from time to time required by law. If dividends on the Series E Preference Shares are not paid in an aggregate amount equivalent to dividends for six full quarterly periods (which, during the Series E Fixed Rate Period, shall mean three Dividend Periods and, during the Series E Floating Rate Period, shall mean six Dividend Periods), whether or not declared and whether or not consecutive, holders of the Series E Preference Shares voting as a single class with all other series of the preference ordinary shares then having such right, will have the right to elect two persons who will then be appointed as additional directors to the Board of Directors of XL Capital. The right of holders of the Series E Preference Shares will cease (subject always to the same provision for the vesting of such rights if dividends on the Series E Preference Shares are not paid in future periods) upon the earlier to occur of (i) the first date as of which full dividends on the Series E Preference Shares have been paid for at least four consecutive quarterly periods (which, during the Series E Fixed Rate Period, shall mean two Dividend Periods and, during the Series E Floating Rate Period, shall mean four Dividend Periods) and (ii) the redemption of all the Series E Preference Shares.

          Unless previously redeemed or called for redemption, certain transactions that would vary the rights of holders of the Series E Preference Shares will not be permitted without the approval of a special resolution in writing by holders of all Series E Preference Shares or the sanction of a special resolution passed by two-thirds of the votes cast at a separate meeting of holders of the Series E Preference Shares, subject to any requirements of Cayman Islands law. Section 60 of the Cayman Islands Companies Law defines a resolution as a special resolution when (i) it has been passed by a majority of not less than two-thirds (or such greater number as may be specified in the articles of association of the company) of such members as, being entitled to do so, vote in person or, where proxies are allowed, by proxy at a general meeting of which notice specifying the intention to propose the resolution as a special resolution has been duly given; or (ii) if so authorized by its articles of association, it has been approved in writing by all of the members entitled to vote at a general meeting of the company. Pursuant to XL Capital’s Articles of Association, at every separate meeting of holders of Series E Preference Shares, the necessary quorum shall be any one or more persons present in person or by proxy holding not less than 50% of the issued shares of that class. The rights conferred upon holders of Series E Preference Shares and Parity Shares shall not be deemed to be varied by the creation or issue of any further class or series of shares ranking pari passu therewith as described under “—Ranking.” Notwithstanding the foregoing, holders of the Series E Preference Shares are not entitled to vote on any sale of all or substantially all of the assets of XL Capital or the issuance of any shares that rank pari passu with the Series E Preference Shares as to the payment of dividends and the distribution of assets upon the liquidation, dissolution or winding up of XL Capital.

Conversion

          The Series E Preference Shares will not be convertible into, exchangeable for or carry rights or options to purchase, any ordinary shares or any other class or series of securities of XL Capital or any other entity.

Ranking

          Any class or series of shares of XL Capital shall be deemed to rank (i) senior to the Series E Preference Shares and the Parity Shares, as to the payment of dividends and as to any voluntary or involuntary return of assets on liquidation, dissolution or winding up of XL Capital, if holders of such class or series shall be entitled to the receipt of dividends or of amounts distributable upon any voluntary or involuntary return of assets on liquidation, dissolution or winding up, as the case may be, of XL Capital in preference or priority to holders of the Series E Preference Shares and the Parity Shares, (ii) pari passu with the Series E Preference Shares and the Parity Shares, as to the payment of dividends and as to distribution of assets upon any voluntary or involuntary return of assets on liquidation, dissolution or winding up of XL Capital, whether or not the dividend rates, dividend payment dates or redemption or liquidation prices per share thereof shall be different from those of the Series E Preference Shares or Parity Shares, if holders of such class or series, the Series E Preference Shares and the Parity Shares shall be entitled to the receipt of dividends and of amounts distributable upon any voluntary or involuntary return of assets on liquidation, dissolution or winding up of XL Capital in proportion to their respective amounts of accrued and unpaid dividends per share or liquidation preferences, without preference or priority of one over the other, or (iii) junior to the Series E Preference Shares and the Parity Shares, as to the payment of dividends or as to distribution of assets upon any voluntary or involuntary return of assets on liquidation, dissolution or winding up XL Capital, if such class or series is ordinary shares or other shares ranking junior in right of payment to the Series E Preference Shares and the Parity Shares as to dividends or as to the distribution of assets upon any voluntary or involuntary return of assets on liquidation, dissolution or winding up of XL Capital. The Series E Preference Shares will therefore rank pari passu on the basis set out above with the Series A Cumulative Preference Ordinary Shares, the Series B Cumulative Preference Ordinary Shares and, if issued, the Series C Cumulative Preference Ordinary Shares and the Series D Non-Cumulative Perpetual Preferred Shares of XL Capital, being in each case Parity Shares, including as to the payment of dividends and as to distribution of assets upon any voluntary or involuntary return of assets on liquidation, dissolution or winding up of XL Capital on the basis set out above.

Limitations on Ownership and Transfer Restrictions

          XL Capital’s Articles of Association provide that the Board of Directors of XL Capital shall decline to register a transfer of shares if it appears to the directors, whether before or after such transfer, that the effect of such transfer would be to increase the number of shares owned or controlled by any person to 10% or any higher percentage of any class of voting shares or of the total issued shares or of the voting power of XL Capital. In addition, XL Capital’s Articles of Association also provide that if, and so long as, the votes conferred by the ownership or control of shares (including any preference ordinary shares) of any person constitute 10% or more of the votes conferred by the issued shares of XL Capital, each such share held by such person shall confer only a fraction of a vote that would otherwise be applicable according to the formula as described in XL Capital’s Articles of Association, and will continue to be readjusted until no shareholder’s voting rights exceeds this limitation as a result of such reduction. Notwithstanding the foregoing, the directors may make such final adjustments to the aggregate number of votes conferred by the ownership or control of shares of any person that they consider fair and reasonable in light of all the circumstances, to ensure that such votes represent less than 10% of the aggregate voting power of the votes conferred by all the issued shares of XL Capital. For these purposes, references to ownership or control of shares of XL Capital mean ownership within the meaning of Section 958 of the U.S. Internal Revenue Code of 1986, as amended, and Section 13(d)(3) of the Exchange Act.

Market for the Series E Preference Shares

          There is currently no established trading market for the Series E Preference Shares and the Series E Preference Shares will not be listed on any securities exchange or otherwise quoted in any automated inter-dealer quotation system. The underwriters are under no obligation to make a market in the Series E Preference Shares and, to the extent that such market making is commenced, it may be discontinued at any time. There is no assurance that a secondary market will develop or, if it does develop, that it will provide holders of the Series E Preference Shares with any significant liquidity with respect to their investment or that the market will continue. Prospective investors should proceed on the assumption that they may have to bear the economic risk of an investment in the Series E Preference Shares for an extended period, if not indefinitely.

Transfer Agent, Paying Agent, Calculation Agent and Registrar

          The transfer agent, paying agent and registrar for the Series E Preference Shares is Mellon Investor Services LLC. XL Capital will initially serve as the calculation agent with respect to the Series E Preference Shares. Prior to the earlier of the delivery of any redemption notice relating to the Series E Preference Shares and April 15, 2017, XL Capital is expected to appoint an independent investment banking institution of national standing to serve as the calculation agent with respect to the Series E Preference Shares.

Book-Entry Issuance

          The Series F Preference Shares will be represented by one or more global securities that will be deposited with and registered in the name of The Depository Trust Company (“DTC”) or its nominee. This means that we will not issue certificates to you for the Series E Preference Shares except in limited circumstances. The global securities will be issued to DTC, the depository for the Series E Preference Shares, who will keep a computerized record of its participants (for example, your broker) whose clients have purchased the Series E Preference Shares. Each participant will then keep a record of its clients. Unless exchanged in whole or in part for a certificated security, a global security may not be transferred. However, DTC, its nominees, and their successors may transfer a global security as a whole to one another. Beneficial interests in the global securities will be shown on, and transfers of the global securities will be made only through, records maintained by DTC and its participants. The Series E Preference Shares will be issued in registered global form in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof.

          DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the United States Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered under the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants (direct participants) deposit with DTC. DTC also records the settlement among direct participants of securities transactions, such as transfers and pledges, in deposited securities through computerized records for direct participants’ accounts. This eliminates the need to exchange certificates. Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations.

          DTC’s book-entry system is also used by other organizations such as securities brokers and dealers, banks and trust companies that work through a direct participant. The rules that apply to DTC and its participants are on file with the SEC.

          DTC is owned by a number of its direct participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc.

          When you purchase Series E Preference Shares through the DTC system, the purchases must be made by or through a direct participant, who will receive credit for the Series E Preference Shares on DTC’s records. Since you actually own the Series E Preference Shares, you are the beneficial owner and your ownership interest will only be recorded in the direct (or indirect) participants’ records. DTC has no knowledge of your individual ownership of the Series E Preference Shares. DTC’s records only show the identity of the direct participants and the amount of the Series E Preference Shares held by or through them. You will not receive a written confirmation of your purchase or sale or any periodic account statement directly from DTC. You will receive these from your direct (or indirect) participant. Thus, the direct (or indirect) participants are responsible for keeping accurate account of the holdings of their customers like you.

          We will wire dividend payments to DTC’s nominee and we will treat DTC’s nominee as the owner of the global securities for all purposes. Accordingly, we will have no direct responsibility or liability to pay amounts due on the global securities to you or any other beneficial owners in the global securities.

          Any redemption notices will be sent by us directly to DTC, who will in turn inform the direct participants, who will then contact you as a beneficial holder.

          It is DTC’s current practice, upon receipt of any payment of dividends or liquidation amount, to credit direct participants’ accounts on the payment date based on their holdings of beneficial interests in the global securities as shown on DTC’s records. In addition, it is DTC’s current practice to assign any consenting or voting rights to direct participants whose accounts are credited with preferred securities on a record date, by using an omnibus proxy. Payments by participants to owners of beneficial interests in the global securities, and voting by participants, will be based on the customary practices between the participants and owners of beneficial interests, as is the case with the Series E Preference Shares held for the account of customers registered in “street name.” However, payments will be the responsibility of the participants and not of DTC or us.

          Series E Preference Shares represented by global securities will be exchangeable for certificated securities with the same terms in authorized denominations of such series only if:

•	DTC is unwilling or unable to continue as depositary or if DTC ceases to be a clearing agency registered under applicable law and a successor depositary is not appointed by us within 90 days; or

•	we determine not to require all of the Series E Preference Shares to be represented by global securities.

          If the book-entry-only system is discontinued, the transfer agent will keep the registration books for the Series E Preference Shares at its corporate office.

CERTAIN TERMS OF THE REPLACEMENT CAPITAL COVENANT

          We will covenant in the replacement capital covenant initially for the benefit of persons that hold our 6.375% Senior Notes due November 15, 2024 issued in the aggregate principal amount of $350,000,000 (CUSIP 98372PAG3) that we will not redeem or purchase the Series E Preference Shares on or before April 15, 2047 (which date may be extended at our option) unless during the six months on or prior to the date of that redemption or purchase, we receive a specified amount of proceeds from the sale of ordinary shares and certain other securities that have characteristics that are the same as, or more equity-like than, the applicable characteristics of the Series E Preference Shares being redeemed or purchased at that time.

          Our ability to raise proceeds from qualifying securities during the six months on or prior to a proposed redemption or purchase of the Series E Preference Shares will depend on, among other things, the condition of our business and our financial condition, market conditions at that time as well as the acceptability to prospective investors of the terms of those qualifying securities.

          Our covenants in the replacement capital covenant will initially run only to the benefit of holders of our 6.375% Senior Notes due November 15, 2024, which we refer to as the initial covered debt. The replacement capital covenant is not intended for the benefit of holders of the Series E Preference Shares, and is not enforceable by them, and the replacement capital covenant is not a term of the Series E Preference Shares.

          The replacement capital covenant may be terminated if (i) holders of at least a majority by principal amount of the then-effective series of covered debt consent or agree in writing to terminate the replacement capital covenant, (ii) we no longer have outstanding any indebtedness that qualifies as covered debt or (iii) we no longer have any outstanding Series E Preference Shares. In addition, if not earlier terminated, the replacement capital covenant will terminate on April 15, 2047; provided, however, that the April 15, 2047 termination date may be extended at our option.

CERTAIN TAX CONSIDERATIONS

          The following summary of the taxation of XL Capital and its Bermuda insurance subsidiaries (collectively, “XL”) and the taxation of shareholders of XL Capital is based upon current law and is for general information only. Legislative, judicial or administrative changes may be forthcoming that could affect this summary.

          The foregoing discussion (including and subject to the matters and qualifications set forth in such summary) of certain tax considerations (i) under “Taxation of XL Capital and XL—Cayman Islands” and “Taxation of Shareholders—Cayman Islands” is based upon the advice of Cayman Islands legal counsel, (ii) under “Taxation of XL Capital and XL—Bermuda” is based upon the advice of Bermuda legal counsel and (iii) under “Taxation of XL Capital and XL—United States” and “Taxation of Shareholders—United States” is based upon the advice of Cahill Gordon & Reindel LLP, New York, New York. The advice of such firms does not include any factual or accounting matters, determinations or conclusions such as amounts of related person insurance income and computations and amounts of components thereof (for example, amounts or computations of income or expense items or reserves entering into computations of related person insurance income) or facts relating to XL Capital’s business or activities. The summary is based upon current law and is for general information only.

          The tax treatment of a holder of Series E Preference Shares, or of a person treated as a holder of Series E Preference Shares for U.S. federal income, state, local or non-U.S. tax purposes, may vary depending on the holder’s particular tax situation. Legislative, judicial or administrative changes or interpretations may be forthcoming that could be retroactive and could affect the tax consequences to holders of Series E Preference Shares.

          PROSPECTIVE INVESTORS SHOULD CONSULT THEIR OWN TAX ADVISORS CONCERNING THE FEDERAL, STATE, LOCAL AND NON-U.S. TAX CONSEQUENCES OF OWNING SERIES E PREFERENCE SHARES.

Taxation of XL Capital and XL

          Cayman Islands

          Under current Cayman Islands law, XL Capital is not obligated to pay any taxes in the Cayman Islands on its income or gains. XL Capital has received an undertaking from the Governor-in-Council of the Cayman Islands pursuant to the provisions of the Tax Concessions Law, as amended, that until June 2, 2018, (i) no subsequently enacted law imposing any tax on profits, income, gains or appreciation shall apply to XL Capital and (ii) no such tax and no tax in the nature of an estate duty or an inheritance tax shall be payable on any shares, debentures or other obligations of XL Capital. Under current law, no tax will be payable on the transfer or other disposition of the Series E Preference Shares. The Cayman Islands currently impose stamp duties on certain categories of documents; however, the current operations of XL Capital do not involve the payment of such stamp duties in any material amount. The Cayman Islands currently impose an annual corporate fee upon all exempted companies incorporated in the Cayman Islands.

          Bermuda

          XL has received from the Ministry of Finance in Bermuda exemptions from any Bermuda taxes that might be imposed on profits, income or any capital asset, gain or appreciation, until March 28, 2016. The exemptions are subject to the proviso that they are not construed to prevent the application of any tax or duty to such persons as are ordinarily resident in Bermuda (XL Capital and XL are not so currently designated) and to prevent the application of any tax payable in accordance with the provisions of The Land Tax Act 1967 payable in relation to the land leased to XL. XL Capital, as a permit company under The Companies Act 1981 of Bermuda, has received similar exemptions, which are effective until March 28, 2016. Both XL Capital and XL are required to pay certain annual Bermuda government fees and XL, additionally, is required to pay certain business fees as an insurer under The Insurance Act 1978 of Bermuda. Currently, there is no Bermuda withholding tax on dividends paid by XL to XL Capital.

          United States

          XL Capital and XL intend to take the position that they are not engaged in a trade or business within the U.S. through a permanent establishment in the U.S. However, because definitive identification of activities that constitute being engaged in a trade or business in the U.S. is not provided by the Internal Revenue Code of 1986, as amended (the “Code”), or regulations or court decisions, there can be no assurance that the Internal Revenue Service (“IRS”) will not contend successfully that XL Capital or XL is or will be engaged in a trade or business in the U.S. A foreign corporation deemed to be so engaged would be subject to U.S. federal income tax, as well as a 30% branch profits tax, on its income that is treated as effectively connected with the conduct of that trade or business unless the corporation is entitled to relief under the permanent establishment provision of a tax treaty, as discussed below. Such income tax, if imposed, would be based on effectively connected income computed in a manner generally analogous to that applied to the income of a domestic corporation. Under regulations, the foreign corporation would be entitled to deductions and credits only if the return is filed timely under rules set forth therein. Penalties may be assessed for failure to file tax returns. XL Capital files protective U.S. federal income tax returns to preserve the right to claim income tax deductions and credits if it is ever determined that XL Capital is subject to U.S. federal income tax. The branch profits tax is imposed on net income after subtracting the regular corporate income taxes and making certain other adjustments.

          Bermuda Treaty. Under the income tax treaty between Bermuda and the U.S. (the “Treaty”), XL is subject to U.S. income tax on any income effectively connected with a U.S. trade or business only if that trade or business is conducted through a permanent establishment in the U.S. No regulations interpreting the Treaty have been issued. While there can be no assurances, XL Capital does not believe that XL has a permanent establishment in the U.S. XL would not be entitled to the benefits of the Treaty if (i) 50% or less of XL’s stock were beneficially owned, directly or indirectly, by Bermuda residents or U.S. citizens or residents, or (ii) XL’s income were used in substantial part to make disproportionate distributions, or meet certain liabilities, to persons who are not Bermuda residents or U.S. citizens or residents. While there can be no assurances, XL Capital believes that XL will be eligible for Treaty benefits after the issuance of Series E Preference Shares offered hereby.

          Net Investment Income. Foreign insurance companies carrying on an insurance business within the U.S. have a certain minimum amount of effectively connected net investment income, determined in accordance with a formula that depends, in part, on the amount of U.S. risk insured or reinsured by such companies. If XL is considered to be engaged in the conduct of an insurance business in the U.S. and is not entitled to the benefits of the Treaty in general (because it fails to satisfy one of the limitations on treaty benefits discussed above), the Code could subject a significant portion of XL’s investment income to U.S. income tax. In addition, although the Treaty clearly applies to premium income, the Treaty may be construed as not protecting investment income. Several practitioners and commentators, however, have asserted that, as a policy matter, the Treaty should be construed more liberally to protect investment income to the same extent as premium income. If XL were found to be engaged in a trade or business in the U.S. and were entitled to the benefits of the Treaty in general, but the Treaty were found not to protect investment income, a portion of XL’s investment income could be subject to U.S. income tax.

          Withholding Tax. Foreign corporations not engaged in a trade or business in the U.S. are nonetheless subject to U.S. federal income tax on certain “fixed or determinable annual or periodic gains, profits and income” derived from sources within the U.S. as enumerated in section 881(a) of the Code, such as dividends and certain interest on investments. That tax generally is imposed by withholding at a 30% rate. The Treaty does not provide for a reduction in such withholding tax rate.

          Excise Tax. The U.S. also imposes an excise tax on insurance and reinsurance premiums paid to foreign insurers or reinsurers with respect to risks located in the U.S. The rates of tax applicable to premiums paid to XL are 4% for casualty insurance premiums and 1% for reinsurance premiums. Although payment of the tax generally is the responsibility of the person that pays the premium to the foreign insurer or reinsurer, if the tax is not paid by the purchaser of the insurance or reinsurance, the foreign insurer or reinsurer generally is liable for the tax. In addition, the IRS has taken the position that when a foreign insurer or reinsurer cedes U.S. risks to a foreign insurer that is not eligible for the excise tax exemption under an applicable treaty, an additional excise tax may be imposed.

          Legislative Proposals. Congress has periodically considered legislation intended to eliminate certain tax advantages perceived to be enjoyed by Bermuda insurance companies because of the favorable tax environment in Bermuda. Congress has also considered legislation intended to eliminate certain perceived tax benefits of U.S. insurance companies that have Bermuda affiliates, including benefits resulting principally from reinsurance between or among U.S. insurance companies and their Bermuda affiliates. To that end, section 845 of the Code was amended in

2004 to permit the IRS to reallocate, recharacterize or adjust items of income, deduction or certain other items related to a reinsurance agreement between related parties to reflect the proper “amount, source, or character” for each item (in contrast to prior law, which covered only “source and character”). In addition, one legislative proposal would impose additional limits on the deductibility of interest by foreign-owned U.S. corporations. Another legislative proposal would treat a non-U.S. corporation as a U.S. corporation for U.S. federal income tax purposes if it were considered to be primarily managed and controlled in the U.S.

Taxation of Shareholders

          Cayman Islands

          Payments by XL Capital to holders of Series E Preference Shares are not subject to Cayman Islands withholding tax.

          United States

          The following is a discussion of the material U.S. federal income tax consequences of the purchase, ownership and disposition of the Series E Preference Shares. Except where otherwise indicated, this discussion applies only to U.S. holders (as defined below) who purchase Series E Preference Shares in the initial offering and hold Series E Preference Shares as capital assets (generally, assets held for investment). This discussion is based upon the Code, Treasury regulations, including proposed Treasury regulations, issued thereunder, IRS rulings and pronouncements, and judicial decisions now in effect, all of which are subject to change, possibly with retroactive effect.

          The discussion does not address all aspects of U.S. federal income taxation that may be relevant to U.S. holders in light of their particular circumstances, such as U.S. holders who are subject to special tax treatment (for example, (1) financial institutions, regulated investment companies, real estate investment trusts, insurance companies, dealers in securities or currencies, tax-exempt organizations, partnerships or other pass-through entities or traders in securities who elect to mark to market their securities, (2) persons holding the Series E Preference Shares as part of a straddle, hedge, conversion transaction or other integrated investment, (3) persons whose functional currency is not the U.S. dollar, or (4) persons owning (directly, indirectly or constructively) 10% or more of the total combined voting power or total value of the stock of XL Capital). In addition, the discussion does not address alternative minimum taxes, any state, local or foreign tax laws, or the tax consequences to a holder that is a non-U.S. holder (as defined below).

          If a partnership holds the Series E Preference Shares, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partner in a partnership holding Series E Preference Shares, you should consult your tax advisor.

          For purposes of this discussion, “U.S. holder” means a holder who is, for U.S. federal income tax purposes, (1) an individual citizen or resident of the U.S., (2) a domestic corporation, (3) an estate whose income is subject to U.S. federal income tax regardless of its source or (4) a trust if a U.S. court is able to exercise primary supervision over the trust’s administration and one or more U.S. persons are authorized to control all substantial decisions of the trust, or the trust has a valid election in effect to be treated as a U.S. person. A “non-U.S. holder” means a holder that is not a U.S. holder. Prospective investors that are non-U.S. holders are urged to consult their own tax advisors with respect to the U.S. federal income tax consequences of an investment in Series E Preference Shares.

          Dividends. Subject to the discussions below relating to the potential application of the controlled foreign corporation, related person insurance income, and passive foreign investment company rules, distributions on Series E Preference Shares will constitute dividends for U.S. federal income tax purposes to the extent paid out of XL Capital’s current or accumulated earnings and profits, computed using U.S. federal income tax principles. Dividends paid by XL Capital to U.S. corporate shareholders will not be eligible for the dividends received deduction provided by section 243 of the Code. We do not intend to list the Series E Preference Shares on any securities exchange. As a result, we do not expect that dividends paid by XL Capital to U.S. holders who are individuals will constitute “qualified dividend income” eligible for a reduced rate of tax. The amount of any distribution in excess of our current and accumulated earnings and profits will first be applied to reduce your tax basis in the Series E Preference Shares, and any amount in excess of tax basis will be treated as gain from the sale or exchange of your Series E Preference Shares.

          Disposition of Series E Preference Shares. Subject to the discussions below relating to the potential application of the controlled foreign corporation, related person insurance income, and passive foreign investment company rules, U.S. holders of Series E Preference Shares generally will recognize U.S. source capital gain or loss for U.S. federal income tax purposes on the sale, exchange or other disposition of Series E Preference Shares in the same manner as on the sale, exchange or other disposition of any other shares held as capital assets. If the U.S. holder’s holding period for those Series E Preference Shares exceeds one year, any gain will be subject to tax at a current maximum marginal U.S. federal income tax rate of 15% for noncorporate shareholders (20% for taxable years beginning on or after January 1, 2011) and 35% for corporations. Any such gain will generally be U.S. source gain and will generally constitute “passive category income” for foreign tax credit limitation purposes.

          Classification as a Controlled Foreign Corporation. Under section 951(a) of the Code, each “United States shareholder” of a foreign corporation that is a “controlled foreign corporation” (“CFC”) for an uninterrupted period of 30 days or more during the tax year who owns shares in the CFC, directly or indirectly through foreign entities, on the last day of the CFC’s taxable year on which it is a CFC, must include in its gross income for U.S. federal income tax purposes its pro rata share of the CFC’s “subpart F income” (which includes foreign insurance income and certain types of passive income), even if the subpart F income is not distributed. A foreign corporation’s status as a CFC has no adverse U.S. federal income tax consequences for a U.S. holder that is not a “United States shareholder.” Under Code section 951(b), any U.S. corporation, citizen, resident or other U.S. person who owns, directly or indirectly through foreign entities, or is considered to own (by application of the rules of constructive ownership set forth in Code section 958(b), generally applying to family members, partnerships, estates, trusts or controlled corporations) 10% or more of the total combined voting power of all classes of stock of the foreign corporation will be considered to be a “United States shareholder.” In general, a foreign corporation is treated as a CFC only if such “United States shareholders” collectively own (directly, indirectly or constructively) more than 50% (more than 25% for certain insurance companies) of the total combined voting power or total value of the corporation’s stock on any day during a taxable year. We believe that because of the wide dispersion of our share ownership and the restrictions incorporated in our Articles of Association, we are not a CFC under the foregoing general rules.

          Related Person Insurance Income. Different definitions of “United States shareholder” and “controlled foreign corporation” are applicable to a foreign corporation that earns related person insurance income (“RPII”). RPII is defined as any “insurance income” (as defined in the Code) attributable to policies of insurance or reinsurance with respect to which the person (directly or indirectly) insured is a “United States shareholder” or a person related to such shareholder.

          RPII Exceptions. The special RPII rules do not apply if (A) direct and indirect insureds and persons related to such insureds, whether or not U.S. persons, are treated as owning directly or indirectly less than 20% of the voting power and less than 20% of the value of the stock of a non-U.S. insurance company (the “Ownership Exception”), (B) the RPII of a non-U.S. insurance company, determined on a gross basis, is less than 20% of such company’s gross insurance income for the taxable year (the “Gross Income Exception”), (C) the non-U.S. insurance company elects to be taxed on its RPII as if the RPII were effectively connected with the conduct of a U.S. trade or business, or (D) the non-U.S. insurance company elects to be treated as a U.S. corporation. Where none of these exceptions applies, each U.S. person owning directly or indirectly stock of any of our non-U.S. insurance subsidiaries on the last day of the taxable year of such subsidiary on which it is a CFC for RPII purposes will be required to include in its gross income for U.S. federal income tax purposes its share of the RPII for the entire taxable year, determined as if all such RPII were distributed proportionately only to such U.S. shareholders at that date, but limited by such subsidiary’s current-year earnings and profits and by the U.S. shareholder’s share, if any, of prior-year deficits in earnings and profits.

          We believe that currently the direct or indirect insureds, and persons related to such insureds, of our non-U.S. insurance subsidiaries do not, and will not, directly or indirectly own 20% or more of either the voting power or value of our stock or that of any of our non-U.S. insurance subsidiaries. We also believe that the gross RPII of each of our non-U.S. insurance subsidiaries currently does not, and will not in any taxable year for the foreseeable future, equal or exceed 20% of such subsidiary’s gross insurance income. Consequently, we do not expect any U.S. holder owning Series E Preference Shares to be required to include RPII in gross income for U.S. federal income tax purposes. However, as discussed below, there is limited guidance regarding the RPII provisions and the related Treasury regulations are in proposed form. In addition, a recent legislative proposal would eliminate the Gross Income

Exception. Accordingly, there is uncertainty with respect to the meaning and application of the RPII provisions, and there is a possibility that future legislation or IRS guidance could have retroactive effect.

          General. Gross and net RPII and gross insurance income have been computed by us on an unconsolidated basis, without reference to the income of our investment subsidiaries. We believe, based on the advice of counsel, that the exclusion of the investment subsidiaries’ income is consistent with both existing and proposed Treasury regulations under section 953 of the Code. However, there can be no assurance that the IRS may not, by rule, regulation, interpretation or otherwise, require a portion or all of the income of such subsidiaries to be treated as includable in our insurance income, or that a court might not uphold such action by the IRS.

          Generally, the term “related person” for RPII purposes means someone who controls or is controlled by the U.S. shareholder or someone who is controlled by the same person or persons who control the U.S. shareholder. Control is measured by either more than 50% in value or more than 50% in voting power of stock, applying constructive ownership principles similar to the rules of section 958 of the Code. For purposes of inclusion of RPII in the income of U.S. shareholders, unless an exception applies, the term “United States shareholder” includes all U.S. persons who own, directly or indirectly through foreign entities, any amount (rather than 10% or more) of our stock or the stock of any of our non-U.S. insurance subsidiaries. Each non-U.S. insurance subsidiary will be treated as a CFC for RPII purposes if such persons are treated as owning (directly, indirectly or constructively) 25% by vote or value or more of the stock of such non-U.S. insurance subsidiary on any day during a taxable year.

          In determining “United States shareholders,” for purposes of including RPII, stock held indirectly by U.S. persons is treated as held by United States shareholders, but the constructive ownership rules of section 958(b) of the Code do not apply. Accordingly, U.S. persons holding options to subscribe for unissued shares in us are not treated as “United States shareholders.”

          Computation of RPII. To determine how much RPII we or any of our non-U.S. insurance subsidiaries has earned in each taxable year, we may obtain and rely upon information from insureds to determine whether any of the insureds or persons related to such insureds own shares in us (directly or indirectly) and are U.S. persons. For any year in which we believe that neither the Ownership Exception nor the Gross Income Exception is met, we may also seek information from our shareholders regarding whether direct or indirect owners of Series E Preference Shares at the end of the year are U.S. persons so that the RPII may be determined and apportioned among such persons. To the extent we unable to determine whether a direct or indirect owner of shares is a U.S. person, we may assume that such owner is not a U.S. person, thereby increasing the per share RPII amount for all U.S. shareholders.

          If, as believed, RPII is less than 20% of our gross insurance income and the gross income of each of our non-U.S. insurance subsidiaries, U.S. shareholders will not be required to include RPII in their taxable income. The amount of RPII includible in the income of a U.S. shareholder is based upon the net RPII income for the year after deducting related expenses such as losses, loss reserves and operating expenses.

          Apportionment of RPII to U.S. Shareholders. Every U.S. person who owns, directly or indirectly, Series E Preference Shares on the last day of the taxable year in which we or any of our non-U.S. insurance subsidiaries does not meet any of the RPII exceptions described above should expect that for such year it will be required to include in gross income its share of our or such subsidiary’s RPII for the entire taxable year, whether or not distributed, even though such U.S. holder may not have owned the shares for the entire year. A U.S. person who owns, directly or indirectly, Series E Preference Shares during the taxable year but not on the last day of such taxable year is not required to include in gross income any part of our or such subsidiary’s RPII.

          Basis Adjustments. A U.S. shareholder’s tax basis in its Series E Preference Shares will be increased by the amount of any RPII that the shareholder includes in income. The shareholder may exclude from income the amount of any distributions by us to the extent of the RPII included in income for the year in which the distribution was paid or for any prior year. The U.S. shareholder’s tax basis in its Series E Preference Shares will be reduced by the amount of such distributions that are excluded from income.

          Uncertainty of Application of RPII. The RPII provisions of the Code have never been interpreted by the courts or the U.S. Treasury Department. Regulations interpreting the RPII provisions of the Code exist only in proposed form. It is not certain whether these regulations will be adopted in their proposed form or what changes or clarifications might ultimately be made to them. It is also uncertain whether any such changes, and any interpretation or application of RPII by the IRS, the courts or otherwise, might have retroactive effect. Accordingly, the meaning of the RPII provisions and the application of those provisions to us and our subsidiaries are uncertain. The RPII provisions include the grant of authority to the U.S. Treasury Department to prescribe “such regulations as may be necessary to carry out the purposes of this subsection including . . . regulations preventing the avoidance of this subsection through cross insurance arrangements or otherwise.” In addition, there can be no assurance that the amounts of the RPII inclusions will not be subject to adjustment based upon subsequent IRS examination. Each U.S. person who is considering an investment in Series E Preference Shares should consult his tax advisor regarding the effects of those uncertainties.

          Code Section 1248. Code section 1248 provides that if a U.S. person sells or exchanges shares in a foreign corporation and such person owned (directly, indirectly or constructively) 10% or more of the voting power of the corporation at any time during the five-year period ending on the date of disposition when the corporation was a CFC (a “10% U.S. shareholder”), any gain from the sale or exchange of the shares may be treated as dividend income to the extent of the CFC’s earnings and profits, determined under U.S. federal income tax principles, during the period that the shareholder held the shares and while the corporation was a CFC (with certain adjustments). A 10% U.S. shareholder may in certain circumstances be required to report a disposition of shares of a CFC by attaching IRS Form 5471 to the U.S. income tax or information return that it would normally file for the taxable year in which the disposition occurs. Code section 953(c)(7) generally provides that section 1248 also will apply to the sale or exchange of shares in a foreign corporation that earns RPII if the foreign corporation would be taxed as an insurance company if it were a domestic corporation, regardless of whether the shareholder is a 10% U.S. shareholder, whether RPII constitutes 20% or more of the corporation’s gross insurance income, or whether direct or indirect insureds and persons related to such insureds are treated as owning directly or indirectly 20% or more of the voting power or value of the corporation’s stock. Existing Treasury Department regulations do not address whether Code section 1248 and the requirement to file Form 5471 would apply when the foreign corporation (such as us) is not a CFC but the foreign corporation has a subsidiary that is a CFC or that would be taxed as an insurance company if it were a domestic corporation.

          We believe, based on the advice of counsel, that Code section 1248 and the requirement to file Form 5471 will not apply to dispositions of Series E Preference Shares because we do not have any 10% shareholders and we are not directly engaged in the insurance business, and that the proposed regulations issued by the U.S. Treasury Department should be interpreted in this manner. There can be no assurance, however, that the IRS will interpret the proposed regulations in this manner or that the Treasury Department will not amend the proposed regulations to provide that Code section 1248 and the requirement to file Form 5471 will apply to dispositions of Series E Preference Shares.

          If the IRS or Treasury Department were to take such action, we intend to notify shareholders that Code section 1248 and the requirement to file Form 5471 will apply to dispositions of Series E Preference Shares. Thereafter, we intend to send a notice after the end of each calendar year to all persons who were shareholders during the year notifying them that Code section 1248 and the requirement to file Form 5471 apply to dispositions of Series E Preference Shares. We intend to attach to this notice a copy of Form 5471 completed with all company information and instructions for completing the shareholder information.

          Redemption of Series E Preference Shares. A redemption of Series E Preference Shares will be treated as a dividend to the extent of our current and accumulated earnings and profits unless it satisfies one of the alternative tests under section 302(b) of the Code to be treated as a sale or exchange, subject to the potential application of the CFC, RPII and PFIC rules. A redemption will qualify as a sale or exchange under section 302(b) if it (i) is “substantially disproportionate,” (ii) constitutes a “complete termination of the holder’s stock interest” in XL Capital or (iii) is “not essentially equivalent to a dividend,” each within the meaning of section 302(b). In determining whether any of these tests is met, shares considered to be owned by the U.S. person under certain constructive ownership rules, as well as shares actually owned, must generally be taken into account. Because the determination of whether any of the alternative tests of section 302(b) of the Code is satisfied with respect to a particular holder of Series E Preference

Shares will depend on the facts and circumstances at the time the determination is made, U.S. holders are advised to consult their own tax advisors to determine their tax treatment in light of their own particular circumstances.

          Passive Foreign Investment Companies. Sections 1291 through 1298 of the Code contain special rules applicable to foreign corporations that are “passive foreign investment companies” (“PFICs”). In general, a foreign corporation will be a PFIC if 75% or more of its income constitutes “passive income” or 50% or more of its assets produce passive income. If we were to be characterized as a PFIC, U.S. holders would be taxable at ordinary income tax rates and subject to a penalty tax at the time of their sale or other disposition at a gain of (or receipt of an “excess distribution” with respect to) its shares. In general, the shareholder receives an “excess distribution” if the amount of the distribution is more than 125% of the average distributions with respect to the stock during the three preceding taxable years (or shorter period during which the taxpayer held the stock). In general, the penalty tax is equivalent to an interest charge on taxes that are deemed due during the period the U.S. holder owned the shares, computed by assuming that the excess distribution or gain (in the case of a sale) with respect to the shares was taxed in equal portions throughout the holder’s period of ownership. The interest charge is equal to the applicable rate imposed on underpayments of U.S. federal income tax for such period.

          The PFIC statutory provisions contain an exception for income “derived in the active conduct of an insurance business by a corporation which is predominantly engaged in an insurance business . . . .” That exception is intended to ensure that income derived by a bona fide insurance company is not treated as passive income, except to the extent such income is attributable to financial reserves in excess of the reasonable needs of the insurance business. We believe, based on the advice of counsel, that we and our wholly-owned direct and indirect subsidiaries, taken as a whole, are predominantly engaged in an insurance business and do not have financial reserves in excess of the reasonable needs of our insurance business. The PFIC statutory provisions (unlike the RPII provisions of the Code) contain a look-through rule that states that, for purposes of determining whether a foreign corporation is a PFIC, such foreign corporation shall be treated as if it “received directly its proportionate share of the income” and as if it “held its proportionate share of the assets” of any other corporation in which it owns at least 25% of the stock. While no explicit guidance is provided by the statutory language, we believe that under the look-through rule, we would be deemed to own the assets and to have received the income of our insurance and investment subsidiaries directly for purposes of determining whether we qualify for the aforementioned insurance company exception. As a result, we believe that we are not a PFIC, and do not expect to be a PFIC in the foreseeable future. We believe, based upon the advice of counsel, that our interpretation of the PFIC rules, including the look-through rule, is consistent with the legislative intention generally to exclude bona fide insurance companies from the application of the PFIC provisions. No assurance can be given, however, about the positions the IRS or a court might take in the future. Although each of our investment subsidiaries, which are owned by our insurance subsidiaries, meets the definition of a PFIC, if we are not a PFIC, the PFIC statutory provisions state that a shareholder of ours will not be treated as a shareholder of such investment subsidiaries for PFIC tax purposes as long as the shareholder does not own 50% or more of the value of our shares.

          However, no regulations interpreting the substantive PFIC provisions have yet been issued. Therefore, substantial uncertainty exists with respect to their application or their possible retroactivity. Each U.S. person who is considering an investment in Series E Preference Shares should consult his tax advisor regarding the effects of the PFIC provisions and the availability of any elections that may ameliorate the effects of those provisions.

          Foreign Tax Credit. If, as expected, U.S. holders own at least 50% of our shares, only a portion of the dividends paid by us and current income inclusions, if any, under the CFC, RPII and PFIC rules (including sales of Series E Preference Shares treated as a dividend under Code section 1248) will be treated as foreign source income for purposes of computing a shareholder’s U.S. foreign tax credit limitation. It is likely that such income that is foreign source income will constitute passive category income for foreign tax credit limitation purposes. The limitation on foreign taxes eligible for the U.S. foreign tax credit is calculated separately with respect to different classes of income. Thus, it may not be possible for most U.S. holders to utilize excess foreign tax credits to reduce U.S. tax on such income unless such credits can be applied against tax due on other foreign source income in the appropriate class.

Backup Withholding Tax and Information Reporting

          Unless a U.S. holder is an exempt recipient, such as a corporation, payments on Series E Preference Shares and the proceeds received from the sale of Series E Preference Shares may be subject to information reporting and may also be subject to U.S. federal backup withholding tax if such U.S. holder fails to supply an accurate taxpayer identification number or otherwise fails to comply with applicable U.S. information reporting or certification requirements. Any amounts so withheld generally will be allowed as a credit against the U.S. holder’s U.S. federal income tax liability and may entitle such holder to a refund, provided that the required information is timely furnished to the IRS.

UNDERWRITING

          J.P. Morgan Securities Inc., Citigroup Global Markets Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated are acting as representatives of the underwriters for this offering. We and the underwriters named below will enter into an underwriting agreement covering all the Series E Preference Shares to be sold in this offering. Each underwriter has agreed to purchase, and we have agreed to sell to that underwriter, the number of Series E Preference Shares set forth opposite the underwriter’s name in the following table.

Underwriter	Number of Series E Preference Shares

J.P. Morgan Securities Inc.
Citigroup Global Markets Inc.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
ABN AMRO Incorporated
Barclays Capital Inc.
Deutsche Bank Securities Inc.
Goldman, Sachs & Co.
RBS Greenwich Capital Markets, Inc.
Wachovia Capital Markets, LLC
BNY Capital Markets, Inc.
CALYON
HSBC Securities (USA) Inc.
ING Belgium SA/NV
KeyBanc Capital Markets, a division of McDonald Investments Inc.
Lazard Capital Markets LLC
Lloyds TSB Bank plc

Total	1,000,000

          It is anticipated that the underwriting agreement will provide that if the underwriters take any of the Series E Preference Shares presented in the table above, then they must take all of these shares. No underwriter will be obligated to take any Series E Preference Shares allocated to a defaulting underwriter except under limited circumstances. The underwriting agreement will provide that the obligations of the underwriters are subject to certain conditions precedent, including the absence of any material adverse change in our business and the receipt of certain certificates, opinions and letters from us, our counsel and our independent auditors.

          The underwriters are offering the Series E Preference Shares, subject to the prior sale of shares, and when, as and if such shares are delivered to and accepted by them. The underwriters initially will offer to sell shares to the public at the public offering price shown on the cover page of this prospectus supplement. The underwriters may sell shares to securities dealers at a discount of up to $         per share from the public offering price. Any such securities dealers may resell shares to certain other brokers or dealers at a discount of up to $         per share from the public offering price. After the public offering, the underwriters may vary the public offering price and other selling terms.

          The following table shows the per share and total underwriting discounts that we will pay to the underwriters.

Underwriting Discounts

Per Share	$

Total	$

          The underwriters have advised us that they may make short sales of our Series E Preference Shares in connection with this offering, resulting in the sale by the underwriters of a greater number of shares than they will be required to purchase pursuant to the underwriting agreement. The short position resulting from those short sales will be deemed a “naked” short position. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the trading price of the Series E Preference Shares in the open market that could adversely affect investors who purchase Series E Preference Shares in this offering. Any “naked” short position will be closed out by purchasing Series E Preference Shares in the open market. Similar to the other stabilizing transactions described below, open market purchases made by the underwriters to cover all or a portion of their short position may have the effect of preventing or retarding a decline in the market price of our Series E Preference Shares following this offering. As a result, Series E Preference Shares may trade at a price that is higher than the price that otherwise might prevail in the open market.

          The underwriters have advised us that, pursuant to Regulation M under the Securities Act, they may engage in transactions, including stabilizing bids or the imposition of penalty bids, that may have the effect of stabilizing or maintaining the market price of the Series E Preference Shares at a level above that which might otherwise prevail in the open market. A “stabilizing bid” is a bid for or the purchase of Series E Preference Shares on behalf of the underwriters for the purpose of fixing or maintaining the price of the Series E Preference Shares. A “penalty bid” is an arrangement permitting the underwriters to claim the selling concession otherwise accruing to an underwriter or syndicate member in connection with the offering if the Series E Preference Shares originally sold by that underwriter or syndicate member is purchased by the underwriters in the open market pursuant to a stabilizing bid or to cover all or part of a syndicate short position. The underwriters have advised us that stabilizing bids and open market purchases may be effected, in the over-the-counter market or otherwise and, if commenced, may be discontinued at any time.

          We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make because of any of those liabilities. The underwriters have agreed to reimburse XL Capital for $500,000 of its direct expenses incurred in connection with this offering.

          The underwriters are under no obligation to make a market in the Series E Preference Shares and to the extent that such market making is commenced, it may be discontinued at any time. There is currently no established trading market for the Series E Preference Shares and the Series E Preference Shares will not be listed on any securities exchange or otherwise quoted in any automated inter-dealer quotation system. There is no assurance that a secondary market will develop or, if it does develop, that it will provide holders of the Series E Preference Shares with any significant liquidity with respect to their investment or that the market will continue. Even if an active market does develop, the price at which the Series E Preference Shares trade in the future may be below the offering price.

          From time to time in the ordinary course of their respective businesses, certain of the underwriters and their affiliates have engaged in and may in the future engage in commercial banking and/or investment banking transactions with us and our affiliates, for which they have been or would expect to receive customary fees and expenses.

          For a period of 30 days after the date of the initial public offering of the Series E Preference Shares, we will not (i) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, any Series E Preference Shares or any securities convertible into or exercisable or exchangeable for Series E Preference Shares or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of Series E Preference Shares, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Series E Preference Shares or such other securities, in cash or otherwise, without the prior written consent of J.P. Morgan Securities Inc., other than the Series E Preference Shares to be sold hereunder.

          This prospectus supplement and the accompanying prospectus in electronic format may be made available on the websites maintained by one or more of the underwriters. The representatives may agree to allocate a number of Series E Preference Shares to underwriters for sale to their online brokerage account holders. The representatives will allocate Series E Preference Shares to underwriters that may make Internet distributions on the same basis as other allocations. In addition, Series E Preference Shares may be sold by the underwriters to securities dealers who resell Series E Preference Shares to online brokerage account holders.

          Lloyds TSB Bank plc is not a U.S. registered broker-dealer and, therefore, to the extent Lloyds TSB Bank plc intends to effect any sales of the Series E Preference Shares in the United States, it will do so through one or more U.S. registered broker-dealers as permitted by the rules of the National Association of Securities Dealers, Inc.

          Lazard Capital Markets LLC, or Lazard Capital Markets, has entered into an agreement with Mitsubishi UFJ Securities (USA), Inc., or MUS(USA), pursuant to which MUS(USA) provides certain advisory and/or other services to Lazard Capital Markets, including in respect of this offering. In return for the provision of such services by MUS(USA) to Lazard Capital Markets, Lazard Capital Markets will pay to MUS(USA) a mutually agreed upon fee.

Notice to Prospective Investors in the European Economic Area

          In relation to each member state of the European Economic Area that has implemented the Prospectus Directive (each, a “relevant member state”), with effect from and including the date on which the Prospectus Directive is implemented in that relevant member state (the “relevant implementation date”), an offer of Series E Preference Shares described in this prospectus supplement not be made to the public in that relevant member state prior to the publication of a prospectus supplement in relation to the Series E Preference Shares that has been approved by the competent authority in that relevant member state or, where appropriate, approved in another relevant member state and notified to the competent authority in that relevant member state, all in accordance with the Prospectus Directive, except that, with effect from and including the relevant implementation date, an offer of securities may be offered to the public in that relevant member state at any time:

•	to any legal entity that is authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

•

to any legal entity that has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than 43,000,000 and (3) an annual net turnover of more than 50,000,000, as shown in its last annual or consolidated accounts; or

•	in any other circumstances that do not require the publication of a prospectus pursuant to Article 3 of the Prospectus Directive.

          Each purchaser of Series E Preference Shares described in a prospectus supplement located within a relevant member state will be deemed to have represented, acknowledged and agreed that it is a “qualified investor” within the meaning of Article 2(1)(e) of the Prospectus Directive.

          For purposes of this provision, the expression an “offer to the public” in any relevant member state means the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe the securities, as the expression may be varied in that member state by any measure implementing the Prospectus Directive in that member state, and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each relevant member state.

          XL Capital has not authorized and does not authorize the making of any offer of Series E Preference Shares through any financial intermediary on its behalf, other than offers made by the underwriters with a view to the final placement of the Series E Preference Shares as contemplated in this prospectus supplement. Accordingly, no purchaser of Series E Preference Shares, other than the underwriters, is authorized to make any further offer of Series E Preference Shares on behalf of XL Capital or the underwriters.

Notice to Prospective Investors in the United Kingdom

          This prospectus supplement is only being distributed to, and is only directed at, persons in the United Kingdom that are qualified investors within the meaning of Article 2(1)(e) of the Prospectus Directive (“Qualified Investors”) that are also (i) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”) or (ii) high net worth entities, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”). This prospectus supplement and its contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by recipients to any other persons in the United Kingdom. Any person in the United Kingdom that is not a relevant person should not act or rely on this document or any of its contents.

Notice to Prospective Investors in France

          Neither this prospectus supplement nor any other offering material relating to the Series E Preference Shares described in this prospectus supplement has been submitted to the clearance procedures of the Autorité des Marchés Financiers or by the competent authority of another member state of the European Economic Area and notified to the Autorité des Marchés Financiers. The Series E Preference Shares have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in France. Neither this prospectus supplement nor any other offering material relating to the Series E Preference Shares has been or will be:

•	released, issued, distributed or caused to be released, issued or distributed to the public in France or

•	used in connection with any offer for subscription or sale of the Series E Preference Shares to the public in France.

          Such offers, sales and distributions will be made in France only

•

to qualified investors (investisseurs qualifiés) and/or to a restricted circle of investors (cercle restreint d’investisseurs), in each case investing for their own account, all as defined in, and in accordance with, Article L.411-2, D.411-1, D.411-2, D.734-1, D.744-1, D.754-1 and D.764-1 of the French Code monétaire et financier or

•	to investment services providers authorized to engage in portfolio management on behalf of third parties or

•

in a transaction that, in accordance with article L.411-2-II-1°-or-2°-or 3° of the French Code monétaire et financier and article 211-2 of the General Regulations (Règlement Général) of the Autorité des Marchés Financiers, does not constitute a public offer (appel public à l’épargne).

          The Series E Preference Shares may be resold directly or indirectly, only in compliance with Articles L.411-1, L.411-2, L.412-1 and L.621-8 through L.621-8-3 of the French Code monétaire et financier.

Notice to Prospective Investors in Hong Kong

          The Series E Preference Shares may not be offered or sold in Hong Kong, by means of any document other than to persons whose ordinary business is to buy or sell shares or debentures, whether as principal or agent, or in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32) of Hong Kong. No advertisement, invitation or document relating to the Series E Preference Shares, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) will be issued other than with respect to Series E Preference Shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made thereunder.

Notice to Prospective Investors in Japan

          The Series E Preference Shares offered in this prospectus supplement have not been registered under the Securities and Exchange Law of Japan, and may not be offered or sold, directly or indirectly, in Japan or to or for the account of any resident of Japan, except (1) pursuant to an exemption from the registration requirements of the Securities and Exchange Law and (2) in compliance with any other applicable requirements of Japanese law.

Notice to Prospective Investors in Singapore

          This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Series E Preference Shares may not be circulated or distributed, nor may the Series E Preference Shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to compliance with conditions set forth in the SFA.

          Where the Series E Preference Shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

(A)

a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(B)	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the Series E Preference Shares pursuant to an offer made under Section 275 of the SFA except :

(1)

to an institutional investor (for corporations, under Section 274 of the SFA) or to a relevant person defined in Section 275(2) of the SFA, or to any person pursuant to an offer that is made on terms that such shares, debentures and units of shares and debentures of that corporation or such rights and interest in that trust are acquired at a consideration of not less than S$200,000 (or its equivalent in a foreign currency) for each transaction, whether such amount is to be paid for in cash or by exchange of securities or other assets, and further for corporations, in accordance with the conditions specified in Section 275 of the SFA;

(2)	where no consideration is or will be given for the transfer; or

(3)	where the transfer is by operation of law.

LEGAL MATTERS

          Certain U.S. legal matters with respect to the Series E Preference Shares will be passed upon for XL Capital by Cahill Gordon & Reindel LLP, New York, New York. Certain matters with respect to the offering of the Series E Preference Shares under the laws of the Cayman Islands will be passed upon for XL Capital by Appleby Hunter Bailhache, Grand Cayman, Cayman Islands. Certain U.S. legal matters with respect to the offering of the Series E Preference Shares will be passed upon for the underwriters by Simpson Thacher & Bartlett LLP, New York, New York. Simpson Thacher & Bartlett has in the past performed, and continues to perform, certain legal services for us and our affiliates.

EXPERTS

          The financial statements as of December 31, 2006 and 2005 and for each of the three years in the period ended December 31, 2006 and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) as of December 31, 2006 included in this prospectus supplement and the accompanying prospectus have been so included in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

INCORPORATION OF DOCUMENTS BY REFERENCE

          The SEC allows us to “incorporate by reference” into this prospectus supplement the information we file with the SEC, which means that we can disclose important information to you by referring to another document filed separately with the SEC. The information that we file after the date of this prospectus supplement with the SEC will automatically be deemed to be incorporated by reference and will update and supersede this information. We incorporate by reference into this prospectus supplement the documents listed below and under “Incorporation of Documents by Reference” in the accompanying prospectus, and any future filings made with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act. You can review and copy documents that XL Capital has filed at the SEC’s Public Reference Room in Washington, D.C. Call 1-202-551-8090 for information. The SEC charges a fee for copies. You can get the same information free from the SEC’s EDGAR database on the Internet (http://www.sec.gov). You may also e-mail requests for these documents to publicinfo@sec.gov or make a request in writing to the SEC’s Public Reference Section, 100 F Street, N.E., Room 1580, Washington, D.C. 20549.

•	Annual Report on Form 10-K for the year ended December 31, 2006, filed on March 1, 2007;

•	Annual Proxy Statement on Schedule 14A filed on March 23, 2006; and

•	Current Reports on Form 8-K filed on February 1, 2007, February 22, 2007 and February 26, 2007.

          Any statement contained in a document incorporated or considered to be incorporated by reference in this prospectus supplement shall be considered to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or in any subsequently filed document that is or is considered to be incorporated by reference modifies or supersedes such statement. Any statement that is modified or superseded will not, except as so modified or superseded, constitute a part of this prospectus supplement. You may request a copy of any of the documents which are incorporated by reference in this prospectus supplement or the accompanying prospectus, other than exhibits which are not specifically incorporated by reference into such documents, and XL Capital Ltd’s constitutional documents, at no cost, by writing or telephoning us at the following:

Investor Relations
XL House One Bermudiana Road
Hamilton HM11, Bermuda
Telephone: (441) 292-8515

PROSPECTUS

XL Capital Ltd

Ordinary Shares
Preference Ordinary Shares
Debt Securities
Ordinary Share Warrants
Ordinary Share Purchase Contracts
Ordinary Share Purchase Units
Subordinated Deferrable Interest Debentures

XL Capital Finance (Europe) plc

Senior Debt Securities fully and unconditionally guaranteed by XL Capital Ltd

XL Capital Trust I
XL Capital Trust II
XL Capital Trust III

Trust Preferred Securities fully and unconditionally guaranteed to the extent provided in this Prospectus by XL Capital Ltd

The following are types of securities that may be offered and sold from time to time under this prospectus:

•	XL Capital Ltd Ordinary Shares	•	XL Capital Finance (Europe) plc Senior Debt Securities
•	XL Capital Ltd Preference Ordinary Shares
•	XL Capital Ltd Debt Securities	•	Trust Preferred Securities
•	XL Capital Ltd Ordinary Share Warrants	•	XL Capital Ltd Subordinated Deferrable Interest Debentures
•	XL Capital Ltd Ordinary Share Purchase Contracts
•	XL Capital Ltd Ordinary Share Purchase Units

XL Capital Ltd’s Ordinary Shares are traded on the New York Stock Exchange under the symbol “XL”.

A prospectus supplement, which must accompany this prospectus, will describe the securities XL Capital Ltd, XL Capital Finance (Europe) plc and/or the trusts are offering and selling, as well as the specific terms of the securities. Those terms may include, among others, as applicable:

•	Maturity	•	Redemption terms
•	Interest rate	•	Conversion terms
•	Dividend rate	•	Listing on a securities exchange
•	Sinking fund terms	•	Amount payable at maturity
•	Ranking

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The securities may be offered in amounts, at prices and on terms determined at the time of offering. The securities may be sold directly to you, through agents that XL Capital Ltd, XL Capital Finance (Europe) plc and/or the applicable trust may elect, or through underwriters and dealers that XL Capital Ltd, XL Capital Finance (Europe) plc and/or the applicable trust may select, in each case on a continuous or delayed basis. If XL Capital Ltd, XL Capital Finance (Europe) plc and/or the applicable trust use agents, underwriters or dealers to sell the securities, XL Capital Ltd, XL Capital Finance (Europe) plc and/or the applicable trust, as applicable, will name them and describe their compensation in a prospectus supplement.

December 1, 2005

ABOUT THIS PROSPECTUS

          This prospectus is part of a registration statement that XL Capital Ltd, XL Capital Finance (Europe) plc and the trusts filed with the Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process, relating to:

(1)

XL Capital Ltd’s ordinary shares, preference ordinary shares, debt securities (which may include medium term notes), ordinary share warrants, ordinary share purchase contracts, ordinary share purchase units, subordinated deferrable interest debentures, guarantees of XL Capital Finance (Europe) plc senior debt securities and guarantees of trust preferred securities;

(2)	XL Capital Finance (Europe) plc’s senior debt securities; and

(3)	the trust preferred securities of XL Capital Trust I, XL Capital Trust II and XL Capital Trust III described in this prospectus.

          Under this shelf process, XL Capital Ltd, XL Capital Finance (Europe) plc and the trusts may sell the securities described in this prospectus in one or more offerings in an unlimited dollar amount. This prospectus provides you with a general description of the securities that XL Capital Ltd, XL Capital Finance (Europe) plc and the trusts may offer. This prospectus does not contain all of the information set forth in the registration statement as permitted by the rules and regulations of the SEC. For additional information regarding XL Capital Ltd, XL Capital Finance (Europe) plc or the trusts and the offered securities, please refer to the registration statement. Each time XL Capital Ltd, XL Capital Finance (Europe) plc or a trust sells securities it will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also supplement or update information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”

          In this prospectus, and in the accompanying prospectus supplement, unless the context requires otherwise, “we,” “us” and “our” refer to XL Capital Ltd and its subsidiaries, “XL Capital” refers to XL Capital Ltd and not any of its subsidiaries, “XL Finance” refers to XL Capital Finance (Europe) plc and “XL Capital trusts” or the “trusts” refer, collectively, to XL Capital Trust I, XL Capital Trust II and XL Capital Trust III.

WHERE YOU CAN FIND MORE INFORMATION

          XL Capital, the trusts and XL Finance have filed with the SEC under the Securities Act of 1933, as amended (the “Securities Act”), a combined registration statement on Form S-3 (herein, together with all amendments and exhibits, referred to as the “registration statement”) relating to the offered securities.

XL Capital

          XL Capital is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and in accordance therewith files annual, quarterly and current reports, proxy statements and other information with the SEC. The public may read and copy any materials that XL Capital files with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, such material can be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005. The SEC also maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers, including XL Capital, that file electronically with the SEC. The address of the SEC’s Internet site is www.sec.gov.

XL Capital Finance (Europe) plc

          XL Capital Finance (Europe) plc is not currently subject to the information reporting requirements of the Exchange Act. XL Capital Finance (Europe) plc is an indirect wholly-owned subsidiary of XL Capital and currently has no operations. XL Capital Finance (Europe) plc has not engaged in any activities other than those incidental to its formation, the issuance of a series of its senior debt securities in January 2002 and the lending or contributing of the proceeds of those senior debt securities to XL Capital and activities incidental to or connected with the foregoing. The outstanding senior debt securities of XL Capital Finance (Europe) plc are, and any future issuances of debt securities of XL Capital Finance (Europe) plc will be, fully and unconditionally guaranteed by XL Capital and by no other subsidiary of XL Capital. See “Description of XL Capital Finance (Europe) plc Senior Debt Securities.”

The Trusts

          None of the trusts is currently subject to the information reporting requirements of the Exchange Act. No separate financial statements of the trusts have been included herein. We do not believe that such financial statements would be material to holders of the trust preferred securities because:

(1)	all of the voting securities of the trusts will be owned, directly or indirectly, by XL Capital, a reporting company under the Exchange Act;

(2)

the trusts have no independent operations and each trust exists for the sole purpose of issuing securities representing undivided beneficial interests in the assets of such trust and investing the proceeds thereof in subordinated deferrable interest debentures issued by XL Capital; and

(3)	the obligations of each trust under its trust preferred securities are fully and unconditionally guaranteed by XL Capital to the extent that such trust has funds available to meet such obligations.

          See “The Trusts,” “Description of the Trust Preferred Securities,” “Description of the Trust Preferred Securities Guarantees” and “Description of the Subordinated Deferrable Interest Debentures.”

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

          The SEC allows XL Capital to “incorporate by reference” into this prospectus the information it files with the SEC, which means that it can disclose important information to you by referring to another document filed separately with the SEC. The information that XL Capital files after the date of the initial registration statement and prior to the termination of this offering shall be deemed to be incorporated by reference into this prospectus. The information that XL Capital files after the date of this prospectus with the SEC will automatically update and supersede this information. XL Capital incorporates by reference into this prospectus the documents listed below, which have been filed by XL Capital with the SEC (SEC file number 1-10804), and any future filings made by XL Capital pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering.

•	Annual Report on Form 10-K for the year ended December 31, 2004, filed on March 11, 2005;

•	Proxy Statement dated March 24, 2005, filed on March 24, 2005;

•	Quarterly Report on Form 10-Q for the period ended March 31, 2005, filed on May 6, 2005;

•	Quarterly Report on Form 10-Q for the period ended June 30, 2005, filed on August 4, 2005;

•	Quarterly Report on Form 10-Q for the period ended September 30, 2005, filed on November 9, 2005; and

•

Current Reports on Form 8-K filed on January 21, February 10 (other than Item 2.02 and Exhibit 99.1 thereof), February 23, March 8, April 15, May 2, May 20, June 8, June 16, June 27, July 8, September 13, September 14, October 5, October 26 and November 28, 2005.

          Any statement contained in a document incorporated or considered to be incorporated by reference in this prospectus shall be considered to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any subsequently filed document that is or is considered to be incorporated by reference modifies or supersedes such statement. Any statement that is modified or superseded shall not, except as so modified or superseded, constitute a part of this prospectus.

          We will provide to each person, including any beneficial owner, to whom this prospectus is delivered, at no cost upon his or her written or oral request, a copy of any of the documents that are incorporated by reference in this prospectus, other than exhibits to such documents that are not specifically incorporated by reference into such documents, and XL Capital’s, XL Capital Finance (Europe) plc’s and the trusts’ constitutional documents. You may request such documents by contacting us at:

Investor Relations
XL Capital Ltd
XL House
One Bermudiana Road
Hamilton HM 11, Bermuda
Telephone: (441) 292-8515

          None of XL Capital, XL Finance or the trusts have authorized anyone to give any information or to represent anything not contained in this prospectus or in any of the materials that XL Capital, XL Finance or the trusts have incorporated by reference in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of the date of this prospectus.

XL CAPITAL LTD

          XL Capital, together with its subsidiaries, is a leading provider of insurance and reinsurance coverages and financial products and services to industrial, commercial and professional service firms, insurance companies and other enterprises on a worldwide basis.

          XL Capital is incorporated in the Cayman Islands. XL Capital’s principal executive offices are located at XL House, One Bermudiana Road, Hamilton HM 11, Bermuda. XL Capital’s telephone number is (441) 292-8515. XL Capital’s website address is www.xlcapital.com. The information contained on XL Capital’s website is not incorporated by reference into this prospectus.

          You can obtain additional information about us in the reports and other documents incorporated by reference in this prospectus. See “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

XL CAPITAL FINANCE (EUROPE) PLC

          XL Capital Finance (Europe) plc (formerly known as XL Finance (UK) plc) was incorporated as a public limited company under the laws of England and Wales on August 29, 2001 under the number 4278406. XL Capital Finance (Europe) plc’s registered offices are located at XL House, 70 Gracechurch Street, London EC3V 0XL, England. XL Capital Finance (Europe) plc’s telephone number is (44) 20 7933 7000. XL Capital Finance (Europe) plc is a wholly-owned subsidiary of XL Capital.

THE TRUSTS

          Each of XL Capital Trust I, XL Capital Trust II and XL Capital Trust III is a statutory trust formed under Delaware law pursuant to (i) a separate declaration of trust, executed by XL Capital, as sponsor for such trust (the “sponsor”), and the trustees (as defined herein) as of that date of such trust and (ii) the filing of a separate certificate of trust with the Delaware Secretary of State. The declaration of trust of each trust will be amended and restated in its entirety (as so amended and restated, the “declaration”) substantially in the form incorporated by reference in the registration statement of which this prospectus forms a part.

          Each trust exists for the exclusive purposes of (1) issuing and selling the trust preferred securities representing preferred undivided beneficial interests in the assets of such trust and trust common securities representing common undivided beneficial interests in the assets of such trust (the “trust common securities” and, together with the trust preferred securities, the “trust securities”), (2) investing the gross proceeds of the trust securities in a series of subordinated deferrable interest debentures and (3) engaging in only those other activities necessary or incidental thereto.

          All of the trust common securities will be directly or indirectly owned by XL Capital. The trust common securities will rank equal with, and payments will be made thereon pro rata, with the trust preferred securities except that upon an event of default under the declaration, the rights of the holders of the trust common securities to payment in respect of distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the trust preferred securities. Each trust has a term of approximately 55 years, but may terminate earlier as provided in the applicable declaration.

          Each trust’s business and affairs will be conducted by the trustees (the “trustees”) appointed by XL Capital, as the direct or indirect holder of all the trust common securities. The holder of the trust common securities will be entitled to appoint, remove or replace any of, or increase or reduce the number of, the trustees of a trust. The duties and obligations of such trustees shall be governed by the declaration of such trust, the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and the Delaware Statutory Trust Act. A majority of the trustees (the “regular trustees”) of each trust will be persons who are employees or officers of, or affiliated with, XL Capital.

          One trustee of each trust will be a financial institution that will be unaffiliated with XL Capital and that shall act as property trustee and as indenture trustee for purposes of the Trust Indenture Act, pursuant to the terms set forth in a prospectus supplement (the “property trustee”). In addition, unless the property trustee maintains a principal place of business in the State of Delaware and otherwise meets the requirements of applicable law, another trustee of each trust will be an entity that resides or has its principal place of business in the State of Delaware (the “Delaware Trustee”). XL Capital will pay all fees, expenses, debts and obligations (other than the trust securities) related to the trusts and the offering of trust securities. The office of the Delaware trustee for each trust in the State of Delaware is First Union Trust Company, National Association, One Rodney Square, 920 King Street, Suite 102, Wilmington, Delaware 19801. The principal place of business of each trust shall be c/o XL Capital Ltd, XL House, One Bermudiana Road, Hamilton HM 11, Bermuda (telephone number (441) 292-8515).

USE OF PROCEEDS

          Except as may otherwise be described in the prospectus supplement relating to an offering of securities, the net proceeds from the sale of the securities included in this prospectus will be used for general corporate purposes. Each trust will invest all proceeds received from the sale of its trust securities in a particular series of subordinated deferrable interest debentures of XL Capital, which will use such funds for general corporate purposes. Any specific allocation of the net proceeds of an offering of securities to a specific purpose will be determined at the time of such offering and will be described in the related prospectus supplement.

ACCOUNTING TREATMENT RELATING TO TRUST SECURITIES

          The precise terms of the transaction, including the amount and type of ownership interests of XL Capital in the trust, and an analysis of the relevant accounting rules and interpretations (including FASB Interpretation No. 46, “Consolidation of Variable Interest Entities” (“FIN 46”)) will dictate the accounting treatment of the trust preferred securities. Such accounting treatment may involve, among other possibilities, consolidating the trust with XL Capital’s consolidated financial statements or reflecting only the subordinated deferrable interest debentures issued to each trust. The prospectus supplement relating to an offering of trust preferred securities will describe the accounting treatment expected to apply to any such offering.

RATIO OF EARNINGS TO FIXED CHARGES AND
RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERENCE DIVIDENDS

          Our ratio of earnings to fixed charges and our ratio of earnings to combined fixed charges and preference dividends for each of the periods indicated is as follows:

	(Unaudited) Nine Months Ended September 30, 2005(2)	Fiscal Year Ended December 31,

		2004(2)	2003(2)	2002(2)	2001(1)(2)	2000(2)

Ratio of Earnings to Fixed Charges	—	4.8x	2.8x	3.0x	—	5.6x
Ratio of Earnings to Combined Fixed Charges and Preference Dividends	—	4.2x	2.4x	2.9x	—	5.6x

(1)

For the nine months ended September 30, 2005 and the year ended December 31, 2001, earnings were insufficient to cover fixed charges by $520.2 million and $832.2 million, respectively and insufficient to cover combined fixed charges and preference dividends by $550.4 million and $832.4 million, respectively.

(2)

The ratios for the years ended December 31, 2004, 2003, 2002, 2001 and 2000 reflect the restatement of fixed charges based on the re-presentation of certain line items in the consolidated statements of income of XL Capital. This representation had no impact on net income.

          We have computed the foregoing ratios by dividing (1) income from continuing operations before income taxes, minority interest and income or loss from equity investees plus the sum of fixed charges, amortization of capitalized interest and distributed income of equity investees, less minority interest in pre-tax income of subsidiaries that have not incurred fixed charges, by (2) the sum of fixed charges and, where indicated, preference dividends. Fixed charges consist of interest expense on all indebtedness (including amortization of deferred financing costs), an estimate of the interest within rental expense and accretion of deposit liability transactions. Because we had no outstanding preference ordinary shares during any of the years ended December 31, 2001 and 2000, the ratio of earnings to fixed charges is identical to the ratio of earnings to combined fixed charges and preference dividends for each of these periods.

          XL Capital Finance (Europe) plc and the trusts had no operations during the periods set forth above.

GENERAL DESCRIPTION OF THE OFFERED SECURITIES

          XL Capital may offer from time to time under this prospectus, separately or together:

•	ordinary shares;

•	preference ordinary shares;

•	unsecured senior or subordinated debt securities;

•	warrants to purchase ordinary shares of XL Capital;

•	ordinary share purchase contracts; and

•

ordinary share purchase units, each representing ownership of one or more ordinary share purchase contracts and, as security for the holder’s obligation to purchase ordinary shares under the share purchase contract, any one or more of (1) debt securities of XL Capital (which may be senior or subordinated), (2) senior debt securities of XL Capital Finance (Europe) plc, fully and unconditionally guaranteed by XL Capital, (3) debt obligations of third parties, including U.S. Treasury securities, (4) preference ordinary shares of XL Capital or (5) preferred securities of a trust.

          XL Capital Finance (Europe) plc may offer from time to time under this prospectus unsecured senior debt securities, which will be fully and unconditionally guaranteed by XL Capital.

          Each trust may offer from time to time under this prospectus trust preferred securities representing undivided beneficial interests in its respective assets, which will be fully and unconditionally guaranteed to the extent described in this prospectus by XL Capital.

          References to “XL Capital,” “we,” “our” or “us” in “Description of XL Capital Preference Ordinary Shares,” “Description of XL Capital Ordinary Shares,” “Description of XL Capital Ordinary Share Warrants” and “Description of XL Capital Debt Securities,” refer solely to XL Capital Ltd and not its subsidiaries.

DESCRIPTION OF XL CAPITAL SHARE CAPITAL

General

          The Articles of Association and Memorandum of Association of XL Capital provide that its authorized share capital is US$9,999,900 divided into 999,990,000 ordinary shares, par value $0.01 per share. The XL Capital ordinary shares are currently divided into five classes: Class A Ordinary Shares and Class B Ordinary Shares (together, the

“ordinary shares”) and Series A Preference Ordinary Shares, Series B Preference Ordinary Shares and Series C Preference Ordinary Shares.

          As of November 29, 2005, XL Capital’s issued and outstanding shares were approximately as follows:

Class of Shares*	Shares

Class A Ordinary Shares	140,576,462
Series A Preference Ordinary Shares	9,200,000
Series B Preference Ordinary Shares	11,500,000

All issued and outstanding shares are fully paid and nonassessable.

*	Class B Ordinary Shares and Series C Preference Ordinary Shares are authorized. No Class B Ordinary Shares are outstanding and no Series C Preference Ordinary Shares have been issued.

DESCRIPTION OF XL CAPITAL PREFERENCE ORDINARY SHARES

General

          We are authorized to issue up to 999,990,000 ordinary shares of our company, par value $0.01 per share. Without prejudice to any special rights previously conferred on the holders of existing shares, the board of directors has the power to issue our ordinary shares with such preferred, deferred or other special rights, terms or conditions, or such restrictions, whether in regard to dividends, voting, return of share capital, exchange for other classes of shares, exchangeability for other securities or otherwise as the board of directors may from time to time determine.

          The following is a description of certain general terms and provisions of the preference ordinary shares that, following appropriate resolutions of the board of directors, we may issue with preferred rights (“preference ordinary shares”). The particular terms of any class or series of preference ordinary shares will be described in the applicable prospectus supplement. The applicable prospectus supplement may also state that any of the terms set forth herein are inapplicable to such series of preference ordinary shares; provided, that the information set forth in such prospectus supplement does not constitute material changes to the information herein such that it alters the nature of the offering or the securities offered.

          The following summary of terms of our preference ordinary shares is not complete. You should refer to the provisions of our Memorandum of Association, our Articles of Association and the terms of each class or series of the preference ordinary shares which will be filed with the SEC at or prior to the time of issuance of such class or series of the preference ordinary shares and described in the applicable prospectus supplement.

Terms

          The terms of each series of preference ordinary shares will be described in any prospectus supplement related to such class or series of preference ordinary shares.

          The board of directors in approving the issuance of a class or series of preference ordinary shares shall determine, and the applicable prospectus supplement will set forth with respect to such class or series, the following:

•	whether dividends on that class or series of preference ordinary shares will be cumulative or non-cumulative;

•

the dividend rate and rights in respect of dividends on the preference ordinary shares of that class or series and whether the dividend rate is subject to reset (up to a specified maximum) under certain circumstances described, if applicable, in such prospectus supplement;

•	the liquidation preference per share of that class or series of preference ordinary shares, if any;

•	the voting powers, if any, of the preference ordinary shares of that class or series;

•	any redemption and sinking fund provisions applicable to that class or series of preference ordinary shares;

•	any conversion provisions applicable to that class or series of preference ordinary shares; and

•	the terms of any other preferences or other rights and limitations, if any, applicable to that class or series of preference ordinary shares.

Dividends

          Holders of preference ordinary shares will be entitled to receive, when, as and if declared by the board of directors, cash dividends at the rates and on the dates as set forth in the applicable prospectus supplement. Except as set forth below, no dividends will be declared or paid on any class or series of preference ordinary shares unless full dividends for all classes or series of preference ordinary shares which have the same rank as, or rank senior to, such class or series of preference ordinary shares (including cumulative dividends still owing, if any) have been or contemporaneously are declared and paid. When those dividends are not paid in full, dividends will be declared pro rata so that the amount of dividends declared per share on that class or series of preference ordinary shares and on each other class or series of preference ordinary shares having the same rank as, or ranking senior to, that class or series of preference ordinary shares will in all cases bear to each other the same ratio that accrued dividends per share on that class or series of preference ordinary shares and the other preference ordinary shares bear to each other. In addition, generally, unless all dividends on the preference ordinary shares have been paid, no dividends will be declared or paid on the ordinary shares and generally we may not redeem or purchase any ordinary shares.

Voting Rights

          The holders of the preference ordinary shares shall not, except as required by law or as set forth in the applicable prospectus supplement, have any right or power to vote on any question or in any proceeding or to be represented at, or to receive notice of, any meeting of shareholders. On any matters on which the holders of the preference ordinary shares shall be entitled to vote, they shall be entitled to one vote for each share held.

          Unless otherwise stated in the applicable prospectus supplement, if six or more full quarterly dividends (whether consecutive or not) on any series of preference ordinary shares shall be in arrears, then during such period, which we refer to herein as the “voting period,” the holders of a majority of the outstanding preference ordinary shares of all series so in arrears and having such right represented in person or by proxy at any meeting of our shareholders held for the election of directors during such voting period shall be entitled, as a class, to the exclusion of the holders of all other classes of our shares, to elect two of our directors, each preference ordinary share entitling the holder thereof to one vote.

          Any director who shall have been elected by holders of preference ordinary shares, or by any director so elected as herein contemplated, may be removed at any time during a voting period, either for or without cause, by, and only by, the affirmative votes of the holders of record of a majority of the outstanding preference ordinary shares of all series given at a special meeting of such shareholders called for the purpose. Any vacancy thereby created may be filled during such voting period by the holders of preference ordinary shares of all series, present in person or represented by proxy at such meeting. Any director elected by holders of preference ordinary shares, or by any director so elected as herein contemplated, who dies, resigns or otherwise ceases to be a director shall, except as otherwise provided in the preceding sentence, be replaced by the remaining director theretofore elected by the holders of preference ordinary shares. At the end of the voting period, the holders of preference ordinary shares of all series shall be automatically divested of all voting power vested in them under this provision but subject always to the subsequent vesting of voting power in the holders of preference ordinary shares in the event of any similar cumulated arrearage in payment of quarterly dividends occurring thereafter. The term of all directors elected pursuant to this provision shall in all events expire at the end of the voting period.

          In addition, unless a particular series of preference ordinary shares has been previously redeemed or called for redemption, certain transactions that would vary the rights of the holders of such series cannot be made without the approval of a special resolution in writing by the holders of 100% of such series or the sanction of a special resolution passed by two-thirds of the votes cast at a separate meeting of the holders of such series, subject to any requirements of Cayman Islands law.

Ranking

          The preference ordinary shares will rank senior to our ordinary shares with respect to payment of dividends and amounts upon liquidation, dissolution or winding-up of XL Capital. Without the requisite vote of holders of the preference ordinary shares, as described above under “— Voting Rights,” no class or series of capital shares can be created ranking senior to the preference ordinary shares as to dividend rights or liquidation preference.

Liquidation Rights

          In the event of our liquidation, dissolution or winding-up, the holders of preference ordinary shares of each series are entitled to receive out of our assets available for distribution to shareholders, before any distribution of assets is made to holders of ordinary shares or any other class or series of our capital shares (including any preferred shares) which is junior as to liquidation rights to our preference ordinary shares of such series, liquidating distributions in the amount set forth in the applicable prospectus supplement, plus dividends accrued and accumulated but unpaid to the date of such distribution. If, upon our liquidation, dissolution or winding-up, the amounts payable with respect to our preference ordinary shares of such series and any of our other preference ordinary shares ranking as to any such distribution on a parity with our preference ordinary shares of such series are not paid in full, the holders of our preference ordinary shares of such series and of such of our other preference ordinary shares will share ratably in any such distribution of assets in proportion to the full respective preferential amounts to which they are entitled. After payment of the full amount of the liquidating distribution to which they are entitled, the holders of preference ordinary shares will not be entitled to any further participation in any distribution of assets by us. Neither our consolidation or merger with another corporation nor a sale or transfer of all or part of our assets for cash or securities shall be considered a liquidation, dissolution or winding-up of XL Capital.

Redemption Provisions

          The preference ordinary shares of each series will have such optional or mandatory redemption terms, if any, as shall be set forth in the applicable prospectus supplement.

Conversion and Exchange Rights

          The preference ordinary shares, if convertible, will only be convertible into our ordinary shares, and will not be convertible into or exchangeable for securities of a third party. The terms and conditions, if any, upon which any series of our preference ordinary shares is convertible into ordinary shares or exchangeable into debt securities will be set forth in the applicable prospectus supplement relating to such series of preference ordinary shares. Such terms will include:

(1)	in the case such series of preference ordinary shares is convertible into ordinary shares:

	(a)	the number of ordinary shares into which preference ordinary shares of such series are convertible;

	(b)	the conversion price (or manner of calculation thereof);

	(c)	the conversion period;

	(d)	provisions as to whether conversion will be at the option of the holders of such series of preference ordinary shares or at our option or automatic;

	(e)	the events requiring an adjustment of the conversion price; and

	(f)	provisions affecting conversion in the event of the redemption of such series of preference ordinary shares; and

(2)	in the case such series of preference ordinary shares is exchangeable into debt securities:

	(a)	the principal amount of debt securities into which preference ordinary shares of such series are exchangeable;

	(b)	the exchange period; and

	(c)	provisions as to whether the exchange will be at the option of the holders of such series of preference ordinary shares or at our option or automatic.

Miscellaneous

          Our preference ordinary shares will have no preemptive rights. All of our preference ordinary shares, upon payment in full therefor, will be fully paid and nonassessable.

DESCRIPTION OF XL CAPITAL ORDINARY SHARES

General

          The following description of our ordinary shares is a summary. This summary is not complete and is subject to the complete text of applicable laws and our Memorandum and Articles of Association.

Voting

          The holders of our Class A Ordinary Shares are entitled to one vote per share while our Class B Ordinary Shares carry no voting rights. Our Articles of Association restrict the voting power of any shareholder to less than approximately 10% of total voting power.

          Under the Cayman Islands Companies Law (the “Law”) and our Memorandum and Articles of Association, some matters, such as altering the Memorandum or the Articles of Association, changing the name of a company, voluntarily winding-up a company or removing a director, require approval of shareholders by a special resolution. A special resolution is a resolution (1) passed by a majority of not less than two-thirds of such shareholders as, being entitled to do so, vote in person or by proxy at a general meeting or (2) approved in writing by all shareholders entitled to vote at a general meeting of the company.

Dividend Rights

          Subject to the Law and any rights and restrictions of any other class or series of shares, including our preference ordinary shares, the board of directors may from time to time declare dividends on the shares issued and authorize payment of the dividends out of our profit realized or unrealized or out of monies otherwise available for dividends in accordance with the Law. The board of directors may declare that any dividend be paid wholly or partly by the distribution of our shares and/or specific assets.

          No dividends on the shares issued will be declared by our board of directors, or paid or set apart for payment by us, at any time during which the terms and provisions of any of our agreements, including any agreement relating to our indebtedness, or Cayman Islands law prohibit a declaration, payment or setting apart for payment of a dividend or provide that such a declaration, payment or setting apart for payment would constitute a breach or a default or not be permitted thereunder. No dividends on the shares issued will be declared or paid or set apart for payment if prohibited by law or regulation.

          Our Articles of Association provide that no dividend shall be payable except out of our profits, realized or unrealized, or out of monies otherwise available for dividends in accordance with Cayman Islands law. Under Cayman Islands law, we may not lawfully declare or pay a dividend out of the share premium account if there are reasonable grounds for believing that we are, or would immediately following the payment of the dividend be, unable to pay our debts as they fall due in the ordinary course of business. In addition, our directors are, as a matter of prudence, required to ensure that any dividend declared or paid is not of an amount that reduces our reserves to a level that is not sufficient to meet the reserve requirements of our business.

Rights upon Liquidation

          Upon our liquidation, after the payments to be made in accordance with the Law and the full amounts that holders of any issued shares ranking senior to the ordinary shares, including our preference ordinary shares, as to distribution on liquidation or winding-up are entitled to receive have been paid or set aside for payment, the holders of the ordinary shares are entitled to receive, pro rata, any remaining assets available for distribution to the holders of ordinary shares. The liquidator may deduct from the amount payable in respect of those ordinary shares any liabilities the holder has to or with us. The assets received by the holders of ordinary shares in a liquidation may consist in whole or in part of property. That property is not required to be of the same kind for all shareholders.

Stock Plans

          Our incentive stock plan, the “1991 Performance Incentive Program,” provides for grants of non-qualified or incentive stock options, restricted stock awards, restricted stock units, performance shares, performance units and stock appreciation rights (“SARs”). The plan is administered by a Committee designated by the board of directors (the “Committee”). Stock options may be granted with or without SARs. Exercise prices (which cannot be less per share than the fair market value per share on the grant date) are established by the Committee at the date of grant. Options and SARs have a life of not longer than 10 years and vest as set forth by the Committee.

          Restricted stock awards issued under the 1991 Performance Incentive Program vest over such period as the Committee may approve. These shares contain certain restrictions, prior to vesting, relating to, among other things, forfeiture in the event of termination of employment and transferability. Restricted stock issued under the plan totaled 596,411 shares, 496,671 shares and 225,960 shares in 2004, 2003 and 2002, respectively. Vesting for such shares generally occurs over a four year period from the date of issue.

          We also have stock plans in place for our non-employee directors. We maintain the Directors Stock & Option Plan, which provides for annual automatic grants of options to purchase 5,000 ordinary shares to each non-employee director in office immediately following our annual meeting. It also provides for automatic grants of options to purchase 5,000 shares to each non-employee director when he or she is first elected to the Board. The exercise price per share of each of the options is equal to the fair market value per ordinary share on the date of grant, the options vest immediately on the date of grant, and they are exercisable for ten years. Discretionary stock option grants may also be made to non-employee directors under the plan. The Directors Stock & Option Plan also provides for discretionary grants of restricted stock and restricted stock units to non-employee directors. Non-employee directors may also make an irrevocable election preceding the beginning of each calendar year to defer cash compensation that would otherwise be payable as their annual retainer in increments of 10% or receive their annual retainer fee currently in the form of shares instead of cash. Any deferred payments will be credited in the form of shares calculated by dividing 110% of the deferred payment by the market value of our stock on the date the fees would otherwise be payable. The shares are distributed in accordance with the terms of the plan. Shares issued under the plan totaled 3,819, 3,153 and 3,622 in 2004, 2003, and 2002, respectively.

          A second stock plan, the Stock Plan for Non-employee Directors, provides for the crediting of share units, as of the day of each year that annual retainer fees are payable, determined by dividing the annual retainer fee by the fair market value of an ordinary share on the date the units are credited. These units receive dividends in the form of additional units equal to the cash value divided by the market price on the payment date. Benefits under the plan will be distributed in the form of our ordinary shares following termination of the director’s service on the Board. Share units totaling 8,351, 8,598 and 6,659 were issued in 2004, 2003 and 2002, respectively.

          In 1999, we adopted our 1999 Performance Incentive Program under which 1,250,000 options were available and issued to employees who were not directors or executive officers. Our 1999 Performance Incentive Program is substantially similar to our 1991 Performance Incentive Program.

          The Employee Share Purchase Plan (the “ESPP”) was approved by our shareholders on May 10, 2002. The ESPP has two six-month offering periods per year, commencing July 1 and January 1. All employees of XL Capital and its designated participating subsidiaries are eligible to participate in the ESPP, provided they have been employed at least one month prior to the start of the offering period. Employees can invest up to 20% of their total monthly cash compensation towards the purchase of our shares up to a total market value (measured on the first day of the applicable offering period) of U.S.$25,000 in any calendar year. Employees who enroll in the ESPP may purchase our shares at a 15% discount on the lesser of the market price at the beginning or at the end of the six-month offering period. A total of 1,255,000 ordinary shares may be issued under the ESPP. The number of shares issued during the year ended December 31, 2004, 2003 and 2002 was 167,890, 66,848 and 47,399, respectively. We currently anticipate that the ESPP will be terminated effective as of December 31, 2005.

Share Rights Plan

          Rights to purchase ordinary shares (the “Rights”) were distributed as a dividend at the rate of one Right for each ordinary share held of record as of the close of business on October 31, 1998. Each Right entitles holders of ordinary shares to buy one ordinary share at an exercise price of $350. The Rights would be exercisable, and would detach from the ordinary shares, only if a person or group were to acquire 20% or more of our outstanding ordinary shares, or were to announce a tender or exchange offer that, if consummated, would result in a person or group beneficially owning 20% or more of our outstanding ordinary shares. Upon a person or group without prior approval of the board of directors acquiring 20% or more of our outstanding ordinary shares, each Right would entitle the holder (other than such an acquiring person or group) to purchase ordinary shares (or, in certain circumstances, ordinary shares of the acquiring person) with a value of twice the Rights exercise price upon payment of the Rights exercise price. We will be entitled to redeem the Rights at $0.01 per Right at any time until the close of business on the tenth day after the Rights become exercisable. The Rights will expire at the close of business on September 30, 2008, and do not initially have a fair value. We have initially reserved 119,073,878 authorized ordinary shares for issuance upon exercise of Rights.

Classified Board

          Our board of directors is divided into three classes that are elected for staggered three-year terms. A director may be removed by the shareholders without cause only by special resolution of the total voting power of our issued shares determined in accordance with our Articles of Association.

DESCRIPTION OF XL CAPITAL ORDINARY SHARE WARRANTS

General

          XL Capital may issue ordinary share warrants independently or together with any securities offered by any prospectus supplement and such ordinary share warrants may be attached to or separate from such securities. Each series of ordinary share warrants will be issued under a separate warrant agreement to be entered into between XL Capital and a bank or trust company, as warrant agent, all as set forth in the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the certificates representing the ordinary share warrants and will not assume any obligation or relationship of agency or trust for or with any holders of ordinary share warrant certificates or beneficial owners of ordinary share warrants.

          The following summaries of certain provisions of the warrant agreement and ordinary share warrant certificate are not complete. You should look at the warrant agreement relating to, and the ordinary share warrant certificate representing, a series of ordinary share warrants.

          The applicable prospectus supplement may also state that any of the terms set forth herein are inapplicable to such series; provided, that the information set forth in such prospectus supplement does not constitute material changes to the information herein such that it alters the nature of the offering or the securities offered. Ordinary share warrants for the purchase of ordinary shares will be offered and exercisable for U.S. dollars only and will be in registered form only.

Terms

          An applicable prospectus supplement will set forth and describe other specific terms regarding each series of ordinary share warrants offered hereby, including:

(1)	the offering price;

(2)	the number of ordinary shares purchasable upon exercise of each such ordinary share warrant and the price at which such number of ordinary shares may be purchased upon such exercise;

(3)	the date on which the right to exercise such ordinary share warrants shall commence and the date on which such right shall expire; and

(4)	any other terms of such ordinary share warrants.

Exercise of Ordinary Share Warrants

          Each ordinary share warrant will entitle the holder thereof to purchase such ordinary shares at such exercise price as shall in each case be set forth in, or calculable from, the prospectus supplement relating to the offered ordinary share warrants. After the close of business on the expiration date of each ordinary share warrant or such later date to which such expiration date may be extended by us, unexercised ordinary share warrants will become void.

          Ordinary share warrants may be exercised by delivering to the warrant agent payment as provided in the applicable prospectus supplement of the amount required to purchase the ordinary shares purchasable upon such exercise, together with certain information set forth on the reverse side of the ordinary share warrant certificate. Upon receipt of such payment and the ordinary share warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will, as soon as practicable, issue and deliver the ordinary shares purchasable upon such exercise. If fewer than all of the ordinary share warrants represented by such ordinary share certificate are exercised, a new ordinary share warrant certificate will be issued for the remaining amount of ordinary share warrants.

Amendments and Supplements to Warrant Agreement

          The warrant agreement for a series of ordinary share warrants may be amended or supplemented without the consent of the holders of the ordinary share warrants issued thereunder to effect changes that are not inconsistent with the provisions of the ordinary share warrants and that do not adversely affect the interests of the holders of the ordinary share warrants.

Ordinary Share Warrant Adjustments

          Unless otherwise indicated in the applicable prospectus supplement, the exercise price of, and the number of ordinary shares covered by, an ordinary share warrant are subject to adjustment in certain events, including:

(1)	the issuance of ordinary shares as a dividend or distribution on the ordinary shares;

(2)	certain subdivisions and combinations of the ordinary shares;

(3)

the issuance to all holders of ordinary shares of certain rights or warrants entitling them to subscribe for or purchase ordinary shares at less than the current market value, as defined in the applicable warrant agreement for such series of ordinary share warrants; and

(4)	the distribution to all holders of ordinary shares of certain evidences of our indebtedness or assets, other than certain cash dividends and distributions described below.

          No adjustment in the exercise price of, and the number of ordinary shares covered by, an ordinary share warrant will be made for regular quarterly or other periodic or recurring cash dividends or distributions or for cash dividends or distributions to the extent paid from retained earnings. No adjustment will be required unless such adjustment would require a change of at least one percent in the exercise price and exercise rate then in effect; provided, however, that any such adjustment not so made will be carried forward and taken into account in any subsequent adjustment; provided, further, that any such adjustment not so made shall be made no later than three years after the occurrence of the event requiring such adjustment to be made or carried forward. Except as stated above, the exercise price of, and the number of ordinary shares covered by, an ordinary share warrant will not be adjusted for the issuance of ordinary shares or any securities convertible into or exchangeable for ordinary shares, or securities carrying the right to purchase any of the foregoing.

In the case of:

(1)	a reclassification or change of the ordinary shares;

(2)	certain consolidation or merger events involving us; or

(3)	a sale or conveyance to another corporation of our property and assets as an entirety or substantially as an entirety;

in each case as a result of which holders of our ordinary shares shall be entitled to receive stock, securities, other property or assets (including cash) with respect to or in exchange for such ordinary shares, the holders of the ordinary share warrants then outstanding will be entitled thereafter to convert such ordinary share warrants into the kind and amount of ordinary shares and other securities or property which they would have received upon such reclassification, change, consolidation, merger, sale or conveyance had such ordinary share warrants been exercised immediately prior to such reclassification, change, consolidation, merger, sale or conveyance.

DESCRIPTION OF XL CAPITAL ORDINARY SHARE PURCHASE
CONTRACTS AND ORDINARY SHARE PURCHASE UNITS

          XL Capital may issue share purchase contracts, representing contracts obligating holders to purchase from XL Capital, and obligating XL Capital to sell to the holders, or holders to sell to XL Capital and XL Capital to purchase from the holders, a fixed or varying number of ordinary shares at a future date or dates. The price per ordinary share may be fixed at the time the share purchase contracts are entered into or may be determined by reference to a specific formula set forth in the share purchase contracts. Any share purchase contract may include anti-dilution provisions to adjust the number of shares to be delivered pursuant to such share purchase contract upon the occurrence of certain events. The share purchase contracts may be entered into separately or as a part of share purchase units consisting of one or more share purchase contracts and any one or more of:

(1)	debt securities of XL Capital (which may be senior or subordinated);

(2)	senior debt securities of XL Capital Finance (Europe) plc, fully and unconditionally guaranteed by XL Capital;

(3)	preference ordinary shares of XL Capital;

(4)	trust preferred securities of an XL Capital Trust; or

(5)	debt or equity obligations of third parties, including U.S. Treasury securities.

          The share purchase contracts may require us to make periodic payments to the holders of the share purchase units or vice versa, and such payments may be unsecured or prefunded and may be paid on a current or on a deferred basis. The share purchase contracts may require holders to secure their obligations in a specified manner and in certain circumstances we may deliver newly issued prepaid share purchase contracts upon release to a holder of any collateral securing such holder’s obligations under the original share purchase contract. Any one or more of the above securities, ordinary shares or the share purchase contracts or other collateral may be pledged as security for the holders’

obligations to purchase or sell, as the case may be, the ordinary shares under the share purchase contracts. The share purchase contracts may also allow the holders, under certain circumstances, to obtain the release of the security for their obligations under such contracts by depositing with the collateral agent, as substitute collateral, treasury securities with a principal amount at maturity equal to the collateral so released or the maximum number of ordinary shares deliverable by such holders under ordinary share purchase contracts requiring the holders to sell ordinary shares to XL Capital.

          The applicable prospectus supplement will describe the terms of any share purchase contracts or share purchase units and, if applicable, prepaid share purchase contracts. The description in the prospectus supplement will be qualified in its entirety by reference to (1) the share purchase contracts, (2) the collateral arrangements and depositary arrangements, if applicable, relating to such share purchase contracts or share purchase units and (3) if applicable, the prepaid share purchase contracts and the document pursuant to which such prepaid share purchase contracts will be issued.

DESCRIPTION OF XL CAPITAL DEBT SECURITIES

General

          XL Capital may issue debt securities from time to time in one or more series, under one or more indentures, each dated as of a date on or prior to the issuance of the debt securities to which it relates. Senior debt securities and subordinated debt securities may be issued pursuant to separate indentures, a senior indenture and a subordinated indenture, respectively, in each case between us and a trustee qualified under the Trust Indenture Act. Such indentures are subject to such amendments or supplements as may be adopted from time to time. The senior indenture and the subordinated indenture, as amended or supplemented from time to time, are sometimes referred to individually as an “indenture” and collectively as the “indentures.” Each indenture is subject to and governed by the Trust Indenture Act. The aggregate principal amount of debt securities which may be issued under each indenture is unlimited and each indenture provides that the specific terms of any series of debt securities will be set forth in, or determined pursuant to, an authorizing resolution, as defined in the applicable prospectus supplement, and/or a supplemental indenture, if any, relating to such series.

          The statements made below relating to the debt securities and the indentures are summaries of the material provisions thereof and are subject to, and are qualified by reference to, the provisions of the applicable indenture and any applicable U.S. federal income tax considerations as well as any applicable supplements to the terms described below in the applicable prospectus supplement. The applicable prospectus supplement may also state that any of the terms set forth herein are inapplicable to such series of debt securities; provided, that the information set forth in such prospectus supplement does not constitute material changes to the information herein such that it alters the nature of the offering or the securities offered.

Terms

          The debt securities will be our unsecured obligations.

          The senior debt securities will rank equal in right of payment with all our other unsecured and unsubordinated indebtedness.

          The subordinated debt securities will be subordinated in right of payment to the prior payment in full of all our senior indebtedness, which is defined in the section called “Ranking of Debt Securities” below.

          The specific terms of each series of debt securities will be set forth in the applicable prospectus supplement relating thereto, including the following, as applicable:

(1)

the title of such debt securities, whether such debt securities are offered pursuant to a medium term notes program, and whether such debt securities are senior debt securities or subordinated debt securities and, if subordinated debt securities, the specific subordination provisions applicable thereto;

(2)	the aggregate principal amount of such debt securities and any limit on such aggregate principal amount;

(3)

the price (expressed as a percentage of the principal amount thereof) at which such debt securities will be issued and, if other than the principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the maturity thereof, or, if applicable, the portion of the principal amount of such debt securities that is convertible into ordinary shares or preference ordinary shares or the method by which any such portion shall be determined;

(4)

if convertible into our ordinary shares or preference ordinary shares or another entity’s common stock or preferred stock, as the case may be, the terms on which such debt securities are convertible, including the initial conversion price, the conversion period, any events requiring an adjustment of the applicable conversion price and any requirements relating to the reservation of such ordinary shares or preference ordinary shares for purposes of conversion;

(5)	the date(s), or the method for determining such date or dates, on which the principal of such debt securities will be payable and, if applicable, the terms on which such maturity may be extended;

(6)

the rate(s) (which may be fixed or floating), or the method by which such rate or rates shall be determined, at which such debt securities will bear interest, if any, including, if applicable, that such debt securities will bear interest at an increased rate (up to a specified maximum) upon the occurrence of an event of default and/or under certain circumstances described in the applicable prospectus supplement (which may include, among other things, a reduction in the trading price of our ordinary shares below certain levels for a minimum period of time);

(7)

the date(s), or the method for determining such date or dates, from which any such interest will accrue, the dates on which any such interest will be payable, the record dates for such interest payment dates, or the method by which such dates shall be determined, the persons to whom such interest shall be payable, and the basis upon which interest shall be calculated if other than that of a 360-day year of twelve 30-day months;

(8)

the place(s) where the principal of and interest, if any, on such debt securities will be payable, where such debt securities may be surrendered for registration of transfer or exchange and where notices or demands to or upon us in respect of such debt securities and the applicable indenture may be served;

(9)

the period(s), if any, within which, the price or prices at which and the other terms and conditions upon which such debt securities may, pursuant to any optional or mandatory redemption provisions, be redeemed, as a whole or in part, at our option;

(10)

our obligation, if any, to redeem, repay or repurchase such debt securities pursuant to any sinking fund (as defined in the applicable supplemental indenture) or analogous provision or at the option of a holder thereof, and the period or periods within which, the price or prices at which and the other terms and conditions upon which such debt securities will be redeemed, repaid or purchased, as a whole or in part, pursuant to such obligations;

(11)

if other than U.S. dollars, the currency or currencies in which the principal of and interest, if any, on such debt securities are denominated and payable, which may be a foreign currency or units of two or more foreign currencies or a composite currency or currencies, and the terms and conditions relating thereto;

(12)

whether the amount of payments of principal of or interest, if any, on such debt securities may be determined with reference to an index, formula or other method (which index, formula or method may, but need not, be based on the yield on or trading price of other securities, including United States Treasury securities, or on a currency, currencies, currency unit or units, or composite currency or currencies) and the manner in which such amounts shall be determined;

(13)

whether the principal of or interest, if any, on the debt securities of the series is to be payable, at our election or the election of a holder thereof, in a currency or currencies, currency unit or units or composite currency or currencies other than that in which such debt securities are denominated or stated to be payable and the period or periods within which, and the terms and conditions upon which, such election may be made;

(14)	provisions, if any, granting special rights to the holders of debt securities of the series upon the occurrence of such events as may be specified;

(15)

any deletions from, modifications of or additions to the events of default or our covenants with respect to debt securities of the series, whether or not such events of default or covenants are consistent with the events of default or covenants described herein;

(16)

whether debt securities of the series are to be issuable initially in temporary global form and whether any debt securities of the series are to be issuable in permanent global form and, if so, whether beneficial owners of interests in any such security in permanent global form may exchange such interests for debt securities of such series and of like tenor of any authorized form and denomination and the circumstances under which any such exchanges may occur, if other than in the manner provided in the applicable indenture, and, if debt securities of the series are to be issuable as a global security, the identity of the depository for such series;

(17)	the applicability, if any, of the defeasance and covenant defeasance provisions of the applicable indenture to the debt securities of the series;

(18)	if exchangeable into another series of debt securities of XL Capital, the terms on which such debt securities are exchangeable; and

(19)	any other terms of the series of debt securities and any additions to the applicable indenture.

          The debt securities, if convertible or exchangeable, will not be convertible into or exchangeable for securities of a third party.

          If the applicable prospectus supplement provides, the debt securities may be issued at a discount below their principal amount and provide for less than the entire principal amount thereof to be payable upon declaration of acceleration of the maturity thereof. In such cases, all material U.S. federal income tax considerations will be described in the applicable prospectus supplement.

          Except as may be set forth in the applicable prospectus supplement, the debt securities will not contain any provisions that would limit our ability to incur indebtedness or that would afford holders of debt securities protection from transactions involving us, including a highly leveraged transaction involving us or a change in control. The applicable prospectus supplement will contain information with respect to any additions to the events of default or covenants described below, including any addition of a covenant or other provision providing event risk or similar protection.

Denomination, Interest, Registration and Transfer

          We will issue the debt securities of each series only in registered form, without coupons, in denominations of $1,000, or in such other currencies or denominations as may be set forth in the applicable supplemental indenture or specified in, or pursuant to, an authorizing resolution, if any, relating to such series of debt securities.

          The principal of and interest, if any, on any series of debt securities will be payable at the corporate trust office of the trustee, the address of which will be stated in the applicable prospectus supplement. However, at our option, interest payment may be made by check mailed to the address of the person entitled thereto as it appears in the applicable register for such debt securities.

          Subject to certain limitations imposed upon debt securities issued in book-entry form, the debt securities of any series:

•

will be exchangeable for any authorized denomination of other debt securities of the same series and of a like aggregate principal amount and tenor upon surrender of such debt securities at the trustee’s corporate trust office or at the office of any registrar designated by us for such purpose; and

•	may be surrendered for registration of transfer or exchange thereof at the corporate trust office of the trustee or at the office of any registrar designated by us for such purpose.

          No service charge will be made for any registration of transfer or exchange, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with certain transfers and exchanges. We may act as registrar and may change any registrar without notice.

Certain Covenants

          The applicable prospectus supplement will describe any material covenants in respect of a series of debt securities that are not described in this prospectus.

Provisions Applicable to All Debt Securities

          Unless otherwise indicated in the applicable prospectus supplement, senior debt securities and subordinated debt securities will include the provisions described below.

Merger, Consolidation or Sale of Assets

          We may not (1) consolidate with or merge into any other person or convey, transfer, sell or lease our properties and assets substantially as an entirety to any person, (2) permit any person to consolidate with or merge into us or (3) permit any person to convey, transfer, sell or lease that person’s properties and assets substantially as an entirety to us unless:

•

in the case of (1) and (2) above, if we are not the surviving person, such surviving person is an entity organized and existing under the laws of the United States of America (including any State thereof or the District of Columbia), the United Kingdom, the Cayman Islands, Bermuda or any country which is, on the date of the applicable prospectus supplement and supplemental indenture, a member of the Organisation for Economic Co-operation and Development or the European Union and the surviving person assumes the payment of the principal of, premium, if any, and interest on the debt securities and the performance of our other covenants under the applicable indenture; and

•

in all cases, immediately after giving effect to the transaction, no event of default, and no event that, after notice or lapse of time or both, would become an event of default, will have occurred and be continuing.

Provisions Applicable to Senior Debt Securities Only

          Unless otherwise indicated in the applicable prospectus supplement, senior debt securities will include the provisions described below.

          A “change in control” will be deemed to have occurred at such time as:

(1)

any person, including any syndicate or group deemed to be a “person” under Section 13(d)(3) of the Exchange Act, acquires beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of transactions, of shares of our capital stock entitling the person to exercise 50% or more of the total voting power of all shares of our capital stock that is entitled to vote generally in elections of directors, other than an acquisition by us, any of our subsidiaries or any of our employee benefit plans and other than any transaction contemplated by the second bullet point of clause (2) below; or

(2)

we merge or consolidate with or into any other person (other than a subsidiary), another person (other than a subsidiary) merges into us, or we convey, sell, transfer or lease all or substantially all of our assets to another person (other than a subsidiary), other than any transaction:

•

that does not result in a reclassification, conversion, exchange or cancellation of our outstanding ordinary shares (other than the cancellation of any of our outstanding ordinary shares held by the person with whom we merge or consolidate), or

•

pursuant to which the holders of our ordinary shares immediately prior to the transaction are entitled to exercise, directly or indirectly, 50% or more of the total voting power of all shares of capital stock entitled to vote generally in the election of directors of the continuing or surviving corporation immediately after the transaction, or

•

which is effected solely to change our jurisdiction of incorporation and results in a reclassification, conversion or exchange of our outstanding ordinary shares solely into shares of common stock of the surviving entity.

          However, a change in control will not be deemed to have occurred if either:

          (A) in the case of debt securities that are convertible into ordinary shares of XL Capital, the closing price for our ordinary shares for any five trading days within the period of 10 consecutive trading days ending immediately after the later of the change in control or the public announcement of the change in control, in the case of a change in control relating to an acquisition of capital stock, or the period of 10 consecutive trading days ending immediately before the change in control, in the case of a change in control relating to a merger, consolidation or asset sale, equals or exceeds 105% of the average of the closing prices for such convertible debt securities on each of such trading days; or

          (B) all of the consideration (excluding cash payments for fractional shares and cash payments made pursuant to dissenters’ appraisal rights) in a merger or consolidation otherwise constituting a change in control under clause (1) and/or clause (2) above consists of shares of common stock traded on a national securities exchange or quoted on the Nasdaq National Market (or will be so traded or quoted immediately following the merger or consolidation).

Ranking of Debt Securities

General

          We currently conduct substantially all of our operations through our subsidiaries and our subsidiaries generate substantially all of our operating income and cash flow. As a result, distributions and advances from our subsidiaries are the principal source of funds necessary to meet our debt service obligations. Contractual provisions or laws, as well as our subsidiaries’ financial condition and operating and regulatory requirements, may limit our ability to obtain cash from our subsidiaries that we require to pay our debt service obligations. For a description of certain regulatory restrictions on the payment of dividends by our subsidiaries, see Note 24 of the Notes to Consolidated Financial Statements of XL Capital included in our Form 10-K for the year ended December 31, 2004, which is incorporated by reference in this Prospectus. In addition, because we are a holding company, holders of the debt securities will have a junior position to the claims of creditors of our subsidiaries on their assets and earnings.

Senior debt securities

          The senior debt securities will be our unsecured unsubordinated obligations and will:

•	rank equal in right of payment with all our other unsecured and unsubordinated indebtedness;

•	be effectively subordinated in right of payment to all our secured indebtedness to the extent of the value of the assets securing such indebtedness; and

•	be effectively subordinated to all of our subsidiaries’ indebtedness and all mandatorily redeemable preferred stock of our subsidiaries.

          As of September 30, 2005, the aggregate amount of our outstanding consolidated indebtedness for money borrowed was approximately $2.7 billion. All such outstanding indebtedness is unsecured and unsubordinated. As of September 30, 2005, the aggregate amount of outstanding indebtedness for money borrowed of our subsidiaries (other than XL Capital Finance (Europe) plc), which would effectively rank senior to the senior debt issued under the senior debt indenture, was approximately $355.0 million.

          Except as otherwise set forth in the applicable senior indenture or specified in an authorizing resolution and/or supplemental indenture, if any, relating to a series of senior debt securities to be issued, there are no limitations in the senior indenture on the amount of additional indebtedness which may rank equal with the senior debt securities or on the amount of indebtedness, secured or otherwise, which may be incurred or preferred stock which may be issued by any of our subsidiaries.

Subordinated debt securities

          The subordinated debt securities will be our unsecured subordinated obligations. Unless otherwise provided in the applicable prospectus supplement, the payment of principal of, interest on and all other amounts owing in respect of the subordinated debt securities will be subordinated in right of payment to the prior payment in full in cash of principal of, interest on and all other amounts owing in respect of all of our senior indebtedness. Upon any payment or distribution of our assets of any kind or character, whether in cash, property or securities, to creditors upon any total or partial liquidation, dissolution, winding-up, reorganization, assignment for the benefit of creditors or marshaling of our assets or in a bankruptcy, reorganization, insolvency, receivership or other similar proceeding relating to us or our property, whether voluntary or involuntary, all principal of, interest on and all other amounts due or to become due shall be paid, first, to all senior indebtedness in full in cash, or such payment duly provided for to the satisfaction of the holders of senior indebtedness, before any payment or distribution of any kind or character is made on account of any principal of, interest on or other amounts owing in respect of the subordinated debt securities, or for the acquisition of any of the subordinated debt securities for cash, property or otherwise.

          As of September 30, 2005, the aggregate amount of our outstanding consolidated indebtedness for money borrowed was approximately $2.7 billion. All such outstanding indebtedness is unsecured and unsubordinated. As of September 30, 2005, the aggregate amount of outstanding indebtedness for money borrowed of our subsidiaries (other than XL Capital Finance (Europe) plc), which would effectively rank senior to the subordinated debt that may be issued under the subordinated debt indenture, was approximately $355.0 million.

          If any default occurs and is continuing in the payment when due, whether at maturity, upon any redemption, by declaration or otherwise, of any principal of, interest on, unpaid drawings for letters of credit issued in respect of, or regularly accruing fees with respect to, any senior indebtedness, no payment of any kind or character shall be made by us or any other person on our or their behalf with respect to any principal of, interest on or other amounts owing in respect of the subordinated debt securities or to acquire any of the subordinated debt securities for cash, property or otherwise.

          If any other event of default occurs and is continuing with respect to any senior indebtedness, as such event of default is defined in the instrument creating or evidencing such senior indebtedness, permitting the holders of such senior indebtedness then outstanding to accelerate the maturity thereof and if the representative (as defined in the applicable indenture) for the respective issue of senior indebtedness gives written notice of the event of default to the trustee (a “default notice”), then, unless and until all events of default have been cured or waived or have ceased to exist or the trustee receives notice from the representative for the respective issue of senior indebtedness terminating the blockage period (as defined below), during the 179 days after the delivery of such default notice (the “blockage period”), neither we nor any other person on our behalf shall:

(1)	make any payment of any kind or character with respect to any principal of, interest on or other amounts owing in respect of the subordinated debt securities; or

(2)	acquire any of the subordinated debt securities for cash, property or otherwise.

          Notwithstanding anything herein to the contrary, in no event will a blockage period extend beyond 179 days from the date the payment on the subordinated debt securities was due and only one such blockage period may be commenced within any 360 consecutive days. No event of default which existed or was continuing on the date of the commencement of any blockage period with respect to the senior indebtedness shall be, or be made, the basis for commencement of a second blockage period by the representative of such senior indebtedness whether or not within a period of 360 consecutive days unless such event of default shall have been cured or waived for a period of not less than 90 consecutive days (it being acknowledged that any subsequent action, or any breach of any financial covenants for a period commencing after the date of commencement of such blockage period that, in either case, would give rise to an event of default pursuant to any provisions under which an event of default previously existed or was continuing shall constitute a new event of default for this purpose).

          The subordinated indentures do not, and any supplemental subordinated indenture will not, restrict the amount of our or our subsidiaries’ senior indebtedness or other indebtedness. As a result of the foregoing provisions, in the event of our insolvency, holders of the subordinated debt securities may recover ratably less than our general creditors.

          “senior indebtedness,” unless otherwise specified in one or more applicable supplemental indentures or approved pursuant to a board resolution in accordance with the applicable indenture, means, with respect to us,

(1)

the principal (including redemption payments), premium, if any, interest and other payment obligations in respect of (A) our indebtedness for money borrowed and (B) our indebtedness evidenced by securities, debentures, bonds, notes or other similar instruments issued by us, including any such securities issued under any deed, indenture or other instrument to which we are a party (including, for the avoidance of doubt, indentures pursuant to which senior debt securities have been or may be issued);

(2)	all of our capital lease obligations;

(3)

all of our obligations issued or assumed as the deferred purchase price of property, all of our conditional sale obligations, all of our hedging agreements and agreements of a similar nature thereto and all agreements relating to any such agreements, and all of our obligations under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business);

(4)	all of our obligations for reimbursement on any letter of credit, banker’s acceptance, security purchase facility or similar credit transaction;

(5)	all obligations of the type referred to in clauses (1) through (4) above of other persons for the payment of which we are responsible or liable as obligor, guarantor or otherwise;

(6)	all obligations of the type referred to in clauses (1) through (5) above of other persons secured by any lien on any of our property or assets (whether or not such obligation is assumed by us); and

(7)

any deferrals, amendments, renewals, extensions, modifications and refundings of all obligations of the type referred to in clauses (1) through (6) above, in each case whether or not contingent and whether outstanding at the date of effectiveness of the applicable supplemental indenture or thereafter incurred;

except, in each case, for the subordinated debt securities and any such other indebtedness or deferral, amendment, renewal, extension, modification or refunding that contains express terms, or is issued under a deed, indenture or other instrument that contains express terms, providing that it is subordinate to or ranks equal with the subordinated debt securities.

          Such senior indebtedness shall continue to be senior indebtedness and be entitled to the benefits of the subordination provisions of the applicable indenture irrespective of any amendment, modification or waiver of any term of such senior indebtedness and notwithstanding that no express written subordination agreement may have been entered into between the holders of such senior indebtedness and the trustee or any of the holders.

Discharge and Defeasance

          Under the terms of the indentures, we will be discharged from any and all obligations in respect of the debt securities of any series and the applicable indenture (except in each case for certain obligations to register the transfer or exchange of debt securities, replace stolen, lost or mutilated debt securities, maintain paying agencies and hold moneys for payment in trust) if:

(1)	we deliver all outstanding debt securities of such series to the trustee for cancellation and pay all sums payable by us under such debt securities and the indenture with respect to such series; or

(2)

such debt securities either have become due and payable or will become due and payable within one year (or are scheduled for redemption within one year) and we deposit with the debt securities trustee, in trust:

(a)

in the case of any debt securities of any series denominated in U.S. dollars, cash or U.S. government obligations sufficient to pay all principal of and interest and premium, if any, on such debt securities; and

(b)

in the case of any debt securities of any series denominated in any currency other than U.S. dollars, an amount of the applicable currency in which such debt securities are denominated sufficient to pay all principal of and interest and premium, if any, on such debt securities.

          In addition, unless the applicable prospectus supplement and supplemental indenture provide otherwise, we may elect either (1) to defease and be discharged from any and all obligations with respect to such debt securities (“defeasance”) or (2) to be released from our obligations with respect to such debt securities under certain covenants in the applicable indenture, and any omission to comply with such obligations will not constitute a default or an event of default with respect to such debt securities (“covenant defeasance”):

(1)	by delivering all outstanding debt securities of such series to the trustee for cancellation and paying all sums payable by us under such debt securities and the indenture with respect to such series;

(2)	by delivering to the trustee an officers’ certificate as to solvency and the absence of intent of preferring holders of the debt securities over our other creditors; and

(3)	after giving notice to the trustee of our intention to defease all of the debt securities of such series, by irrevocably depositing with the trustee or a paying agent

(a) in the case of any debt securities of any series denominated in U.S. dollars, cash or U.S. government obligations sufficient to pay all principal of and interest on such debt securities; and

(b)

in the case of any debt securities of any series denominated in any currency other than U.S. dollars, an amount of the applicable currency in which the debt securities are denominated sufficient to pay all principal of and interest on such debt securities.

Such a trust may only be established if, among other things:

(1)

the applicable defeasance or covenant defeasance does not result in a breach or violation of, or constitute a default under, any material agreement or instrument to which we are a party or by which we are bound;

(2)

no event of default or event which with notice or lapse of time or both would become an event of default with respect to the debt securities to be defeased will have occurred and be continuing on the date of establishment of such a trust after giving effect to such establishment and, with respect to defeasance only, no bankruptcy proceeding with respect to us will have occurred and be continuing at any time during the period ending on the 91st day after such date; and

(3)

we have delivered to the trustee an opinion of counsel (as specified in the applicable supplemental indenture) to the effect that the holders will not recognize income, gain or loss for United States federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred, and such opinion of counsel, in the case of defeasance, must refer to and be based upon a letter ruling of the Internal Revenue Service received by us, a Revenue Ruling published by the Internal Revenue Service or a change in applicable United States federal income tax law occurring after the date of the applicable supplemental indenture.

          In the event we effect covenant defeasance with respect to any debt securities and such debt securities are declared due and payable because of the occurrence of any event of default, other than an event of default with respect to any covenant as to which there has been covenant defeasance, the government obligations on deposit with the trustee will be sufficient to pay amounts due on such debt securities at the time of the stated maturity but may not be sufficient to pay amounts due on such debt securities at the time of the acceleration resulting from such event of default.

Modification and Waiver

          We, when authorized by a board resolution, and the trustee may modify, amend and/or supplement the applicable indenture and the applicable debt securities with the consent of the holders of not less than a majority in principal amount of the outstanding debt securities of all series affected thereby (voting as a single class); provided, however, that such modification, amendment or supplement may not, without the consent of each holder of the debt securities affected thereby:

(1)	change the stated maturity of the principal of or any premium or any installment of interest with respect to the debt securities;

(2)	reduce the principal amount of, or the rate of interest on or any premium payable upon the redemption of, the debt securities;

(3)	change the currency of payment of principal of or interest on the debt securities;

(4)	change the redemption provisions, if any, of any debt securities in any manner adverse to the holders of such series of debt securities;

(5)	impair the right to institute suit for the enforcement of any payment on or with respect to the debt securities;

(6)	reduce the above-stated percentage of holders of the debt securities of any series necessary to modify or amend the indenture relating to such series;

(7)	in the case of any subordinated indenture, modify the subordination provisions thereof in a manner adverse to the holders of such subordinated debt securities then outstanding;

(8)

in the case of any convertible debt securities, adversely affect the right to convert such debt securities into ordinary shares or preference ordinary shares in accordance with the provisions of the applicable indenture;

(9)

modify or change any provision of the applicable indenture or the related definitions affecting the ranking of the applicable series of senior debt securities in a manner which adversely affects the holders of such senior debt securities; or

(10)	modify the foregoing requirements or reduce the percentage of outstanding debt securities necessary to waive any covenant or past default.

          Holders of not less than a majority in principal amount of the outstanding debt securities of all series affected thereby (voting as a single class) may waive certain past defaults and may waive compliance by us with any provision of the indenture relating to such debt securities (subject to the immediately preceding sentence); provided, however, that:

(1)

without the consent of each holder of debt securities affected thereby, no waiver may be made of a default in the payment of the principal of or interest on any debt security or in respect of a covenant or provision of the indenture that expressly states that it cannot be modified or amended without the consent of each holder affected; and

(2)

only the holders of a majority in principal amount of debt securities of a particular series may waive compliance with a provision of the indenture relating to such series or the debt securities of such series having applicability solely to such series.

          We, when authorized by a board resolution, and the trustee may amend or supplement the indentures or waive any provision of such indentures and the debt securities without the consent of any holders of debt securities in some circumstances, including:

•	to cure any ambiguity, omission, defect or inconsistency;

•	to make any change that does not, in the good faith opinion of our board of directors and the trustee, adversely affect the interests of holders of such debt securities in any material respect;

•	to provide for the assumption of our obligations under the applicable indenture by a successor upon any merger, consolidation or asset transfer permitted under the applicable indenture;

•	to provide any security for or guarantees of such debt securities;

•	to add events of default with respect to such debt securities;

•	to add covenants that would benefit the holders of such debt securities or to surrender any rights or powers we have under the applicable indenture;

•

to make any change necessary for the registration of the debt securities under the Securities Act or to comply with the Trust Indenture Act, or any amendment thereto, or to comply with any requirement of the SEC in connection with the qualification of the applicable indenture under the Trust Indenture Act; provided, however, that such modification or amendment does not, in the good faith opinion of our board of directors and the trustee, adversely affect the interests of the holders of such debt securities in any material respect;

•	to provide for uncertificated debt securities in addition to or in place of certificated debt securities or to provide for bearer debt securities;

•

to add to or change any of the provisions of the applicable indenture to such extent as shall be necessary to permit or facilitate the issuance of the debt securities in bearer form, registrable or not registrable as to principal, and with or without interest coupons;

•

to change or eliminate any of the provisions of the applicable indenture, provided, however, that any such change or elimination shall become effective only when there is no debt security outstanding of any series created prior to the execution of such supplemental indenture which is entitled to the benefit of such provision;

•	to establish the form or terms of debt securities of any series as permitted by the applicable indenture; or

•

to evidence and provide for the acceptance of appointment by a successor trustee with respect to the debt securities of one or more series and to add to or change any of the provisions of the applicable indenture as shall be necessary to provide for or facilitate the administration of the trusts under the applicable indenture by more than one trustee, pursuant to the requirements of the applicable indenture.

Events of Default and Notice Thereof

          The following events are “events of default” with respect to any series of debt securities issued hereunder:

(1)	failure to pay interest on any debt securities of such series within 60 days of when due or principal of any debt securities of such series when due (including any sinking fund installment);

(2)

failure to perform any other agreement contained in the debt securities of such series or the indenture relating to such series (other than an agreement relating solely to another series of debt securities) for 60 days after notice; and

(3)	certain events of bankruptcy, insolvency or reorganization with respect to us.

          Additional or different events of default, if any, applicable to the series of debt securities in respect of which this prospectus is being delivered will be specified in the applicable prospectus supplement.

          The trustee under such indenture shall, within 90 days after the occurrence of any default (the term “default” to include the events specified above without grace or notice) with respect to any series of debt securities actually known to it, give to the holders of such debt securities notice of such default; provided, however, that, except in the case of a default in the payment of principal of or interest on any of the debt securities of such series or in the payment of a sinking fund installment, the trustee for such series shall be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interest of the holders of such debt securities; and provided, further, that in the case of any default of the character specified in clause (2) above with respect to debt securities of such series, no such notice to holders of such debt securities will be given until at least 30 days after the occurrence thereof. We shall certify to the trustee quarterly as to whether any default exists.

          In the case that an event of default, other than an event of default resulting from bankruptcy, insolvency or reorganization, with respect to any series of debt securities shall occur and be continuing, the trustee for such series or the holders of at least 25% in aggregate principal amount of the debt securities of such series then outstanding, by notice in writing to us (and to the trustee for such series if given by the holders of the debt securities of such series), will be entitled to declare all unpaid principal of and accrued interest on such debt securities then outstanding to be due and payable immediately.

          In the case of an event of default resulting from certain events of bankruptcy, insolvency or reorganization, all unpaid principal of and accrued interest on all debt securities of such series then outstanding shall be due and payable immediately without any declaration or other act on the part of the trustee for such series or the holders of any debt securities of such series.

          Such acceleration may be annulled and past defaults (except, unless theretofore cured, a default in payment of principal of or interest on the debt securities of such series) may be waived by the holders of a majority in principal amount of the debt securities of such series then outstanding upon the conditions provided in the applicable indenture.

          No holder of the debt securities of any series issued thereunder may pursue any remedy under such indenture unless the trustee for such series shall have failed to act after, among other things, notice of an event of default and request by holders of at least 25% in principal amount of the debt securities of such series in respect of which the event of default has occurred and the offer to the trustee for such series of indemnity satisfactory to it; provided, however, that such provision does not affect the right to sue for enforcement of any overdue payment on such debt securities.

Conversion and Exchange Rights

          The terms and conditions, if any, upon which the debt securities of any series will be convertible into our ordinary shares or preference ordinary shares or upon which the senior debt securities of any series will be exchangeable for another series of our debt securities will be set forth in the prospectus supplement relating thereto. Such terms will include the conversion or exchange price (or manner of calculation thereof), the conversion or exchange period, provisions as to whether conversion or exchange will be at the option of the holders of such series of debt securities or at our option or automatic, the events requiring an adjustment of the conversion or exchange price and provisions affecting conversion or exchange in the event of the redemption of such series of debt securities. The debt securities, if convertible or exchangeable, will not be convertible into or exchangeable for securities of a third party.

The Trustee

          Subject to the terms of the applicable indenture, the trustee for each series of debt securities is The Bank of New York. Each indenture contains certain limitations on the right of the trustee, as our creditor, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The trustee is permitted to engage in other transactions; provided, however, that if it acquires any conflicting interest, it must eliminate such conflict or resign.

          The trustee may resign at any time with respect to each series of debt securities by giving written notice thereof to us. The trustee may be removed at any time with respect to each series of debt securities by the holders of a majority in principal amount of the outstanding securities of such series delivered to the trustee and to us. In addition, we may also remove the trustee with or without cause if we so notify the trustee thirty days in advance and if no default occurs or is continuing during the thirty-day period.

          Subject to the terms of the applicable indenture, the holders of a majority in principal amount of all outstanding debt securities of a series (or if more than one series is affected thereby, of all series so affected, voting as a single class) have the right to direct the time, method and place of conducting any proceeding for exercising any remedy or power available to the trustee for such series or all such series so affected.

          In case an event of default shall occur (and shall not be cured) under any indenture relating to a series of debt securities and is actually known to a responsible officer of the trustee for such series, such trustee shall exercise such of the rights and powers vested in it by such indenture and use the same degree of care and skill in such exercise as a prudent person would exercise or use under the circumstances in the conduct of his own affairs. Subject to such provisions, the trustee will not be under any obligation to exercise any of its rights or powers under the applicable indenture at the request of any of the holders of debt securities unless they shall have offered to the trustee security and indemnity satisfactory to it.

Governing Law

          The indentures and the debt securities are governed by the laws of the State of New York.

Global Securities; Book-Entry System

          We may issue the debt securities of any series in whole or in part in the form of one or more global securities to be deposited with, or on behalf of, a depositary (the “depositary”) identified in the prospectus supplement relating to such series. “Global securities” represent in the aggregate the total principal or face amount of the securities and, once on deposit with a depositary, allow trading of the securities through the depositary’s book-entry system (as further described below). Global securities, if any, issued in the United States are expected to be deposited with The Depository Trust Company (“DTC”), as depositary. Global securities will be issued in fully registered form and may be issued in either temporary or permanent form. Unless and until it is exchanged in whole or in part for the individual debt securities represented thereby, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any nominee of such depositary to a successor depositary or any nominee of such successor.

          The specific terms of the depositary arrangement with respect to any series of debt securities will be described in the prospectus supplement relating to such series. We expect that unless otherwise indicated in the applicable prospectus supplement, the following provisions will apply to depositary arrangements.

          Upon the issuance of a global security, the depositary for such global security or its nominee will credit on its book-entry registration and transfer system the respective principal amounts of the individual debt securities represented by such global security to the accounts of persons that have accounts with such depositary (“participants”). Such accounts will be designated by the underwriters, dealers or agents with respect to such debt securities or by us if such debt securities are offered directly by us. Ownership of beneficial interests in such global security will be limited to participants or persons that may hold interests through participants.

          We expect that, pursuant to procedures established by DTC, ownership of beneficial interests in any global security with respect to which DTC is the depositary will be shown on, and the transfer of that ownership will be effected only through, records maintained by DTC or its nominee (with respect to beneficial interests of participants) and records of participants (with respect to beneficial interests of persons who hold through participants). Neither we nor the trustee will have any responsibility or liability for any aspect of the records of DTC or for maintaining, supervising or reviewing any records of DTC or any of its participants relating to beneficial ownership interests in the debt securities. The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and laws may impair the ability to own, pledge or transfer beneficial interests in a global security.

          So long as the depositary for a global security or its nominee is the registered owner of such global security, such depositary or such nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by such global security for all purposes under the applicable indenture. Except as described below or in the applicable prospectus supplement, owners of beneficial interests in a global security will not be entitled to have any of the individual debt securities represented by such global security registered in their names, will not receive or be entitled to receive physical delivery of any such debt securities in definitive form and will not be considered the owners or holders thereof under the applicable indenture for any purpose, including with respect to the giving of any directions, instructions or approvals to the trustee thereunder. Accordingly, each person owning a beneficial interest in a global security with respect to which DTC is the depositary must rely on the procedures of DTC and, if such person is not a participant, on the procedures of the participant through which such person owns its interests, to exercise any rights of a holder under the applicable indenture. We understand that, under existing industry practice, if it requests any action of holders or if an owner of a beneficial interest in a global security desires to take any action which a holder is entitled to take under the applicable indenture, DTC would authorize the participants holding the relevant beneficial interest to take such action, and such participants would authorize beneficial owners through such participants to take such actions or would otherwise act upon the instructions of beneficial owners holding through them.

          Payments of principal of, and any interest on, individual debt securities represented by a global security registered in the name of a depositary or its nominee will be made to or at the direction of the depositary or its nominee, as the case may be, as the registered owner of the global security under the applicable indenture. Under the terms of the applicable indenture, we and the trustee may treat the persons in whose name debt securities, including a global security, are registered as the owners thereof for the purpose of receiving such payments. Consequently, neither we nor the trustee has or will have any responsibility or liability for the payment of such amounts to beneficial owners of debt securities (including principal and interest). We believe, however, that it is currently the policy of DTC to immediately credit the accounts of relevant participants with such payments, in amounts proportionate to their respective holdings of beneficial interests in the relevant global security as shown on the records of DTC or its nominee. We also expect that payments by participants to owners of beneficial interests in such global security held through such participants will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in street name, and will be the responsibility of such participants. Redemption notices with respect to any debt securities represented by a global security will be sent to the depositary or its nominee. If less than all of the debt securities of any series are to be redeemed, we expect the depositary to determine the amount of the interest of each participant in such debt securities to be redeemed by lot. None of us, the trustee, any paying agent or the registrar for such debt securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the global security for such debt securities or for maintaining any records with respect thereto.

          Neither we nor the trustee will be liable for any delay by the holders of a global security or the depositary in identifying the beneficial owners of debt securities and we and the trustee may conclusively rely on, and will be protected in relying on, instructions from the holder of a global security or the depositary for all purposes. The rules applicable to DTC and its participants are on file with the SEC.

          If a depositary for any debt securities is at any time unwilling, unable or ineligible to continue as depositary and a successor depositary is not appointed by us within 90 days, we will issue individual debt securities in exchange for the global security representing such debt securities.

          All moneys paid by us to a paying agent or a trustee for the payment of the principal of or interest on any debt security which remain unclaimed at the end of two years after such payment has become due and payable will be repaid to us, and the holder of such debt security thereafter may look only to us for payment thereof.

DESCRIPTION OF XL CAPITAL FINANCE (EUROPE) PLC SENIOR DEBT SECURITIES

General

          In this section, references to “XL Finance,” “we,” “our” or “us” refer solely to XL Capital Finance (Europe) plc.

          XL Capital Finance (Europe) plc may issue senior debt securities from time to time in one or more series, under one or more indentures, each dated as of a date on or prior to the issuance of the senior debt securities to which it relates. Senior debt securities may be issued pursuant to a senior indenture between us and a trustee qualified under the Trust Indenture Act. Such indenture is subject to such amendments or supplements as may be adopted from time to time. The senior indenture, as amended or supplemented from time to time, is sometimes referred to as an “indenture.” The indenture is subject to and governed by the Trust Indenture Act. The aggregate principal amount of senior debt securities which may be issued under the indenture is unlimited and the indenture provides that the specific terms of any series of senior debt securities will be set forth in, or determined pursuant to, an authorizing resolution, as defined in the applicable prospectus supplement, and/or a supplemental indenture, if any, relating to such series.

          The statements made below relating to the senior debt securities and the indenture are summaries of the material provisions thereof and are subject to, and are qualified by reference to, all of the provisions of the indenture and any applicable U.S. federal income tax considerations as well as any applicable supplements to the terms described below in the applicable prospectus supplement. The applicable prospectus supplement may also state that any of the terms set forth herein are inapplicable to such series of senior debt securities; provided, that the information set forth in such prospectus supplement does not constitute material changes to the information herein such that it alters the nature of the offering or the securities offered.

Terms

          The senior debt securities will be the direct, unsecured and unsubordinated obligations of XL Capital Finance (Europe) plc and will be fully and unconditionally guaranteed by XL Capital, the guarantor. The senior debt securities will rank equal in right of payment with all of XL Finance’s other unsecured and unsubordinated indebtedness.

          The specific terms of each series of senior debt securities will be set forth in the applicable prospectus supplement relating thereto, including the following, as applicable:

(1)	the title of such senior debt securities;

(2)	the aggregate principal amount of such senior debt securities and any limit on such aggregate principal amount;

(3)

the price (expressed as a percentage of the principal amount thereof) at which such senior debt securities will be issued and, if other than the principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the maturity thereof;

(4)

the date(s), or the method for determining such date or dates, on which the principal of such senior debt securities will be payable and, if applicable, the terms on which such maturity may be extended;

(5)

the rate(s) (which may be fixed or floating), or the method by which such rate or rates shall be determined, at which such senior debt securities will bear interest, if any, including if applicable, that such debt securities will bear interest at an increased rate (up to a specified maximum) upon the occurrence of an event of default and/or under certain circumstances described in the applicable prospectus supplement (which may include, among other things, a reduction in the trading price of XL Capital’s ordinary shares below certain levels for a minimum period of time);

(6)

the date(s), or the method for determining such date or dates, from which any such interest will accrue, the dates on which any such interest will be payable, the record dates for such interest payment dates, or the method by which such dates shall be determined, the persons to whom such interest shall be payable, and the basis upon which interest shall be calculated if other than that of a 360-day year of twelve 30-day months;

(7)

the place(s) where the principal of and interest, if any, on such senior debt securities will be payable, where such senior debt securities may be surrendered for registration of transfer or exchange and where notices or demands to or upon XL Finance in respect of such senior debt securities and the indenture may be served;

(8)

the period(s), if any, within which, the price or prices at which and the other terms and conditions upon which such senior debt securities may, pursuant to any optional or mandatory redemption provisions, be redeemed, as a whole or in part, at XL Finance’s option;

(9)

XL Finance’s obligation, if any, to redeem, repay or purchase such senior debt securities pursuant to any sinking fund (as defined in the indenture) or analogous provision or at the option of a holder thereof, and the period or periods within which, the price or prices at which and the other terms and conditions upon which such senior debt securities will be redeemed, repaid or purchased, as a whole or in part, pursuant to such obligations;

(10)

if other than U.S. dollars, the currency or currencies in which the principal of and interest, if any, on such senior debt securities are denominated and payable, which may be a foreign currency or units of two or more foreign currencies or a composite currency or currencies, and the terms and conditions relating thereto;

(11)

whether the amount of payments of principal of or interest, if any, on such senior debt securities may be determined with reference to an index, formula or other method (which index, formula or method may, but need not, be based on the yield on or trading price of other securities, including United States Treasury securities, or on a currency, currencies, currency unit or units, or composite currency or currencies) and the manner in which such amounts shall be determined;

(12)

whether the principal of or interest, if any, on the senior debt securities of the series is to be payable, at our election or the election of a holder thereof, in a currency or currencies, currency unit or units or composite currency or currencies other than that in which such senior debt securities are denominated or stated to be payable and the period or periods within which, and the terms and conditions upon which, such election may be made;

(13)	provisions, if any, granting special rights to the holders of senior debt securities of the series upon the occurrence of such events as may be specified;

(14)

any deletions from, modifications of or additions to the events of default or our covenants with respect to debt securities of the series, whether or not such events of default or covenants are consistent with the events of default or covenants described herein;

(15)

whether senior debt securities of the series are to be issuable initially in temporary global form and whether any senior debt securities of the series are to be issuable in permanent global form and, if so, whether beneficial owners of interests in any such security in permanent global form may exchange such interests for senior debt securities of such series and of like tenor of any authorized form and denomination and the circumstances under which any such exchanges may occur, if other than in the manner provided in the indenture, and, if senior debt securities of the series are to be issuable as a global security, the identity of the depositary for such series;

(16)	the applicability, if any, of the defeasance and covenant defeasance provisions of the indenture to the senior debt securities of the series; and

(17)	any other terms of the series of senior debt securities and any additions, deletions or modifications to the indenture.

          If the applicable prospectus supplement provides, the senior debt securities may be issued at a discount below their principal amount and provide for less than the entire principal amount thereof to be payable upon declaration of acceleration of the maturity thereof. In such cases, all material U.S. federal income tax considerations will be described in the applicable prospectus supplement.

          Except as may be set forth in the applicable prospectus supplement, the senior debt securities will not contain any provisions that would limit our ability to incur indebtedness or that would afford holders of senior debt securities protection against transactions involving us, including a highly leveraged transaction involving us or a change of control. The applicable prospectus supplement will contain information with respect to any deletions from, modifications of or additions to the events of default or covenants described below, including any addition of a covenant or other provision providing event risk or similar protection.

Denomination, Interest, Registration and Transfer

          XL Finance will issue the senior debt securities of each series only in registered form, without coupons, in denominations of $1,000, or in such other currencies or denominations as set forth in the indenture or specified in, or pursuant to, an authorizing resolution and/or supplemental indenture, if any, relating to such series of senior debt securities.

          The principal of and interest, if any, on any series of senior debt securities will be payable at the corporate trust office of the trustee, the address of which will be stated in the applicable prospectus supplement. However, at our option, interest payment may be made by check mailed to the address of the person entitled thereto as it appears in the applicable register for such senior debt securities.

          Subject to certain limitations imposed upon senior debt securities issued in book-entry form, the senior debt securities of any series:

•

will be exchangeable for any authorized denomination of other senior debt securities of the same series and of a like aggregate principal amount and tenor upon surrender of such senior debt securities at the trustee’s corporate trust office or at the office of any registrar designated by us for such purpose; and

•	may be surrendered for registration of transfer or exchange thereof at the corporate trust office of the trustee or at the office of any registrar designated by us for such purpose.

          No service charge will be made for any registration of transfer or exchange, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with certain transfers and exchanges. We may act as registrar and may change any registrar without notice.

Certain Covenants

          The applicable prospectus supplement will describe any material covenants in respect of a series of senior debt securities that are not described in this prospectus.

          Unless otherwise indicated in a prospectus supplement, senior debt securities will include the provisions described below.

Guarantee

          Payment of principal, premium, if any, and interest on the senior debt securities will be fully and unconditionally guaranteed on an unsecured and unsubordinated basis by XL Capital. The guarantee will be a direct obligation of XL Capital, ranking equally and ratably in right of payment with all other existing and future unsecured and unsubordinated obligations of XL Capital, other than obligations preferred by law.

          As of September 30, 2005, the aggregate amount of XL Capital’s outstanding indebtedness for money borrowed that would rank equal in right of payment to XL Capital’s guarantee of the XL Capital Finance (Europe) plc senior debt securities was approximately $1.8 billion. As of such date, no indebtedness of XL Capital for money borrowed would rank senior in right of payment to XL Capital’s guarantee of the XL Capital Finance (Europe) plc senior debt securities. As of September 30, 2005, the aggregate amount of outstanding indebtedness for money borrowed of XL Capital’s subsidiaries (other than XL Capital Finance (Europe) plc) that would effectively rank senior to XL Capital’s guarantee of the XL Capital Finance (Europe) plc senior debt securities was approximately $355.0 million.

Merger, Consolidation, Amalgamation or Sale of Assets

          XL Capital may not, and will not permit us to, (1) consolidate or amalgamate with or merge into any other person or convey, transfer, sell or lease our properties and assets substantially as an entirety to any person, (2) permit any person to consolidate or amalgamate with or merge into us or XL Capital, as the case may be, or (3) permit any person to convey, transfer, sell or lease that person’s properties and assets substantially as an entirety to us or XL Capital, unless:

•

in the case of (1) and (2) above, if we or XL Capital, as the case may be, are not the surviving person, such surviving person is a corporation organized and existing under the laws of the United States of America (including any State thereof or the District of Columbia), the United Kingdom, the Cayman Islands, Bermuda or any country which is, on the date of the applicable prospectus supplement and supplemental indenture, a member of the Organisation for Economic Co-operation and Development and the surviving person assumes the due and punctual payment pursuant to the senior debt securities, the indenture and the guarantee of the principal of, premium, if any, and interest on the senior debt securities and the performance of our other covenants and obligations under the applicable indenture, the guarantee and the senior debt securities; and

•

in all cases, immediately after giving effect to the transaction and treating any indebtedness which becomes an obligation of XL Finance, XL Capital or a designated subsidiary (as defined in the applicable prospectus supplement and supplemental indenture) as a result of such transaction as having been incurred by us, XL Capital or such designated subsidiary at the time of such transaction, no event of default, and no event that, after notice or lapse of time or both, would become an event of default, will have occurred and be continuing.

Ranking of Debt Securities

General

          The senior debt securities will be the direct, unsecured and unsubordinated obligations of XL Capital Finance (Europe) plc and will be fully and unconditionally guaranteed by XL Capital, the guarantor. The senior debt securities will rank equal in right of payment with all of XL Finance’s other unsecured and unsubordinated indebtedness.

          XL Capital currently conducts substantially all of its operations through its subsidiaries and its subsidiaries generate substantially all of its operating income and cash flow. As a result, distributions and advances from its subsidiaries are the principal source of funds necessary to meet its debt service obligations (including the guarantees of the senior debt securities). Contractual provisions or laws, as well as its subsidiaries’ financial condition and operating and regulatory requirements, may limit its ability to obtain cash from its subsidiaries that it requires to pay its debt service obligations. For a description of certain regulatory restrictions on the payment of dividends by its subsidiaries, see Note 24 of the Notes to Consolidated Financial Statements of XL Capital included in its Form 10-K for the year ended December 31, 2004, which is incorporated by reference in this Prospectus. In addition, because XL Capital is a holding company, holders of the senior debt securities will have a junior position to the claims of creditors of XL Capital’s subsidiaries on their assets and earnings.

          Except as otherwise set forth in the applicable senior indenture or specified in an authorizing resolution and/or supplemental indenture, if any, relating to a series of senior debt securities to be issued, there are no limitations in any senior indenture on the amount of additional indebtedness which may rank equal with the senior debt securities or on the amount of indebtedness, secured or otherwise, which may be incurred or preferred stock which may be issued by any of XL Finance’s subsidiaries.

Discharge and Defeasance

          Under the terms of the applicable senior indenture, XL Finance will be discharged from any and all obligations in respect of the senior debt securities of any series and XL Capital will be discharged from any and all obligations in respect of the guarantees of the senior debt securities (except in each case for certain obligations to register the transfer or exchange of senior debt securities, replace stolen, lost or mutilated senior debt securities, maintain paying agencies and hold moneys for payment in trust) if:

(1)

XL Finance delivers all outstanding debt securities of such series to the trustee for cancellation and pays all sums payable by it under such senior debt securities and the indenture with respect to such series; or

(2)

such senior debt securities either have become due and payable or will become due and payable within one year (or are scheduled for redemption within one year) and XL Finance or XL Capital deposits with the senior debt securities trustee, in trust

(a)

in the case of any senior debt securities of any series denominated in U.S. dollars, cash or U.S. government obligations sufficient to pay all principal of and interest and premium, if any, on such senior debt securities; and

(b)

in the case of any senior debt securities of any series denominated in any currency other than U.S. dollars, an amount of the applicable currency in which the senior debt securities are denominated sufficient to pay all principal of and interest and premium, if any, on such senior debt securities.

In addition, unless the prospectus supplement and supplemental indenture provide otherwise, we and XL Capital may elect either (1) to defease and be discharged from any and all obligations with respect to such senior debt securities and the guarantee by XL Capital (“defeasance”) or (2) to be released from our and its obligations with respect to such senior debt securities under certain covenants, and any omission to comply with such obligations will not constitute a default or an event of default with respect to such senior debt securities (“covenant defeasance”):

(1)

by delivering all outstanding senior debt securities of such series to the trustee for cancellation and paying all sums payable by us under such senior debt securities and the indenture with respect to such series;

(2)	by delivering to the trustee an officers’ certificate as to solvency and the absence of intent of preferring holders of such senior debt securities over our other creditors; and

(3)	after giving notice to the trustee of our intention to defease all of the senior debt securities of such series, by irrevocably depositing with the trustee or a paying agent

(a)

in the case of any senior debt securities of any series denominated in U.S. dollars, cash or U.S. government obligations sufficient to pay all principal of and interest on such senior debt securities; and

(b)

in the case of any senior debt securities of any series denominated in any currency other than U.S. dollars, an amount of the applicable currency in which the senior debt securities are denominated sufficient to pay all principal of and interest on such senior debt securities.

Such a trust may only be established if, among other things:

(1)

the applicable defeasance or covenant defeasance does not result in a breach or violation of, or constitute a default under, any material agreement or instrument to which we or XL Capital, as the case may be, is a party or by which we or XL Capital is bound;

(2)

no event of default or event which with notice or lapse of time or both would become an event of default with respect to the senior debt securities to be defeased will have occurred and be continuing on the date of establishment of such a trust after giving effect to such establishment and, with respect to defeasance only, no bankruptcy proceeding with respect to us or XL Capital will have occurred and be continuing at any time during the period ending on the 91st day after such date; and

(3)

we and XL Capital have delivered to the trustee an opinion of counsel (as specified in the applicable supplemental indenture) to the effect that the holders will not recognize income, gain or loss for United States federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred, and such opinion of counsel, in the case of defeasance, must refer to and be based upon a letter ruling of the Internal Revenue Service received by us and XL Capital, a Revenue Ruling published by the Internal Revenue Service or a change in applicable United States federal income tax law occurring after the date of the applicable supplemental indenture.

          In the event we or XL Capital effect covenant defeasance with respect to any senior debt securities and such senior debt securities are declared due and payable because of the occurrence of any event of default, other than an event of default with respect to any covenant as to which there has been covenant defeasance, the government obligations on deposit with the trustee will be sufficient to pay amounts due on such senior debt securities at the time of the stated maturity but may not be sufficient to pay amounts due on such senior debt securities at the time of the acceleration resulting from such event of default.

Modification and Waiver

          XL Finance and XL Capital, when authorized by a board resolution, and the trustee may modify, amend and/or supplement the applicable indenture and the terms of the applicable series of senior debt securities and the related guarantees by XL Capital with the consent of the holders of not less than a majority in principal amount of the outstanding senior debt securities of all series affected thereby (voting as a single class); provided, however, that such modification, amendment or supplement may not, without the consent of each holder of the senior debt securities affected thereby:

(1)	change the stated maturity of the principal of or any premium or any installment of interest with respect to the senior debt securities;

(2)

reduce the principal amount of, or the rate (or modify the calculation of such principal amount or rate) of interest on, or any additional amounts with respect to, or any premium payable upon the redemption of, any senior debt securities;

(3)	change the currency of payment of principal of or interest on the senior debt securities;

(4)	change the redemption provisions, if any, of any senior debt securities in any manner adverse to the holders of such series of senior debt securities;

(5)	impair the right to institute suit for the enforcement of any payment on or with respect to the senior debt securities;

(6)	reduce the above-stated percentage of holders of the senior debt securities of any series necessary to modify or amend the indenture relating to such series;

(7)

waive certain covenants of the senior debt securities except to increase any percentage vote required or to provide that other provisions of such indenture cannot be modified or waived without the consent of the holder of any senior debt securities affected thereby;

(8)	release XL Capital from any of its obligations under the applicable indenture or the related guarantees otherwise than in accordance with the terms of the applicable indenture;

(9)

modify or change any provision of the applicable indenture or the related definitions affecting the ranking of the applicable series of senior debt securities or the related guarantees in a manner which adversely affects the holders of such senior debt securities; or

(10)	modify the foregoing requirements or reduce the percentage of outstanding senior debt securities necessary to waive any covenant or past default.

          Holders of not less than a majority in principal amount of the outstanding senior debt securities of all series affected thereby (voting as a single class) may waive certain past defaults and may waive compliance by us and XL Capital with any provision of the indenture relating to such senior debt securities (subject to the immediately preceding sentence); provided, however, that without the consent of each holder of senior debt securities affected thereby, no waiver may be made of a default:

(1)	in the payment of the principal of or interest on any senior debt security; and

(2)	in respect of a covenant or provision of the indenture that cannot be modified or amended without the consent of each holder of the senior debt securities affected.

          We, XL Capital and the trustee may amend or supplement the indentures or waive any provision of such indentures and the senior debt securities without the consent of any holders of senior debt securities in some circumstance, including:

•	to cure any ambiguity, omission, defect or inconsistency;

•

to make any change that does not, in the good faith opinion of our or XL Capital’s board of directors and the trustee, adversely affect the interests of holders of such senior debt securities in any material respect;

•

to provide for the assumption of our or XL Capital’s obligations under the applicable indenture by a successor upon any merger, consolidation or asset transfer permitted under the applicable indenture;

•	to provide any security for or additional guarantees of such senior debt securities;

•	to add events of default with respect to such senior debt securities;

•	to add covenants of ours or XL Capital that would benefit the holders of such senior debt securities or to surrender any rights or powers we or XL Capital have under the applicable indenture;

•

to make any change necessary for the registration of the senior debt securities and the guarantee under the Securities Act or to comply with the Trust Indenture Act, or any amendment thereto, or to comply with any requirement of the SEC in connection with the qualification of the applicable indenture under the Trust Indenture Act; provided, however, that such modification or amendment does not, in the good faith opinion of our or XL Capital’s board of directors and the trustee, adversely affect the interests of the holders of such senior debt securities in any material respect;

•

to provide for uncertificated senior debt securities and guarantees in addition to or in place of certificated senior debt securities and guarantees or to provide for bearer senior debt securities and guarantees;

•

to add to or change any of the provisions of the applicable indenture to such extent as shall be necessary to permit or facilitate the issuance of the senior debt securities in bearer form, registrable or not registrable as to principal, and with or without interest coupons;

•

to change or eliminate any of the provisions of the applicable indenture, provided, however, that any such change or elimination shall become effective only when there is no senior debt security outstanding of any series created prior to the execution of such supplemental indenture which is entitled to the benefit of such provision;

•	to establish the form or terms of senior debt securities of any series or the related guarantees as permitted by the applicable indenture; or

•

to evidence and provide for the acceptance of appointment by a successor trustee with respect to the senior debt securities of one or more series and to add to or change any of the provisions of the applicable indenture as shall be necessary to provide for or facilitate the administration of the trusts under the applicable indenture by more than one trustee, pursuant to the requirements of the applicable indenture.

Events of Default and Notice Thereof

          The following events are “events of default” with respect to any series of senior debt securities issued hereunder:

(1)

failure to pay interest on any senior debt securities of such series within 60 days of when due or principal of any senior debt securities of such series when due (including any sinking fund installment);

(2)

failure by us or XL Capital to perform any other covenant or agreement contained in the senior debt securities of such series or the indenture or guarantees relating to such series (other than an agreement relating solely to another series of senior debt securities) for 60 days after notice;

(3)	certain events of bankruptcy, insolvency or reorganization with respect to us or XL Capital; and

(4)

the guarantees related to such series of senior debt securities cease to be in full force and effect or are declared to be null and void and unenforceable or are found to be invalid, in each case by a court of competent jurisdiction in a final non-appealable judgment, or XL Capital denies its liability under such guarantees (other than by reason of release of XL Capital in accordance with the terms of the applicable indenture).

          Additional or different events of default, if any, applicable to the series of senior debt securities in respect of which this prospectus is being delivered will be specified in the applicable prospectus supplement.

          The trustee under such indenture shall, within 90 days after the occurrence of any default (the term “default” to include the events specified above without grace or notice) with respect to any series of senior debt securities actually known to it, give to the holders of such senior debt securities notice of such default; provided, however, that, except in the case of a default in the payment of principal of or interest on any of the senior debt securities of such series or in the payment of a sinking fund installment, the trustee for such series shall be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interest of the holders of such senior debt securities; and provided, further, that in the case of any default of the character specified in clause (2) above with respect to senior debt securities of such series, no such notice to holders of such senior debt securities will be given until at least 30 days after the occurrence thereof. We shall certify to the trustee within 120 days after the end of each fiscal year as to whether any default exists.

          In the case that an event of default, other than an event of default resulting from bankruptcy, insolvency or reorganization, with respect to any series of senior debt securities shall occur and be continuing, the trustee for such series or the holders of at least 25% in aggregate principal amount of the senior debt securities of such series then outstanding, by notice in writing to us (and to the trustee for such series if given by the holders of the senior debt securities of such series), will be entitled to declare all unpaid principal of and accrued interest on such senior debt securities then outstanding to be due and payable immediately.

          In the case of an event of default resulting from certain events of bankruptcy, insolvency or reorganization, all unpaid principal of and accrued interest on all senior debt securities of such series then outstanding shall be due and payable immediately without any declaration or other act on the part of the trustee for such series or the holders of any senior debt securities of such series.

          Such acceleration may be annulled and past defaults (except, unless theretofore cured, a default in payment of principal of or interest on the senior debt securities of such series) may be waived by the holders of a majority in principal amount of the senior debt securities of such series then outstanding upon the conditions provided in the applicable indenture.

          No holder of the senior debt securities of any series issued thereunder may pursue any remedy under such indenture unless the trustee for such series shall have failed to act after, among other things, notice of an event of default and request by holders of at least 25% in principal amount of the senior debt securities of such series in respect of which the event of default has occurred and the offer to the trustee for such series of indemnity satisfactory to it; provided, however, that such provision does not affect the right to sue for enforcement of any overdue payment on such senior debt securities.

The Trustee

          The trustee for each series of senior debt securities is The Bank of New York. The indenture contains certain limitations on the right of the trustee, as our creditor, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The trustee is permitted to engage in other transactions; provided, however, that if it acquires any conflicting interest, it must eliminate such conflict or resign.

          The trustee may resign at any time with respect to each series of senior debt securities by giving written notice thereof to us. The trustee may be removed at any time with respect to each series of senior debt securities by the holders of a majority in principal amount of the outstanding securities of such series delivered to the trustee and to us. In addition, we may also remove the trustee with or without cause if we so notify the trustee thirty days in advance and if no default occurs or is continuing during the thirty-day period.

          Subject to the terms of the applicable indenture, the holders of a majority in principal amount of all outstanding senior debt securities of a series (or if more than one series is affected thereby, of all series so affected, voting as a single class) will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy or power available to the trustee for such series or all such series so affected.

          In case an event of default shall occur (and shall not be cured) under any indenture relating to a series of senior debt securities and is actually known to a responsible officer of the trustee for such series, such trustee shall exercise such of the rights and powers vested in it by such indenture and use the same degree of care and skill in such exercise as a prudent person would exercise or use under the circumstances in the conduct of his own affairs. Subject to such provisions, the trustee will not be under any obligation to exercise any of its rights or powers under the applicable indenture at the request of any of the holders of senior debt securities unless they shall have offered to the trustee security and indemnity satisfactory to it.

Governing Law

          The indentures and the debt securities are governed by the laws of the State of New York.

Global Securities; Book-Entry System

          We may issue the senior debt securities of any series and the related guarantees in whole or in part in the form of one or more global securities to be deposited with, or on behalf of, the depositary identified in the prospectus supplement relating to such series. “Global securities” represent in the aggregate the total principal or face amount of the securities and once on deposit with a depositary, allow trading of the securities through the depositary’s book-entry system (as further described below). Global securities, if any, issued in the United States are expected to be deposited with DTC, as depositary. Global securities will be issued in fully registered form and may be issued in either temporary or permanent form. Unless and until it is exchanged in whole or in part for the individual senior debt securities represented thereby, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any nominee of such depositary to a successor depositary or any nominee of such successor.

          The specific terms of the depositary arrangement with respect to any series of senior debt securities will be described in the prospectus supplement relating to such series. We expect that unless otherwise indicated in the applicable prospectus supplement, the following provisions will apply to depositary arrangements.

          Upon the issuance of a global security, the depositary for such global security or its nominee will credit on its book-entry registration and transfer system the respective principal amounts of the individual senior debt securities represented by such global security to the accounts of participants. Such accounts will be designated by the underwriters, dealers or agents with respect to such senior debt securities or by us if such senior debt securities are offered directly by us. Ownership of beneficial interests in such global security will be limited to participants or persons that may hold interests through participants.

          We expect that, pursuant to procedures established by DTC, ownership of beneficial interests in any global security with respect to which DTC is the depositary will be shown on, and the transfer of that ownership will be effected only through, records maintained by DTC or its nominee (with respect to beneficial interests of participants) and records of participants (with respect to beneficial interests of persons who hold through participants). None of us, XL Capital or the trustee will have any responsibility or liability for any aspect of the records of DTC or for maintaining, supervising or reviewing any records of DTC or any of its participants relating to beneficial ownership interests in the senior debt securities. The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and laws may impair the ability to own, pledge or transfer beneficial interests in a global security.

          So long as the depositary for a global security or its nominee is the registered owner of such global security, such depositary or such nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by such global security for all purposes under the applicable indenture. Except as described below or in the applicable prospectus supplement, owners of beneficial interests in a global security will not be entitled to have any of the individual senior debt securities represented by such global security registered in their names, will not receive or be entitled to receive physical delivery of any such senior debt securities in definitive form and will not be considered the owners or holders thereof under the applicable indenture for any purpose, including with respect to the giving of any directions, instructions or approvals to the trustee thereunder. Accordingly, each person owning a beneficial interest in a global security with respect to which DTC is the depositary must rely on the procedures of DTC and, if such person is not a participant, on the procedures of the participant through which such person owns its interests, to exercise any rights of a holder under the applicable indenture. We understand that, under existing industry practice, if it requests any action of holders or if an owner of a beneficial interest in a global security desires to take any action which a holder is entitled to take under the applicable indenture, DTC would authorize the participants holding the relevant beneficial interest to take such action, and such participants would authorize beneficial owners through such participants to take such actions or would otherwise act upon the instructions of beneficial owners holding through them.

          Payments of principal of, and any interest on, individual senior debt securities represented by a global security registered in the name of a depositary or its nominee will be made to or at the direction of the depositary or its nominee, as the case may be, as the registered owner of the global security under the applicable indenture. Under the terms of the applicable indenture, we and the trustee may treat the persons in whose name senior debt securities, including a global security, are registered as the owners thereof for the purpose of receiving such payments.Consequently, neither we nor the trustee has or will have any responsibility or liability for the payment of such amounts to beneficial owners of senior debt securities (including principal and interest). We believe, however, that it is currently the policy of DTC to immediately credit the accounts of relevant participants with such payments, in amounts proportionate to their respective holdings of beneficial interests in the relevant global security as shown on the records of DTC or its nominee. We also expect that payments by participants to owners of beneficial interests in such global security held through such participants will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in street name, and will be the responsibility of such participants. Redemption notices with respect to any senior debt securities represented by a global security will be sent to the depositary or its nominee. If less than all of the senior debt securities of any series are to be redeemed, we expect the depositary to determine the amount of the interest of each participant in such senior debt securities to be redeemed by lot. None of us, XL Capital, the trustee, any paying agent or the registrar for such senior debt securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the global security for such senior debt securities or for maintaining any records with respect thereto.

          None of us, XL Capital or the trustee will be liable for any delay by the holders of a global security or the depositary in identifying the beneficial owners of senior debt securities and we and the trustee may conclusively rely on, and will be protected in relying on, instructions from the holder of a global security or the depositary for all purposes. The rules applicable to DTC and its participants are on file with the SEC.

          If a depositary for any senior debt securities is at any time unwilling, unable or ineligible to continue as depositary and a successor depositary is not appointed by us within 90 days, we will issue individual senior debt securities in exchange for the global security representing such senior debt securities.

          All moneys paid by us or XL Capital to a paying agent or a trustee for the payment of the principal of or interest on any senior debt security which remain unclaimed at the end of two years after such payment has become due and payable will be repaid to us or XL Capital, as the case may be, and the holder of such senior debt security thereafter may look only to us for payment thereof.

DESCRIPTION OF THE TRUST PREFERRED SECURITIES

          Each trust may issue only one series of trust preferred securities, the terms of which will be described in the prospectus supplement relating thereto. The declaration of each trust authorizes the regular trustees of such trust to issue on behalf of such trust one series of trust preferred securities. Each declaration will be qualified as an indenture under the Trust Indenture Act. The trust preferred securities will have such terms, including distributions, redemption, voting, liquidation rights and such other preferred, deferred or other special rights or such restrictions as shall be set forth in each declaration or made part of each declaration by the Trust Indenture Act and the Delaware Statutory Trust Act. The following summary of the material terms and provisions of the trust preferred securities is subject to, and qualified by reference to, the applicable prospectus supplement, the applicable declaration (the forms of which are filed as exhibits to the registration statement), the Delaware Statutory Trust Act and the Trust Indenture Act. The prospectus supplement may not contain information that constitutes material changes to the information herein and that alters the nature of the offering or the securities offered.

General

          The declaration of each trust will authorize the regular trustees, on behalf of such trust, to issue the trust preferred securities, which will represent preferred undivided beneficial interests in the assets of such trust, and the trust common securities, which will represent common undivided beneficial interests in the assets of the trust. All of the trust common securities will be owned directly or indirectly by XL Capital.

          The trust common securities will rank equally, and payments will be made thereon on a pro rata basis, with the trust preferred securities, except that upon the occurrence and during the continuation of a declaration event of default, the rights of the holders of the trust common securities to receive payment of periodic distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights to payment of the holders of the trust preferred securities.

          The declaration of each trust will not permit the issuance by such trust of any securities other than the trust securities or the incurrence of any indebtedness by such trust.

          Pursuant to the declaration of such trust, the property trustee will own and hold the subordinated deferrable interest debentures for the benefit of such trust and the holders of the trust securities. The payment of distributions out of money held by each trust, and payments upon redemption of the trust preferred securities or liquidation of such trust, will be guaranteed by XL Capital as described under “Description of the Trust Preferred Securities Guarantees.”

          The trust preferred guarantee trustee will hold the trust preferred securities guarantees for the benefit of the holders of such trust preferred securities. Each trust preferred securities guarantee will not cover payment of distributions on such trust preferred securities when the applicable trust does not have sufficient available funds in the property account to make such distributions.

Terms

          The specific terms of the trust preferred securities of each trust will be set forth in the applicable prospectus supplement relating thereto, including the following, as applicable:

(1)	the distinctive designation of such trust preferred securities;

(2)	the number of trust preferred securities issued by such trust;

(3)

the annual distribution rate (or method of determining such rate) for trust preferred securities issued by such trust and the date or dates upon which such distributions will be payable on a quarterly basis to holders of outstanding trust preferred securities;

(4)

whether distributions on trust preferred securities issued by such trust shall be cumulative and, in the case of trust preferred securities having cumulative distribution rights, the date(s) or method of determining the date(s) from which distributions on trust preferred securities issued by such trust will be cumulative;

(5)

the amount(s) which will be paid out of the assets of such trust to purchase or redeem trust preferred securities issued by such trust and the price(s) at which, the period(s) within which, and the terms and conditions upon which trust preferred securities issued by such trust shall be purchased or redeemed, in whole or in part, pursuant to such obligation;

(6)

the voting rights, if any, of trust preferred securities issued by such trust in addition to those required by law, including any requirement for the approval by the holders of trust preferred securities, or of trust preferred securities issued by one or more trusts, or of both, as a condition to specified action or amendments to the declaration of such trust; and

(7)

any other relevant rights, preferences, privileges, limitations or restriction of trust preferred securities issued by such trust not inconsistent with the declaration of such trust or with applicable law.

          All trust preferred securities offered hereby will be guaranteed by XL Capital to the extent described under “Description of the Trust Preferred Securities Guarantees” below.

          Any applicable United States federal income tax considerations applicable to any offering of trust preferred securities will be described in the prospectus supplement relating thereto.

          In connection with the issuance of trust preferred securities, each trust will issue one series of trust common securities. The declaration of each trust authorizes the regular trustees of such trust to issue on behalf of such trust one series of trust common securities having terms including distributions, redemption, voting, liquidation rights or such restrictions as shall be set forth therein. The terms of the trust common securities issued by a trust will be substantially identical to the terms of the trust preferred securities issued by such trust and the trust common securities will rank equal, and payments will be made thereon pro rata, with the trust preferred securities except that, upon an event of default under the declaration, the rights of the holders of the trust common securities to payment in respect of distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the trust preferred securities. All of the trust common securities of a trust will be directly or indirectly owned by XL Capital.

Distributions

          Unless the applicable prospectus supplement and applicable supplemental indenture provide otherwise, XL Capital will have the right under the indenture to defer payments of interest on the subordinated deferrable interest debentures by extending the interest payment period from time to time on the subordinated deferrable interest debentures, which, if exercised, would defer quarterly distributions on the trust preferred securities (though such distributions would continue to accrue interest since interest would continue to accrue on the subordinated deferrable interest debentures) during any such extended interest payment period.

          In the event that XL Capital exercises this right, then during the term of such deferral XL Capital shall not:

(1)	declare or pay any dividend on, make any distributions with respect to, or redeem, purchase or make a liquidation payment with respect to, any of its capital stock;

(2)

make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities issued by XL Capital which rank equal with or junior to the subordinated deferrable interest debentures; and

(3)	make any guarantee payments (other than pursuant to the trust preferred securities guarantees) with respect to the foregoing.

          Notwithstanding the foregoing restrictions, XL Capital will be permitted, in any event, to make dividend, redemption, liquidation and guarantee payments on capital stock, and interest, principal, redemption and guarantee payments on debt securities issued by XL Capital ranking equal with or junior to subordinated deferrable interest debentures, where the payment is made by way of securities (including capital stock) that rank junior to the securities on which such payment is being made.

          Prior to the termination of any such extension period, XL Capital may further extend the interest payment period; provided, however, that such extension period, together with all such previous and further extensions thereof, may not exceed 20 consecutive quarters or extend beyond the maturity of the subordinated deferrable interest debentures.

          Upon the termination of any extension period and the payment of all amounts then due, XL Capital may select a new extension period as if no extension period had previously been declared, subject to the above requirements. See “—Voting Rights” below and “Description of the Subordinated Deferrable Interest Debentures.”

          If distributions are deferred, the deferred distributions and accrued interest thereon shall be paid to holders of record of the trust preferred securities, if funds are available therefor, as they appear on the books and records of such trust on the record date immediately following the termination of such extension period.

          Distributions on the trust preferred securities of each trust must be paid on the dates payable to the extent that such trust has funds available for the payment of such distributions in the property account. Each trust’s funds available for distribution to the holders of the trust preferred securities will be limited to payments received under the subordinated deferrable interest debentures. See “Description of the Subordinated Deferrable Interest Debentures.” The payment of distributions out of moneys held by each trust will be guaranteed by XL Capital as described under “Description of the Trust Preferred Securities Guarantees.”

          Distributions on the trust preferred securities will be payable to the holders thereof as they appear on the books and records of the applicable trust on the relevant record dates, which, as long as the trust preferred securities remain in book-entry only form, will be one business day (as defined herein) prior to the relevant payment dates, which payment dates correspond to the interest payment dates on the subordinated deferrable interest debentures. Such distributions will be paid through the property trustee, who will hold amounts received in respect of the subordinated deferrable interest debentures in the property account for the benefit of such trust and the holders of trust securities.

          Subject to any applicable laws and regulations and the provisions of the applicable declaration, each such payment will be made as described under “— Global Securities; Book-Entry System” below.

          In the event the trust preferred securities do not remain in book-entry only form, the regular trustees will have the right to select relevant record dates which shall be at least one business day, but less than 60 business days, prior to the relevant payment dates.

          In the event that any date on which distributions are to be made on the trust preferred securities is not a business day, then payment of the distributions payable on such date will be made on the next succeeding day which is a business day (and without any interest or other payment in respect of any such delay) except that if such business day is in the next succeeding calendar year, such payment will be made on the immediately preceding business day, in each case with the same force and effect as if made on such date. A “business day” shall mean any day other than a Saturday, Sunday or other day on which banking institutions in New York, New York are authorized or required by law to close.

Mandatory and Optional Redemption

          Unless provided otherwise in the applicable prospectus supplement, upon the repayment of the subordinated deferrable interest debentures, whether at maturity or upon acceleration, redemption or otherwise, the proceeds from such repayment will simultaneously be applied to redeem trust securities on a pro rata basis having an aggregate liquidation amount equal to the aggregate principal amount of the subordinated deferrable interest debentures so repaid or redeemed at the redemption price; provided, however, that except in the case of payments upon maturity, holders of trust securities shall be given not less than 30 nor more than 60 days’ notice of such redemption. See “— Redemption Procedures” and “Description of the Subordinated Deferrable Interest Debentures.” In the event that fewer than all of the outstanding trust preferred securities are to be redeemed, the trust preferred securities will be redeemed as described under “— Global Securities; Book-Entry System” below.

Special Event Redemption or Distribution

          Distribution Upon the Occurrence of a Special Event. If, at any time, a Tax Event or an Investment Company Event (each, as defined below, a “Special Event”) shall occur and be continuing, the applicable trust shall, except in the circumstances described below under “— Special Event Redemption or Distribution — Redemption Upon the Occurrence of a Tax Event,” be dissolved with the result that, after satisfaction of liabilities to creditors, subordinated deferrable interest debentures with an aggregate principal amount equal to the aggregate stated liquidation amount of, with an interest rate identical to the distribution rate of, and accrued and unpaid interest equal to accrued and unpaid distributions on, the trust securities would be distributed to the holders of the trust securities, in liquidation of such holders’ interests in such trust on a pro rata basis, within 90 days following the occurrence of such Special Event; provided, however, that in the case of the occurrence of a Tax Event, as a condition of such termination, dissolution and distribution, the regular trustees shall have received an opinion from a nationally recognized independent tax counsel experienced in such matters (a “No Recognition Opinion”), which opinion may rely on published Revenue Rulings of the Internal Revenue Service, to the effect that neither such trust nor the holders of the trust securities will recognize any gain or loss for United States federal income tax purposes as a result of such termination and dissolution of such trust and the distribution of the subordinated deferrable interest debentures; and provided, further, that, if there is available to such trust the opportunity to eliminate, within such 90-day period, the Special Event by taking some ministerial action, such as filing a form or making an election, or pursuing some other similar reasonable measure, which has no adverse effect on the trust, XL Capital or the holders of the trust securities, the trust will pursue such measure in lieu of dissolution.

          If subordinated deferrable interest debentures are distributed to the holders of the trust preferred securities, then XL Capital will use its best efforts to have the subordinated deferrable interest debentures listed on such securities exchange as the trust preferred securities are then listed, if any.

          After the date for any distribution of subordinated deferrable interest debentures upon termination of a trust, (1) the trust preferred securities and trust preferred securities guarantees will no longer be deemed to be outstanding, (2) the depositary or its nominee, as the record holder of such trust preferred securities, will receive a registered global certificate or certificates representing subordinated deferrable interest debentures to be delivered upon such distribution and (3) any certificates representing trust preferred securities not held by the depositary or its nominee will be deemed to represent subordinated deferrable interest debentures having an aggregate principal amount equal to the aggregate stated liquidation amount of, with an interest rate identical to the distribution rate of, and accrued and unpaid interest equal to accrued and unpaid distributions on, such trust preferred securities, until such certificates are presented to XL Capital or its agent for transfer or reissuance.

          There can be no assurance as to the market prices for the relevant trust preferred securities or the subordinated deferrable interest debentures that may be distributed in exchange for the trust preferred securities if a termination and liquidation of a particular trust were to occur. Accordingly, the trust preferred securities that an investor may purchase, whether pursuant to the offer hereby or in the secondary market, or the subordinated deferrable interest debentures that the investor may receive on termination and liquidation of a trust, may trade at a discount to the price that the investor paid to purchase the trust preferred securities.

          Redemption Upon the Occurrence of a Tax Event. If, in the case of the occurrence and continuation of a Tax Event, the applicable regular trustees shall have been informed by such tax counsel that a No Recognition Opinion cannot be delivered, then XL Capital shall have the right, upon not less than 30 nor more than 60 days’ notice, to redeem the subordinated deferrable interest debentures in whole or in part for cash within 90 days following the occurrence of such Tax Event at a price equal to the sum of:

(x)	100% of the principal amount of the subordinated deferrable interest debentures to be redeemed; and

(y)	accrued and unpaid interest thereon to the date fixed for redemption; and

following such redemption, trust securities with an aggregate liquidation amount equal to the aggregate principal amount of the subordinated deferrable interest debentures so redeemed shall be redeemed by the trust at the redemption price on a pro rata basis; provided, however, that, if there is available to XL Capital or the trust the opportunity to eliminate, within such 90-day period, the Tax Event by taking some ministerial action, such as filing a form or making an election, or pursuing some other similar reasonable measure which has no adverse effect on the trust, XL Capital or the holders of the trust securities, XL Capital or the trust will pursue such measure in lieu of redemption.

          Definitions. As used herein the following terms have the meanings specified below:

          “Investment Company Event” means that XL Capital has provided the regular trustees with an opinion from a nationally recognized independent counsel experienced in practice under the 1940 Act (as hereinafter defined) to the effect that, as a result of the occurrence of a change in law or regulation or a written change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority (a “Change in 1940 Act Law”), there is more than an insubstantial risk that the trust is or will be considered an “investment company” which is required to be registered under the Investment Company Act of 1940, as amended (the “1940 Act”), which Change in 1940 Act Law becomes effective on or after the date of this prospectus.

          “Tax Event” means that XL Capital has provided the regular trustees with an opinion from a nationally recognized independent tax counsel experienced in such matters (a “Dissolution Tax Opinion”) to the effect that, on or after the date of the applicable prospectus supplement, as a result of (1) any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein or (2) any amendment to, or change in, an interpretation or application of such laws or regulations by any legislative body, court, governmental agency or regulatory authority, in each case which amendment or change is enacted, promulgated, issued or announced or which interpretation is issued or announced or which action is taken on or after the date of the applicable prospectus, there is more than an insubstantial risk that (a) such trust is, or will be within 90 days of the date thereof, subject to United States federal income tax with respect to interest accrued or received on the subordinated deferrable interest debentures, or (b) such trust is, or will be within 90 days of the date thereof, subject to more than a de minimis amount of other taxes, duties or other governmental charges.

Redemption Procedures

          A trust may not redeem fewer than all of the outstanding trust preferred securities unless all accrued and unpaid distributions have been paid on all applicable trust securities for all quarterly distribution periods terminating on or prior to the date of redemption.

          If a trust gives a notice of redemption in respect of the trust preferred securities (which notice will be irrevocable), then, by 12:00 noon, New York City time, on the redemption date, provided that XL Capital has paid to the property trustee a sufficient amount of cash in connection with the related redemption or maturity of the subordinated deferrable interest debentures, such trust will irrevocably deposit with the depositary funds sufficient to pay the applicable redemption price and will give the depositary irrevocable instructions and authority to pay the redemption price to the holders of trust preferred securities. See “— Global Securities; Book-Entry System.”

          If notice of redemption shall have been given and funds deposited as required, then immediately prior to the close of business on the date of such deposit, distributions will cease to accrue and all rights of holders of the trust preferred securities so called for redemption will cease, except the right of the holders of such trust preferred securities to receive the redemption price, but without interest on such redemption price.

          In the event that any date fixed for redemption of such trust preferred securities is not a business day, then payment of the redemption price payable on such date will be made on the next succeeding day which is a business day (and without any interest or other payment in respect of any such delay), except that, if such business day falls in the next calendar year, such payment will be made on the immediately preceding business day.

          In the event that payment of the redemption price in respect of the trust preferred securities is improperly withheld or refused and not paid either by a trust or by XL Capital pursuant to the related trust preferred securities guarantees, distributions on the trust preferred securities will continue to accrue, from the original redemption date to the actual date of payment, in which case the actual payment date will be considered the date fixed for redemption for purposes of calculating the redemption price.

          In the event that fewer than all of the outstanding trust preferred securities are to be redeemed, the trust preferred securities will be redeemed as described under “— Global Securities; Book-Entry System” below.

          Subject to the foregoing and to applicable law (including, without limitation, United States federal securities laws), XL Capital or its affiliates may, at any time and from time to time, purchase outstanding trust preferred securities by tender, in the open market or by private agreement.

Liquidation Distribution Upon Termination

          In the event of any voluntary or involuntary termination, dissolution or winding-up of a trust, the holders of the trust preferred securities at that time will be entitled to receive out of the assets of such trust, after satisfaction of liabilities to creditors, distributions in an amount equal to the aggregate of the liquidation amount plus accrued and unpaid distributions thereon to the date of payment (the “liquidation distribution”), unless, in connection with such termination, dissolution or winding-up, subordinated deferrable interest debentures in an aggregate principal amount equal to the aggregate liquidation amount of, with an interest rate identical to the distribution rate of, and bearing accrued and unpaid interest equal to accrued and unpaid distributions on, the trust preferred securities have been distributed on a pro rata basis to the holders of trust preferred securities in exchange for such trust preferred securities.

          If, upon any such termination, dissolution or winding-up, the liquidation distribution can be paid only in part because such trust has insufficient assets available to pay in full the aggregate liquidation distribution, then the amounts payable directly by such trust on the trust preferred securities shall be paid on a pro rata basis. The holders of the trust common securities will be entitled to receive distributions upon any such dissolution pro rata with the holders of the trust preferred securities, except that if a declaration event of default has occurred and is continuing, the trust preferred securities shall have a preference over the trust common securities with regard to such distributions.

          Pursuant to the applicable declaration, a trust shall terminate:

(1)	on the expiration of the term of such trust;

(2)	upon the bankruptcy of XL Capital or the holder of the applicable trust common securities;

(3)

upon the filing of a certificate of dissolution or its equivalent with respect to XL Capital or the holder of the trust common securities or the revocation of the charter of XL Capital or the holder of such trust common securities and the expiration of 90 days after the date of revocation without a reinstatement thereof;

(4)	upon the distribution of the subordinated deferrable interest debentures following the occurrence of a Special Event;

(5)	upon the entry of a decree of a judicial dissolution of XL Capital or the holder of the trust common securities or such trust; or

(6)	upon the redemption of all of the trust securities.

Declaration Events of Default

          An event of default under an applicable indenture (an “indenture event of default”) (see “Description of the Subordinated Deferrable Interest Debentures — Events of Default”) constitutes an event of default under the applicable declaration with respect to the trust securities (a “declaration events of default”); provided, however, that pursuant to such declaration, the holder of the trust common securities will be deemed to have waived any declaration event of default with respect to such trust common securities or its consequences until all declaration events of default with respect to such trust preferred securities have been cured, waived or otherwise eliminated.

          Until such declaration events of default with respect to the trust preferred securities have been so cured, waived or otherwise eliminated, the applicable property trustee will be deemed to be acting solely on behalf of the holders of the trust preferred securities and only the holders of such trust preferred securities will have the right to direct the property trustee with respect to certain matters under such declaration, and therefore the indenture.

          If a declaration event of default with respect to the trust preferred securities is waived by holders of trust preferred securities, such waiver will also constitute the waiver of such declaration event of default with respect to the trust common securities for all purposes under the declaration, without any further act, vote or consent of the holders of the trust common securities.

          During the existence of a declaration event of default, the applicable property trustee, as the sole holder of the subordinated deferrable interest debentures, will have the right under the indenture to declare the principal of, and interest on, the subordinated deferrable interest debentures to be immediately due and payable.

          If a declaration event of default occurs that results from the failure of XL Capital to pay principal of or interest on the subordinated deferrable interest debentures when due, during the continuance of such an event of default a holder of trust preferred securities may institute a legal proceeding directly against XL Capital to obtain payment of such principal or interest on subordinated deferrable interest debentures having a principal amount equal to the aggregate liquidation amount of the trust preferred securities owned of record by such holder. The holders of trust preferred securities will not be able to exercise directly against XL Capital any other remedy available to the property trustee unless the property trustee first fails to do so.

Voting Rights

          Except as provided below and except as provided under the Delaware Statutory Trust Act, the Trust Indenture Act and under “Description of the Trust Preferred Securities Guarantees — Amendments and Assignment” below, and except as otherwise required by law and the declaration, and the applicable prospectus supplement, the holders of the trust preferred securities will have no voting rights. In the event that XL Capital elects to defer payments of interest on the subordinated deferrable interest debentures as described above under “— Distributions,” the holders of the trust preferred securities do not have the right to appoint a special representative or trustee or otherwise act to protect their interests.

          Subject to the requirement of the property trustee obtaining a tax opinion as set forth below, the holders of a majority in aggregate liquidation amount of the trust preferred securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the property trustee, or to direct the exercise of any trust or power conferred upon the property trustee under the applicable declaration, including the right to direct such property trustee, as the holder of the subordinated deferrable interest debentures, to:

(1)

direct the time, method and place of conducting any proceeding for any remedy available to the subordinated debt trustee (as hereinafter defined) under the indenture with respect to the subordinated deferrable interest debentures;

(2)	waive any past indenture event of default which is waivable under the indenture;

(3)	exercise any right to rescind or annul a declaration that the principal of all the subordinated deferrable interest debentures shall be due and payable; or

(4)

consent to any amendment, modification or termination of the indenture or the subordinated deferrable interest debentures, where such consent shall be required; provided, however, that where a consent under the indenture would require the consent of the holders of greater than a majority in principal amount of subordinated deferrable interest debentures affected thereby (a “supermajority”), only the holders of at least the proportion in liquidation amount of the trust preferred securities which the relevant supermajority represents of the aggregate principal amount of the subordinated deferrable interest debentures may direct such property trustee to give such consent.

          If the property trustee fails to enforce its rights under the applicable declaration (including, without limitation, its rights, powers and privileges as the holder of the subordinated deferrable interest debentures under the indenture), a holder of trust preferred securities may to the extent permitted by applicable law institute a legal proceeding directly against any person to enforce the property trustee’s rights under such declaration without first instituting any legal proceeding against the property trustee or any other person or entity.

          Following and during the continuance of a declaration event of default that results from the failure of XL Capital to pay principal of or interest on the subordinated deferrable interest debentures when due, a holder of trust preferred securities may also proceed directly against XL Capital, without first waiting to determine if the property trustee has enforced its rights under the declaration, to obtain payment of such principal or interest on subordinated deferrable interest debentures having a principal amount equal to the aggregate liquidation amount of the trust preferred securities owned of record by such holder.

          The property trustee shall notify all holders of the trust preferred securities of any notice of default received from the subordinated debt trustee with respect to the subordinated deferrable interest debentures. Such notice shall state that such indenture event of default also constitutes a declaration event of default.

          The property trustee shall not take any action described in clause (1), (2), (3) or (4) above unless the property trustee has obtained an opinion of independent tax counsel to the effect that, as a result of such action, the trust will not be classified as other than a grantor trust for United States federal income tax purposes and each holder of trust securities will be treated as owning an undivided beneficial interest in the subordinated deferrable interest debentures.

          In the event the consent of the property trustee, as the holder of the subordinated deferrable interest debentures, is required under the indenture with respect to any amendment, modification or termination of the indenture, the property trustee shall request the direction of the holders of the trust securities with respect to such amendment, modification or termination.

          The property trustee shall vote with respect to such amendment, modification or termination as directed by a majority in liquidation amount of the trust preferred securities and, if no declaration event of default has occurred and is continuing, a majority in liquidation amount of the trust common securities, voting together as a single class, provided that where a consent under the indenture would require the consent of a supermajority, such property trustee may only give such consent at the direction of the holders of at least the proportion in liquidation amount of the trust preferred securities and trust common securities, respectively, which the relevant supermajority represents of the aggregate principal amount of the subordinated deferrable interest debentures outstanding.

          A waiver of an indenture event of default will constitute a waiver of the corresponding declaration event of default.

          Any required approval or direction of holders of trust preferred securities may be given at a separate meeting of holders of trust preferred securities convened for such purpose, at a meeting of all of the holders of trust securities or pursuant to written consent. The applicable regular trustees will cause a notice of any meeting at which holders of trust preferred securities are entitled to vote, or of any matter upon which action by written consent of such holders is to be taken, to be mailed to each holder of record of trust preferred securities. Each such notice will include a statement setting forth:

(1)	the date of such meeting or the date by which such action is to be taken;

(2)	a description of any resolution proposed for adoption at such meeting on which such holders are entitled to vote or of such matter upon which written consent is sought; and

(3)	instructions for the delivery of proxies or consents.

          No vote or consent of the holders of trust preferred securities will be required for the trust to redeem and cancel trust preferred securities or distribute subordinated deferrable interest debentures in accordance with the declaration.

          Notwithstanding that holders of trust preferred securities are entitled to vote or consent under any of the circumstances described above, any of the trust preferred securities that are owned at such time by XL Capital or any entity directly or indirectly controlling or controlled by, or under direct or indirect common control with, XL Capital, shall not be entitled to vote or consent and shall, for purposes of such vote or consent, be treated as if they were not outstanding.

          Holders of the trust preferred securities will have no rights to appoint or remove the trustees, who may be appointed, removed or replaced solely by XL Capital, as the direct or indirect holder of all the trust common securities.

Modification of the Declaration

          Each declaration may be amended or modified if approved and executed by a majority of the regular trustees (or if there are two or fewer such regular trustees, by all of the regular trustees); provided, however, that if any proposed amendment provides for:

(1)	any action that would adversely affect the powers, preferences or special rights of the trust securities, whether by way of amendment to such declaration or otherwise; or

(2)	the dissolution, winding-up or termination of the applicable trust other than pursuant to the terms of such declaration;

then the holders of the trust securities as a single class will be entitled to vote on such amendment or proposal and such amendment or proposal shall not be effective except with the approval of a majority in liquidation amount of such trust securities affected thereby; provided, however, that a reduction of the principal amount or the distribution rate, or a change in the payment dates or maturity of the trust preferred securities, shall not be permitted without the consent of each holder of trust preferred securities.

          In the event any amendment or proposal referred to in clause (1) above would adversely affect only the trust preferred securities or the trust common securities, then only the affected class will be entitled to vote on such amendment or proposal and such amendment or proposal shall not be effective except with the approval of a majority in liquidation amount of such class of trust securities. In addition, if any such proposed amendment or modification affects the rights, powers, duties, obligations or immunities of the applicable property trustee or the applicable Delaware Trustee, such amendment or modification shall also require the written approval of the applicable property trustee or the applicable Delaware Trustee, as the case may be.

          Notwithstanding the foregoing, no amendment or modification may be made to any declaration if such amendment or modification would (1) cause the applicable trust to be classified for purposes of United States federal income taxation as other than a grantor trust, (2) reduce or otherwise adversely affect the powers of the applicable property trustee in contravention of the Trust Indenture Act or (3) cause such trust to be deemed to be an “investment company” which is required to be registered under the 1940 Act.

Expenses and Taxes

          In each declaration, XL Capital has agreed to pay all debts and other obligations (other than with respect to the trust securities) and all costs and expenses of the applicable trust (including costs and expenses relating to the organization of such trust, the fees and expenses of the trustees and the costs and expenses relating to the operation of such trust) and to pay any and all taxes and all costs and expenses with respect thereto (other than United States withholding taxes) to which such trust might become subject.

          The foregoing obligations of each trust under the applicable declaration are for the benefit of, and shall be enforceable by, the property trustee and any person to whom any such debts, obligations, costs, expenses and taxes are owed (a “Creditor”) whether or not such Creditor has received notice thereof.

          Such property trustee and any such Creditor may enforce such obligations of such trust directly against XL Capital, and XL Capital has irrevocably waived any right or remedy to require that the property trustee or any such Creditor take any action against such trust or any other person before proceeding against XL Capital. XL Capital has also agreed in such declaration to execute such additional agreements as may be necessary or desirable to give full effect to the foregoing agreement of XL Capital.

Mergers, Consolidations or Amalgamations

          A trust may not consolidate, amalgamate, merge with or into, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to, any corporation or other body, unless, with the consent of a majority of the regular trustees and without the consent of the holders of the trust securities, the Delaware Trustee or the property trustee:

(1)	such successor entity either:

(a) expressly assumes all of the obligations of the trust with respect to the trust securities; or

(b)

substitutes for the trust securities other securities having substantially the same terms as the trust securities (the “successor securities”) so long as the successor securities rank the same as the trust securities in priority with respect to distributions and payments upon termination, liquidation, redemption, maturity and otherwise;

(2)

XL Capital expressly acknowledges a trustee of such successor entity which possesses the same powers and duties as the property trustee as the holder of the subordinated deferrable interest debentures;

(3)

if the trust preferred securities are at such time listed on any national securities exchange or with another organization, the successor securities will be listed, upon notification of issuance, on any national securities exchange or other organization on which the trust preferred securities are then listed;

(4)

such merger, consolidation, amalgamation or replacement does not cause the trust preferred securities (including any successor securities) to be downgraded by any nationally recognized statistical rating organization;

(5)

such merger, consolidation, amalgamation or replacement does not adversely affect the rights, preferences and privileges of the holders of the trust preferred securities (including any successor securities) in any material respect (other than with respect to any dilution of the holders’ interest in the successor entity);

(6)	such successor entity has a purpose identical to that of the trust;

(7)	prior to such merger, consolidation, amalgamation or replacement, XL Capital has received an opinion from independent counsel to the trust experienced in such matters to the effect that:

(a)

such merger, consolidation, amalgamation or replacement does not adversely affect the rights, preferences and privileges of the holders of the trust preferred securities (including any successor securities) in any material respect (other than with respect to any dilution of the holders’ interest in the successor entity); and

	(b)	following such merger, consolidation, amalgamation or replacement, neither the trust nor such successor entity will be required to register as an investment company under the 1940 Act; and

(8)	XL Capital guarantees the obligations of such successor entity under the successor securities at least to the extent provided by the trust preferred securities guarantees.

Notwithstanding the foregoing, the trust shall not, except with the consent of holders of 100% in liquidation amount of the trust securities, consolidate, amalgamate, merge with or into, or be replaced by, any other entity or permit any other entity to consolidate, amalgamate, merge with or into or replace it if such consolidation, amalgamation, merger or replacement would cause the trust or the successor entity to be classified for United States federal income tax purposes as other than a grantor trust for United States federal income tax purposes and any holder of trust securities not to be treated as owning an undivided beneficial interest in the subordinated deferrable interest debentures.

Global Securities; Book-Entry System

          A trust may issue the trust preferred securities of any series in whole or in part in the form of one or more global securities to be deposited with, or on behalf of, the depositary identified in the prospectus supplement relating to such series. “Global securities” represent in the aggregate the total number of the securities and once on deposit with a depositary, allow trading of the securities through the depositary’s book-entry system (as further described below). Global securities, if any, issued in the United States are expected to be deposited with DTC, as depositary. Global securities will be issued in fully registered form and may be issued in either temporary or permanent form. Unless and until it is exchanged in whole or in part for the individual trust preferred securities represented thereby, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any nominee of such depositary to a successor depositary or any nominee of such successor.

          The specific terms of the depositary arrangement with respect to any series of trust preferred securities will be described in the prospectus supplement relating to such series. Each trust expects that unless otherwise indicated in the applicable prospectus supplement, the following provisions will apply to depositary arrangements.

          Upon the issuance of a global security, the depositary for such global security or its nominee will credit on its book-entry registration and transfer system the respective principal amounts of the individual trust preferred securities represented by such global security to the accounts of participants. Such accounts will be designated by the underwriters, dealers or agents with respect to such trust preferred securities or by the applicable trust if such trust preferred securities are offered directly by such trust. Ownership of beneficial interests in such global security will be limited to participants or persons that may hold interests through participants.

          Each trust expects that, pursuant to procedures established by DTC, ownership of beneficial interests in any global security with respect to which DTC is the depositary will be shown on, and the transfer of that ownership will be effected only through, records maintained by DTC or its nominee (with respect to beneficial interests of participants) and records of participants (with respect to beneficial interests of persons who hold through participants). Neither a trust, XL Capital nor any trustee will have any responsibility or liability for any aspect of the records of DTC or for maintaining, supervising or reviewing any records of DTC or any of its participants relating to beneficial ownership interests in the trust preferred securities. The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and laws may impair the ability to own, pledge or transfer beneficial interests in a global security.

          So long as the depositary for a global security or its nominee is the registered owner of such global security, such depositary or such nominee, as the case may be, will be considered the sole owner or holder of the trust preferred securities represented by such global security for all purposes under the applicable declaration. Except as described below or in the applicable prospectus supplement, owners of beneficial interests in a global security will not be entitled to have any of the individual trust preferred securities represented by such global security registered in their names, will not receive or be entitled to receive physical delivery of any such trust preferred securities in definitive form and will not be considered the owners or holders thereof under the applicable declaration for any purpose, including with respect to the giving of any directions, instructions or approvals to the trustee thereunder. Accordingly, each person owning a beneficial interest in a global security with respect to which DTC is the depositary must rely on the procedures of DTC and, if such person is not a participant, on the procedures of the participant through which such person owns its interests, to exercise any rights of a holder under the applicable declaration. We understand that, under existing industry practice, if it requests any action of holders or if an owner of a beneficial interest in a global security desires to take any action which a holder is entitled to take under the applicable declaration, DTC would authorize the participants holding the relevant beneficial interest to give such action, and such participants would authorize beneficial owners through such participants to take such actions or would otherwise act upon the instructions of beneficial owners holding through them.

          Distribution payments on individual trust preferred securities represented by a global security registered in the name of a depositary or its nominee will be made to or at the direction of the depositary or its nominee, as the case may be, as the registered owner of the global security under the applicable declaration. Under the terms of the applicable declaration, a trust, XL Capital or any relevant trustee may treat the persons in whose name trust preferred securities, including a global security, are registered as the owners thereof for the purpose of receiving such payments. Consequently, neither a trust, XL Capital nor any trustee has or will have any responsibility or liability for the payment of such amounts to beneficial owners of trust preferred securities. Each trust believes, however, that it is currently the policy of DTC to immediately credit the accounts of relevant participants with such payments, in amounts proportionate to their respective holdings of beneficial interests in the relevant global security as shown on the records of DTC or its nominee. Each trust also expects that payments by participants to owners of beneficial interests in such global security held through such participants will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in street name, and will be the responsibility of such participants. Redemption notices with respect to any trust preferred securities represented by a global security will be sent to the depositary or its nominee. If less than all of the trust preferred securities of any series are to be redeemed, each trust expects the depositary to determine the amount of the interest of each participant in such trust preferred securities to be redeemed by lot. Neither a trust, XL Capital, any trustee, any paying agent nor the registrar for such trust preferred securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the global security for such trust preferred securities or for maintaining any records with respect thereto.

          Neither a trust, XL Capital nor any trustee will be liable for any delay by the holders of a global security or the depositary in identifying the beneficial owners of trust preferred securities and such trust, XL Capital and any relevant trustee may conclusively rely on, and will be protected in relying on, instructions from the holder of a global security or the depositary for all purposes. The rules applicable to DTC and its participants are on file with the SEC.

          If a depositary for any trust preferred securities is at any time unwilling, unable or ineligible to continue as depositary and a successor depositary is not appointed by the applicable trust within 90 days, such trust will issue individual trust preferred securities in exchange for the global security representing such trust preferred securities.

          All moneys paid by a trust to a paying agent or a trustee for the payment of distributions on any trust preferred security which remain unclaimed at the end of two years after such payment has become due and payable will be repaid to such trust, and the holder of such trust preferred security thereafter may look only to such trust for payment thereof.

Information Concerning the Property Trustee

          The property trustee, prior to the occurrence of a default with respect to the trust securities and after the curing of all such defaults that may have occurred, undertakes to perform only such duties as are specifically set forth in the relevant declaration and, after default, shall exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Subject to such provisions, the property trustee is under no obligation to exercise any of the powers vested in it by such declaration at the request of any holder of the trust preferred securities, unless offered indemnity satisfactory to it by such holder against the costs, expenses and liabilities which might be incurred by it thereby; but the foregoing shall not relieve the property trustee, upon the occurrence of a declaration event of default, from exercising the rights and powers vested in it by the such declaration. The property trustee also serves as the subordinated deferrable interest debentures trustee under the indenture and as the trust preferred guarantee trustee under the trust preferred securities guarantees.

Registrar and Transfer Agent

          In the event that the trust preferred securities do not remain in book-entry only form, the property trustee will act as paying agent and may designate an additional or substitute paying agent at any time. Registration of transfers of trust preferred securities will be effected without charge by or on behalf of the relevant trust, but upon payment (with the giving of such indemnity as the regular trustees may require) in respect of any tax or other government charges which may be imposed in relation to it. The trust will not be required to register or cause to be registered the transfer of trust preferred securities after such trust preferred securities have been called for redemption.

Governing Law

          Each declaration and trust preferred security is governed by, and construed in accordance with, the internal laws of the State of Delaware.

Miscellaneous

          The regular trustees are authorized and directed to operate the trusts in such a way so that the trusts will not be deemed to be an “investment company” required to be registered under the 1940 Act or characterized for United States federal income tax purposes as other than a grantor trust. XL Capital is authorized and directed to conduct its affairs so that the subordinated deferrable interest debentures will be treated as indebtedness of XL Capital for United States federal income tax purposes. In this connection, the regular trustees and XL Capital are authorized to take any action, not inconsistent with applicable law, the declarations or the Memorandum of Association and Articles of Association of XL Capital, that each of the regular trustees and XL Capital determines in its discretion to be necessary or desirable for such purposes, as long as such action does not materially and adversely affect the interests of the holders of the trust preferred securities. Holders of the trust preferred securities will have no preemptive rights.

DESCRIPTION OF THE TRUST PREFERRED SECURITIES GUARANTEES

          Set forth below is a summary of information concerning the trust preferred securities guarantees executed and delivered by XL Capital for the benefit of the holders from time to time of the trust preferred securities. Each trust preferred securities guarantee will be qualified as an indenture under the Trust Indenture Act. The Bank of New York is the trust preferred guarantee trustee. The terms of each trust preferred securities guarantee will be those set forth therein and those made part thereof by the Trust Indenture Act. The following summary of the material provisions of the trust preferred securities guarantees is subject in all respects to the provisions of, and is qualified by reference to, the trust preferred securities guarantees and the Trust Indenture Act. Each trust preferred securities guarantee will be held by the trust preferred guarantee trustee for the benefit of the holders of the trust preferred securities of the applicable trust.

General

          Pursuant to each trust preferred securities guarantee, XL Capital will irrevocably and unconditionally agree to pay in full to the holders of the trust preferred securities issued by a trust the guarantee payments (as defined herein) (without duplication of amounts theretofore paid by such trust), to the extent not paid by such trust, regardless of any defense, right of set-off or counterclaim that such trust may have or assert.

          The following payments or distributions with respect to the trust preferred securities issued by a trust to the extent not paid or made by such trust (the “guarantee payments”) will be subject to the trust preferred securities guarantee thereon (without duplication):

(1)	any accrued and unpaid distributions that are required to be paid on such trust preferred securities, to the extent such trust has funds available therefor;

(2)

the redemption price, which includes all accrued and unpaid distributions to the date of the redemption, to the extent such trust has funds available therefor, with respect to any trust preferred securities called for redemption by such trust; and

(3)

upon a voluntary or involuntary termination, dissolution or winding-up of such trust (other than in connection with the distribution of subordinated deferrable interest debentures to the holders of trust preferred securities in exchange for trust preferred securities); the lesser of:

	(a)	the aggregate of the liquidation amount and all accrued and unpaid distributions on such trust preferred securities to the date of payment, to the extent such trust has funds available therefor; and

	(b)	the amount of assets of such trust remaining available for distribution to holders of trust preferred securities in liquidation of such trust.

          XL Capital’s obligation to make a guarantee payment may be satisfied by direct payment of the required amounts by XL Capital to the holders of trust preferred securities or by causing the applicable trust to pay such amounts to such holders.

          Each trust preferred securities guarantee will be a full and unconditional guarantee of the guarantee payments with respect to the trust preferred securities issued by the applicable trust from the time of issuance of the trust preferred securities, but will not apply to the payment of distributions and other payments on such trust preferred securities when the property trustee does not have sufficient funds in such property account to make such distributions or other payments. If XL Capital does not make interest payments on the subordinated deferrable interest debentures held by the property trustee, such trust will not make distributions on the trust preferred securities issued by such trust and will not have funds available therefor.

          XL Capital has also agreed separately to guarantee the obligations of each trust with respect to the trust common securities (the “trust common securities guarantees”) to the same extent as the trust preferred securities guarantees, except that upon the occurrence and during the continuation of an indenture event of default, holders of trust preferred securities shall have priority over holders of trust common securities with respect to distributions and payments on liquidation, redemption or otherwise.

Certain Covenants of XL Capital

          In each trust preferred securities guarantee, XL Capital will covenant that, so long as the trust preferred securities issued by the relevant trust remain outstanding, if there shall have occurred and is continuing any event that constitutes an event of default under such trust preferred securities guarantee or the declaration of such trust, then XL Capital shall not:

(1)	declare or pay any dividend on, or make any distribution with respect to, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock;

(2)

make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities issued by XL Capital which rank equal with or junior to the subordinated deferrable interest debentures; and

(3)

make any guarantee payments (other than pursuant to the trust preferred securities guarantees) with respect to the foregoing. However, the foregoing restriction will not apply to any dividend, redemption, liquidation, interest, principal or guarantee payments by XL Capital where the payment is made by way of securities (including capital stock) that rank junior to the securities on which such dividend, redemption, interest, principal or guarantee payment is being made.

Amendments and Assignment

          Except with respect to any changes which do not materially adversely affect the rights of holders of trust preferred securities (in which case no consent will be required), each trust preferred securities guarantee may be amended only with the prior approval of the holders of not less than a majority in liquidation amount of the outstanding trust preferred securities issued by the relevant trust. The manner of obtaining any such approval of holders of such trust preferred securities will be set forth in the applicable prospectus supplement. All guarantees and agreements contained in a trust preferred securities guarantee shall bind the successors, assigns, receivers, trustees and representatives of XL Capital and shall inure to the benefit of the trust preferred guarantee trustee and the holders of the trust preferred securities then outstanding of the relevant trust.

Termination of the Trust Preferred Securities Guarantees

          Each trust preferred securities guarantee will terminate and be of no further force and effect as to the trust preferred securities issued by the applicable trust upon full payment of the redemption price of all trust preferred securities of such trust, or upon distribution of the subordinated deferrable interest debentures by such trust to the holders of the trust preferred securities of such trust, and will terminate completely upon full payment of the amounts payable upon liquidation of such trust. Each trust preferred securities guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of trust preferred securities must repay to such trust or XL Capital, or their successors, any sums paid to them under such trust preferred securities or the trust preferred securities guarantee.

Events of Default

          An event of default under a trust preferred securities guarantee will occur upon the failure of XL Capital to perform any of its payment or other obligations thereunder.

          The holders of a majority in liquidation amount of the trust preferred securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trust preferred guarantee trustee in respect of such trust preferred securities guarantee or to direct the exercise of any trust or power conferred upon the trust preferred guarantee trustee under such trust preferred securities guarantee. If the trust preferred guarantee trustee fails to enforce such trust preferred securities guarantee, any holder of trust preferred securities may institute a legal proceeding directly against XL Capital to enforce the trust preferred guarantee trustee’s rights under such trust preferred securities guarantee, without first instituting a legal proceeding against the relevant trust, the trust preferred guarantee trustee or any other person or entity. In addition, any record holder of trust preferred securities relating to such trust shall have the right, which is absolute and unconditional, to proceed directly against XL Capital to obtain guarantee payments, without first waiting to determine if the trust preferred guarantee trustee has enforced such trust preferred security guarantee or instituting a legal proceeding against the trust which issued such trust preferred securities, the trust preferred guarantee trustee or any other person or entity.

Status and Ranking of the Trust Preferred Securities Guarantees

          XL Capital’s obligations under the trust preferred securities guarantees to make the guarantee payments will constitute an unsecured obligation of XL Capital and will rank:

(1)

subordinate and junior in right of payment to all other liabilities of XL Capital, including the subordinated deferrable interest debentures, except for those liabilities of XL Capital expressly made equal with or subordinate to the guarantee payments by their terms;

(2)

equal with the most senior preferred stock issued from time to time by XL Capital and with any guarantee now or hereafter entered into by XL Capital in respect of any preferred stock of any subsidiary or affiliate of XL Capital; and

(3)	senior to XL Capital’s ordinary shares.

The terms of the trust preferred securities provide that each holder of trust preferred securities issued by such trust by acceptance thereof agrees to the subordination provisions and other terms of the trust preferred securities guarantee relating thereto.

          At September 30, 2005, the aggregate amount of XL Capital’s outstanding consolidated indebtedness for money borrowed that would rank senior in right of payment to the trust preferred securities guarantees was approximately $2.7 billion. At September 30, 2005, the aggregate amount of outstanding indebtedness for money borrowed of our subsidiaries (other than XL Capital Finance (Europe) plc) that would effectively rank senior to the trust preferred securities guarantees was approximately $355.0 million.

          Each trust preferred securities guarantee will constitute a guarantee of payment and not of collection (that is, the guaranteed party may institute a legal proceeding directly against the guarantor to enforce its rights under the guarantee without instituting a legal proceeding against any other person or entity). Each trust preferred securities guarantee will be deposited with the trust preferred guarantee trustee to be held for the benefit of the holders of the trust preferred securities of the relevant trust. Except as otherwise noted herein, such trust preferred guarantee trustee has the right to enforce the trust preferred securities guarantee on behalf of the holders of such trust preferred securities. Each trust preferred securities guarantee will not be discharged except by payment of the guarantee payments in full (without duplication of amounts theretofore paid by the such trust).

          XL Capital’s obligations under the trust preferred securities guarantee with respect to the trust preferred securities issued by each trust, taken together with its obligations under the declaration for each trust, the subordinated deferrable interest debentures purchased by such trust and the indenture, in the aggregate will provide a full and unconditional guarantee by XL Capital of payments due on the trust preferred securities issued by each trust.

Information Concerning the Trust Preferred Guarantee Trustee

          The trust preferred guarantee trustee, prior to the occurrence of a default with respect to a trust preferred securities guarantee and after the curing of all such defaults that may have occurred, undertakes to perform only such duties as are specifically set forth in such trust preferred securities guarantee and, after default, shall exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Subject to such provisions, the trust preferred guarantee trustee is under no obligation to exercise any of the powers vested in it by the trust preferred securities guarantee at the request of any holder of trust preferred securities, unless offered indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred thereby; but the foregoing shall not relieve the trust preferred guarantee trustee, upon the occurrence of an event of default under the trust preferred securities guarantee, from exercising the rights and powers vested in it by the trust preferred securities guarantee. The trust preferred guarantee trustee also serves as property trustee under the declaration for each trust and as trustee of the indenture relating to the subordinated deferrable interest debentures.

Governing Law

          Each trust preferred securities guarantee is governed by, and construed in accordance with, the laws of the State of New York.

DESCRIPTION OF THE SUBORDINATED DEFERRABLE INTEREST DEBENTURES

          Subordinated deferrable interest debentures may be issued from time to time in one or more series under an indenture (the “indenture”) among XL Capital and The Bank of New York, as trustee (the “subordinated debt trustee”). The terms of the subordinated deferrable interest debentures will include those stated in the indenture and in any supplemental indenture thereto (as defined below) and those made part of the indenture by reference to the Trust Indenture Act. The following summary of the material provisions of the subordinated deferrable interest debentures indenture is subject in all respects to the provisions of, and is qualified by reference to, the indenture and the Trust Indenture Act. The prospectus supplement may not contain information that constitutes material changes to the information herein and that alters the nature of the offering or the securities offered. Whenever particular provisions or defined terms in the indenture are referred to herein, such provisions or defined terms are incorporated by reference herein.

General

          The subordinated deferrable interest debentures will be unsecured, subordinated obligations of XL Capital. The indenture does not limit the aggregate principal amount of subordinated deferrable interest debentures which may be issued thereunder and provides that the subordinated deferrable interest debentures may be issued from time to time in one or more series. The subordinated deferrable interest debentures are issuable pursuant to an indenture supplemental to the indenture or a resolution of XL Capital’s board of directors or a special committee thereof (each, a “supplemental indenture”).

          In the event subordinated deferrable interest debentures are issued to a trust or a trustee of such trust in connection with the issuance of trust securities by such trust, such subordinated deferrable interest debentures subsequently may be distributed pro rata to the holders of the trust securities in connection with the termination of such trust upon the occurrence of certain events described in the prospectus supplement relating to the trust securities. Only one series of subordinated deferrable interest debentures will be issued to a trust or a trustee of such trust in connection with the issuance of trust securities by such trust.

          Reference is made to the indenture, any supplemental indenture and any prospectus supplement for the following terms of the series of subordinated deferrable interest debentures being offered thereby:

(1)	the specific title of such subordinated deferrable interest debentures;

(2)	any limit on the aggregate principal amount of such subordinated deferrable interest debentures;

(3)	the date or dates on which the principal of such subordinated deferrable interest debentures is payable and the right, if any, to extend such date or dates;

(4)

the rate or rates at which such subordinated deferrable interest debentures will bear interest or the method of determination of such rate or rates, including, if applicable, that such subordinated deferrable interest debentures will bear interest at an increased rate (up to a specified maximum) upon the occurrence of an event of default;

(5)

the date or dates from which such interest shall accrue, the interest payment dates on which such interest will be payable or the manner of determination of such interest payment dates and the record dates for the determination of holders to whom interest is payable on any such interest payment dates;

(6)

the right, if any, to defer payments of interest on the subordinated deferrable interest debentures by extending the interest payment period from time to time and the duration of such extension period up to a maximum of 20 consecutive quarters, at the end of which XL Capital shall be obligated to pay all interest then accrued and unpaid, together with interest thereon, at the rate specified for the series of subordinated deferrable interest debentures to the extent permitted by applicable law;

(7)

the period or periods within which, the price or prices at which, and the terms and conditions upon which, such subordinated deferrable interest debentures may be redeemed, in whole or in part, at the option of XL Capital;

(8)

the right and/or obligation, if any, of XL Capital to redeem or purchase such subordinated deferrable interest debentures pursuant to any sinking fund or analogous provisions or at the option of the holder thereof and the period(s) during which, the price(s) at which, and the terms and conditions upon which, such subordinated deferrable interest debentures shall be redeemed or purchased, in whole or in part, pursuant to such right and/or obligation;

(9)	the terms of subordination;

(10)	if other than denominations of $25 or any integral multiple thereof, the denominations in which such subordinated deferrable interest debentures shall be issuable;

(11)	any and all other terms with respect to such series; and

(12)	whether such subordinated deferrable interest debentures are issuable as a global security, and in such case, the identity of the depositary.

          The subordinated deferrable interest debentures will not be convertible into or exchangeable for any other securities.

          The indenture does not contain any provisions that afford holders of subordinated deferrable interest debentures protection in the event of a highly leveraged transaction involving, or a change in control of, XL Capital.

          As of September 30, 2005, the aggregate amount of XL Capital’s outstanding consolidated indebtedness for money borrowed was approximately $2.7 billion, of which none was secured and all would rank senior in right of payment to the subordinated deferrable interest debentures. As of September 30, 2005, the aggregate amount of outstanding indebtedness for money borrowed of XL Capital’s subsidiaries (other than XL Capital Finance (Europe) plc) that would effectively rank senior to the subordinated deferrable interest debentures was approximately $355.0 million.

Subordination

          The subordinated deferrable interest debentures will be subordinated and junior in right of payment to certain other indebtedness of XL Capital to the extent set forth in the indenture, any supplemental indenture and any prospectus supplement.

Certain Covenants

          If subordinated deferrable interest debentures are issued to a trust or a trustee of such trust in connection with the issuance of trust securities by such trust and:

(1)	there shall have occurred and be continuing any event that would constitute an event of default under the indenture; or

(2)

XL Capital shall be in default with respect to its payment of any obligations under the related trust preferred securities guarantee or trust common securities guarantee, and such default shall be continuing;

then XL Capital shall not:

(a)	declare or pay any dividend on, make any distributions with respect to, or redeem, purchase or make a liquidation payment with respect to, any of its capital stock;

(b)

make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities issued by XL Capital which rank equal with or junior to such subordinated deferrable interest debentures; and

(c)	make any guarantee payments (other than pursuant to the trust preferred security guarantees) with respect to the foregoing.

          If subordinated deferrable interest debentures are issued to a trust or a trustee of such trust in connection with the issuance of trust securities by such trust and XL Capital shall have given notice of its election to defer payments of interest on such subordinated deferrable interest debentures by extending the interest payment period as provided in the indenture or any supplemental indenture and such period, or any extension thereof, shall be continuing, then XL Capital shall not:

(a)	declare or pay any dividend on, make any distributions with respect to, or redeem, purchase or make a liquidation payment with respect to, any of its capital stock;

(b)

make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities issued by XL Capital which rank equal with or junior to such subordinated deferrable interest debentures; and

(c)	make any guarantee payments (other than pursuant to the trust preferred security guarantees) with respect to the foregoing.

          Notwithstanding the foregoing restrictions, XL Capital will be permitted, in any event, to make dividend, redemption, liquidation and guarantee payments on capital stock, and interest, principal, redemption and guarantee payments on debt securities issued by XL Capital ranking equal with or junior to subordinated deferrable interest debentures, where the payment is made by way of securities (including capital stock) that rank junior to the securities on which such payment is being made.

          In the event subordinated deferrable interest debentures are issued to a trust or a trustee of such trust in connection with the issuance of trust securities of such trust, for so long as such trust securities remain outstanding, XL Capital will covenant:

(1)

to directly or indirectly maintain 100% ownership of the trust common securities of such trust; provided, however, that any permitted successor of XL Capital under the indenture may succeed to XL Capital’s ownership of such trust common securities;

(2)

not to cause, as sponsor of such trust, or to permit, as holder of the trust common securities of such trust, the termination, dissolution or winding-up of such trust, except in connection with a distribution of the subordinated deferrable interest debentures as provided in the declaration of such trust and in connection with certain mergers, consolidations or amalgamations as permitted by the declaration of such trust;

(3)	to use its reasonable efforts to cause such trust

(a)

to remain a statutory trust, except in connection with the distribution of subordinated deferrable interest debentures to the holders of trust securities in liquidation of such trust, the redemption of all of the trust securities of such trust, or certain mergers, consolidations or amalgamations, each as permitted by the declaration of such trust, and

	(b)	to otherwise continue not to be classified as an association taxable as a corporation or partnership for United States federal income tax purposes; and

(4)

to use reasonable efforts to cause each holder of trust securities of such trust to be treated as owning an undivided beneficial interest in the subordinated deferrable interest debentures issued to such trust.

Form, Exchange, Registration and Transfer

          Subordinated deferrable interest debentures of each series will be issued in registered form and in either certificated form or represented by one or more global securities. If not represented by one or more global securities, subordinated deferrable interest debentures may be presented for registration of transfer (with the form of transfer endorsed thereon duly executed) or exchange at the office of the debt registrar or at the office of any transfer agent designated by XL Capital for such purpose with respect to any series of subordinated deferrable interest debentures and referred to in an applicable prospectus supplement, without service charge and upon payment of any taxes and other governmental charges as described in the indenture or any supplemental indenture.

          Such transfer or exchange will be effected upon the debt registrar or such transfer agent, as the case may be, being satisfied with the documents of title and identity of the person making the request. XL Capital has appointed the subordinated debt trustee as debt registrar with respect to each series of subordinated deferrable interest debentures.

          If a prospectus supplement or supplemental indenture refers to any transfer agents (in addition to the debt registrar) initially designated by XL Capital with respect to any series of subordinated deferrable interest debentures, XL Capital may at any time rescind the designation of any such transfer agent or approve a change in the location through which any such transfer agent acts, except that XL Capital will be required to maintain a transfer agent in each place of payment for such series. XL Capital may at any time designate additional transfer agents with respect to any series of subordinated deferrable interest debentures.

In the event of any redemption in part, XL Capital shall be required to:

(1)

issue, register the transfer of or exchange any subordinated deferrable interest debentures during a period beginning at the opening of business 15 days before any selection for redemption of subordinated deferrable interest debentures of like tenor and of the series of which such subordinated deferrable interest debentures are a part, and ending at the close of business on the earliest date on which the relevant notice of redemption is deemed to have been given to all holders of subordinated deferrable interest debentures of like tenor and of such series to be redeemed; and

(2)

register the transfer of or exchange any subordinated deferrable interest debentures so selected for redemption, in whole or in part, except the unredeemed portion of any subordinated deferrable interest debentures being redeemed in part.

Payment and Paying Agents

Unless otherwise indicated in an applicable prospectus supplement:

(1)

payment of principal of and premium, if any, on any subordinated deferrable interest debentures will be made only against surrender to the paying agent of such subordinated deferrable interest debentures;

(2)

principal of, any premium, if any, and interest, if any, on subordinated deferrable interest debentures will be payable, subject to any applicable laws and regulations, at the office of such paying agent or paying agents as XL Capital may designate from time to time, except that, at the option of XL Capital, payment of any interest may be made by check mailed to the address of the person entitled thereto as such address shall appear in the debt register with respect to such subordinated deferrable interest debentures; and

(3)

payment of interest on a subordinated deferrable interest debenture on any interest payment date will be made to the person in whose name such subordinated deferrable interest debenture (or predecessor security) is registered at the close of business on the regular record date for such interest payment.

          The subordinated debt trustee will act as paying agent with respect to each series of subordinated deferrable interest debentures. XL Capital may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, except that XL Capital will be required to maintain a paying agent in each place of payment for each series of subordinated deferrable interest debentures.

          All moneys paid by XL Capital to a paying agent for the payment of the principal of or premium or interest, if any, on any subordinated deferrable interest debentures of any series which remain unclaimed at the end of two years after such principal or premium or interest, if any, shall have become due and payable will be repaid to XL Capital and the holder of such subordinated deferrable interest debentures will thereafter look only to XL Capital for payment thereof.

Global Securities

          If any subordinated deferrable interest debentures of a series are represented by one or more global securities (each, a “global security”), the applicable prospectus supplement and supplemental indenture will describe the circumstances, if any, under which beneficial owners of interests in any such global security may exchange such interests for subordinated deferrable interest debentures of such series and of like tenor and principal amount in any authorized form and denomination. If issued, global securities will represent in the aggregate the total principal or face amount of the securities. Principal of and any premium, if any, and interest on a global security will be payable in the manner described in the applicable prospectus supplement.

          The specific terms of the depositary arrangement with respect to any portion of a series of subordinated deferrable interest debentures to be represented by a global security will be described in the applicable prospectus supplement and supplemental indenture.

Modification of the Indenture

          The indenture contains provisions permitting XL Capital and the subordinated debt trustee, with the consent of the holders of not less than a majority in principal amount of the subordinated deferrable interest debentures of each series which are affected by the modification, to modify the indenture or any supplemental indenture affecting that series or the rights of the holders of that series of subordinated deferrable interest debentures; provided, however, that no such modification may, without the consent of the holder of each outstanding subordinated deferrable interest debenture affected thereby:

(1)

extend the fixed maturity of any subordinated deferrable interest debentures of any series, or reduce the principal amount thereof, or reduce the rate or extend the time for payment of interest thereon, or reduce any premium payable upon the redemption thereof;

(2)	reduce the percentage of subordinated deferrable interest debentures the holders of which are required to consent to any such supplemental indenture;

(3)	change the amount or time of any payment required by any sinking fund provisions of any subordinated deferrable interest debentures;

(4)

make any change that materially adversely affects the rights of a holder of subordinated deferrable interest debentures to require XL Capital to purchase a subordinated deferrable interest debenture in accordance with the terms thereof and the applicable indenture;

(5)	waive a default in the payment of the principal of or interest, if any, on any subordinated deferrable interest debenture; or

(6)	make any subordinated deferrable interest debenture payable in money or securities other than as stated in such subordinated deferrable interest debenture.

          In addition, XL Capital and the subordinated debt trustee may execute, without the consent of any holder of subordinated deferrable interest debentures, any supplemental indenture for certain other usual purposes including:

•	to cure any ambiguity, omission, defect or inconsistency;

•

to make any change that does not, in the good faith opinion of XL Capital’s board of directors and the subordinated debt trustee, adversely affect the interests of holders of such subordinated deferrable interest debentures in any material respect;

•	to provide for the assumption of XL Capital’s obligations under the indenture by a successor upon any merger, consolidation or asset transfer permitted under the indenture;

•	to establish the form or terms of any series of subordinated deferrable interest debentures as permitted by the indenture;

•	to add events of default with respect to such subordinated deferrable interest debentures;

•	to add covenants that would benefit the holders of the subordinated deferrable interest debentures or to surrender any rights or powers XL Capital has under the indenture;

•

to make any change necessary for the registration of the subordinated deferrable interest debentures under the Securities Act or to comply with the Trust Indenture Act, or any amendment thereto, or to comply with any requirement of the SEC in connection with the qualification of the indenture under the Trust Indenture Act; provided, however, that such modification or amendment does not, in the good faith opinion of XL Capital’s board of directors and the subordinated debt trustee, adversely affect the interests of the holders of the subordinated deferrable interest debentures in any material respect;

•

to add to or change any of the provisions of the indenture to such extent as shall be necessary to permit or facilitate the issuance of the subordinated deferrable interest debentures in bearer form, registrable or not registrable as to principal, and with or without interest coupons;

•

to change or eliminate any of the provisions of the indenture, provided, however, that any such change or elimination shall become effective only when there are no subordinated deferrable interest debentures outstanding of any series created prior to the execution of such supplemental indenture which is entitled to the benefit of such provision;

•	to establish the form or terms of subordinated deferrable interest debentures of any series as permitted by the indenture; or

•

to evidence and provide for the acceptance of appointment by a successor trustee with respect to the subordinated deferrable interest debentures of one or more series and to add to or change any of the provisions of the indenture as shall be necessary to provide for or facilitate the administration of the trusts under the indenture by more than one subordinated debt trustee, pursuant to the requirements of the indenture.

Events of Default

          With respect to a particular series of subordinated deferrable interest debentures, the indenture provides (or the supplemental indenture for such series will provide) that any one or more of the following described events which has occurred and is continuing constitutes an “event of default” with respect to such series of subordinated deferrable interest debentures:

(1)

failure to pay interest on the subordinated deferrable interest debentures of such series within 60 days of when due or principal of any debt securities of such series when due (including any sinking fund payment); or

(2)

failure to perform any other agreement contained in the subordinated deferrable interest debentures of such series or the indenture relating to such series (other than an agreement relating solely to another series of subordinated deferrable interest debentures) for 90 days after notice has been given to XL Capital; or

(3)	certain events of bankruptcy, insolvency or reorganization of XL Capital; or

(4)

in the event subordinated deferrable interest debentures are issued to a trust or a trustee of such trust in connection with the issuance of trust securities by such trust, the voluntary or involuntary dissolution, winding-up or termination of such trust, except in connection with the distribution of subordinated deferrable interest debentures to the holders of trust securities in liquidation of such trust, the redemption of all of the trust securities of such trust, or certain mergers, consolidations or amalgamations, each as permitted by the declaration of such trust.

          The holders of a majority in aggregate outstanding amount of any series of subordinated deferrable interest debentures have the right to direct the time, method and place of conducting any proceeding for any remedy available to the subordinated debt trustee for the series. The subordinated debt trustee or the holders of not less than 25% in aggregate outstanding principal amount of any particular series of the subordinated deferrable interest debentures may declare the principal and interest, if any, accrued to the date of acceleration immediately due and payable upon an event of default with respect to such series, but the holders of a majority in aggregate outstanding principal amount of such series may annul such declaration and waive the default with respect to such series if the event of default has been cured, the rescission would not conflict with any judgment or decree and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration and any applicable premium has been deposited with the subordinated debt trustee. If an event of default results from the failure of XL Capital to pay when due principal of or interest on the subordinated deferrable interest debentures issued to a trust, during the continuance of such an event of default, a holder of trust preferred securities issued by such trust may immediately institute a legal proceeding directly against XL Capital to obtain payment of such principal or interest on subordinated deferrable interest debentures having a principal amount equal to the aggregate liquidation amount of the trust preferred securities owned of record by such holder.

          The holders of a majority in aggregate outstanding principal amount of any series of subordinated deferrable interest debentures affected thereby may, on behalf of the holders of all the subordinated deferrable interest debentures of such series, waive any past default, except:

(1)

a default in the payment of principal, premium, if any, or interest (unless such default has been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration and any applicable premium has been deposited with the subordinated debt trustee); or

(2)	a default in the covenants described in the first or second paragraph under “— Certain Covenants” above.

Consolidation, Merger and Sale

          The indenture contains a covenant which restricts the ability of XL Capital to merge or consolidate with or into any other corporation, sell or convey all or substantially all of its assets to any person, firm or corporation or otherwise engage in restructuring transactions unless (1) either XL Capital is the successor or, if XL Capital is not the surviving person, the surviving person assumes by supplemental indenture all of the obligations of XL Capital under the subordinated deferrable interest debentures and the indenture; and (2) immediately after giving effect to such transaction, no event of default shall have occurred and be continuing.

Defeasance and Discharge

          Under the terms of the indenture, XL Capital will be discharged from any and all obligations in respect of the subordinate deferrable interest debentures of any series (except in each case for certain obligations to register the transfer or exchange of subordinated deferrable interest debentures, replace stolen, lost or mutilated subordinated deferrable interest debentures, maintain paying agencies and hold moneys for payment in trust) if either (1) all subordinated deferrable interest debentures of such series previously authenticated and delivered have been delivered to the trustee for cancellation (subject to certain provisions of the indenture), or (2) XL Capital deposits with the subordinated debt trustee, in trust, moneys or U.S. government obligations in an amount sufficient to pay all the principal of, and interest on, the subordinated deferrable interest debentures of such series on the dates such payments are due in accordance with the terms of such subordinated deferrable interest debentures.

Governing Law

          The indenture and the subordinated deferrable interest debentures are governed by, and construed in accordance with, the laws of the State of New York.

Information Concerning the Subordinated Debt Trustee

          The subordinated debt trustee, prior to default, undertakes to perform only such duties as are specifically set forth in the indenture or any supplemental indenture and, after default, shall exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Subject to such provision, the subordinated debt trustee is under no obligation to exercise any of the powers vested in it by the indenture or any supplemental indenture at the request of any holder of subordinated deferrable interest debentures, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities which might by incurred thereby. The subordinated debt trustee is not required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties if the subordinated debt trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it.

          XL Capital and certain of its affiliates maintain a deposit account and banking relationship with the subordinated debt trustee. The subordinated debt trustee serves as trustee under other indentures pursuant to which unsecured debt securities of XL Capital are outstanding.

Miscellaneous

          XL Capital will have the right at all times to assign any of its rights or obligations under the indenture or any supplemental indenture to a direct or indirect wholly-owned subsidiary of XL Capital; provided, however, that in the event of any such assignment, XL Capital will remain liable for all of its obligations thereunder. Subject to the foregoing, the indenture and any supplemental indenture will be binding upon and inure to the benefit of the parties thereto and their respective successors and assigns. The indenture provides that it may not otherwise be assigned by the parties thereto.

PLAN OF DISTRIBUTION

          XL Capital, XL Capital Finance (Europe) plc and the trusts may sell the securities in any of three ways: (1) through underwriters or dealers; (2) directly to a limited number of institutional purchasers or to a single purchaser; or (3) through agents. Any such dealer or agent, in addition to any underwriter, may be deemed to be an underwriter within the meaning of the Securities Act.

          To the extent that we make sales to or through one or more underwriters or agents in at-the-market offerings, we will do so pursuant to the terms of a distribution agreement between us and the underwriters or agents. If we engage in at-the-market sales pursuant to a distribution agreement, we will issue and sell our ordinary shares to or through one or more underwriters or agents, which may act on an agency basis or on a principal basis. During the term of any such agreement, we may sell ordinary shares on a daily basis in exchange transactions or otherwise as we agree with the underwriters or agents. The distribution agreement will provide that any ordinary shares sold will be sold at prices related to the then prevailing market prices for our ordinary shares. Therefore, exact figures regarding proceeds that will be raised or commissions to be paid cannot be determined at this time and will be described in a prospectus supplement. Pursuant to the terms of the distribution agreement, we also may agree to sell, and the relevant underwriters or agents may agree to solicit offers to purchase, blocks of our ordinary shares or other securities. The terms of each such distribution agreement will be set forth in more detail in a prospectus supplement to this prospectus.

          Underwriters or agents in any distribution relating to an at-the-market offering of the securities will be named in the relevant prospectus supplement.

          In the event that an underwriter or agent acts as principal, or a broker-dealer acts as underwriter, it may engage in certain transactions that stabilize, maintain or otherwise affect the price of our securities. We will describe any such activities in the prospectus supplement relating to the transaction.

          Offers to purchase the securities offered by this prospectus may be solicited, and sales of those securities may be made, directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resales of the securities. The terms of any offer made in this manner will be included in the prospectus supplement relating to the offer.

          In connection with offerings made through underwriters or agents, we may enter into agreements with such underwriters or agents pursuant to which we receive our outstanding securities in consideration for the securities being offered to the public for cash. In connection with these arrangements, the underwriters or agents may also sell securities covered by this prospectus to hedge their positions in these outstanding securities, including in short sale transactions. If so, the underwriters or agents may use the securities received from us under these arrangements to close out any related open borrowings of securities.

          In addition, we may enter into derivative or other hedging transactions with financial institutions or other third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. These financial institutions or third parties may in turn engage in sales of the securities covered by this prospectus to hedge their position, deliver this prospectus in connection with some or all of those sales and use the securities covered by this prospectus to close out any short position created in connection with those sales. If the applicable prospectus supplement indicates, in connection with such a transaction the third parties may, pursuant to this prospectus and the applicable prospectus supplement, sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by or borrowed from us or others to settle such sales or to close out any related open borrowings of securities and may use securities received from us in settlement of those derivatives to close out any related borrowings of shares and to close out any related short positions. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment). We may also loan, pledge or grant a security interest in some or all of the securities covered by this prospectus and the applicable prospectus supplement to third parties to support a derivative or hedging position or other obligation, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement.

          We may loan or pledge securities to a financial institution or other third party that in turn may sell the securities using this prospectus. Such financial institution or third party may transfer its short position to investors in our securities or in connection with a simultaneous offering of other securities offered by this prospectus.

          Securities may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more firms, acting as principals for their own accounts or as agents for us and/or the applicable trust. Any such remarketing firm will be identified and the terms of its agreements, if any, with us and/or the applicable trust and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters, as such term is defined in the Securities Act, in connection with the offered securities remarketed by them.

          The terms of the offering of the securities with respect to which this prospectus is being delivered will be set forth in the applicable prospectus supplement and will include:

•	the name or names of any underwriters, dealers or agents;

•	the purchase price of such securities and the proceeds to XL Capital, XL Finance (Europe) plc and/or the applicable trusts from such sale;

•	any underwriting discounts and other items constituting underwriters’ compensation;

•	the public offering price; and

•	any discounts or concessions which may be allowed or reallowed or paid to dealers and any securities exchanges on which the securities may be listed.

          If underwriters are used in the sale of securities, such securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by one or more underwriters acting alone. Unless otherwise set forth in the applicable prospectus supplement, the obligations of the underwriters to purchase the securities described in the applicable prospectus supplement will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all such securities if any are so purchased by them. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

          The securities may be sold directly by XL Capital, XL Capital Finance (Europe) plc and/or the applicable trusts or through agents designated by XL Capital, XL Capital Finance (Europe) plc and/or the applicable trusts from time to time. Any agents involved in the offer or sale of the securities in respect of which this prospectus is being delivered, and any commissions payable by XL Capital, XL Capital Finance (Europe) plc or the applicable trusts to such agents, will be set forth in the applicable prospectus supplement. Unless otherwise indicated in the applicable prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

          If dealers are utilized in the sale of any securities, XL Capital, XL Capital Finance (Europe) plc and/or the applicable trusts will sell the securities to the dealers, as principals. Any dealer may resell the securities to the public at varying prices to be determined by the dealer at the time of resale. The name of any dealer and the terms of the transaction will be set forth in the prospectus supplement with respect to the securities being offered.

          Securities may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more firms, which we refer to herein as the “remarketing firms,” acting as principals for their own accounts or as XL Capital’s, XL Capital Finance (Europe) plc’s or the applicable trust’s agents, as applicable. Any remarketing firm will be identified and the terms of its agreement, if any, with XL Capital, XL Capital Finance (Europe) plc or the applicable trust and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters, as that term is defined in the Securities Act in connection with the securities remarketed thereby.

          If so indicated in the applicable prospectus supplement, XL Capital, XL Capital Finance (Europe) plc or the applicable trust will authorize agents, underwriters or dealers to solicit offers by certain specified institutions to purchase the securities to which this prospectus and the applicable prospectus supplement relates from XL Capital, XL Capital Finance (Europe) plc or the applicable trust at the public offering price set forth in the applicable prospectus supplement, plus, if applicable, accrued interest, pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject only to those conditions set forth in the applicable prospectus supplement, and the applicable prospectus supplement will set forth the commission payable for solicitation of such contracts. Institutional investors with which these contracts may be made include, among others:

•	commercial and savings banks;

•	insurance companies;

•	pension funds;

•	investment companies; and

•	educational and charitable institutions.

          Underwriters will not be obligated to make a market in any securities. No assurance can be given regarding the activity of trading in, or liquidity of, any securities.

          Agents, dealers, underwriters and remarketing firms may be entitled, under agreements entered into with XL Capital, XL Capital Finance (Europe) plc or the applicable trusts to indemnification by XL Capital, XL Capital Finance (Europe) plc or the applicable trust against certain civil liabilities, including liabilities under the Securities Act or to contribution to payments they may be required to make in respect thereof. Agents, dealers, underwriters and remarketing firms may be customers of, engage in transactions with, or perform services for, XL Capital, XL Capital Finance (Europe) plc and/or the applicable trusts in the ordinary course of business.

          Each series of securities will be a new issue and, other than the ordinary shares, which are listed on the New York Stock Exchange, will have no established trading market. We may elect to list any series of securities on an exchange, and in the case of the ordinary shares, on any additional exchange, but, unless otherwise specified in the applicable prospectus supplement, we shall not be obligated to do so. No assurance can be given as to the liquidity of the trading market for any of the securities.

          Agents, underwriters, dealers and remarketing firms may be customers of, engage in transactions with, or perform services for, us and our subsidiaries (including XL Capital Finance (Europe) plc and the trusts) in the ordinary course of business.

LEGAL MATTERS

          Certain legal matters with respect to the securities will be passed upon for us by Cahill Gordon & Reindel LLP, New York, New York. Certain legal matters with respect to the securities under the laws of the Cayman Islands will be passed upon for us by Appleby Spurling Hunter, Grand Cayman, Cayman Islands. Certain English legal matters will be passed upon for XL Capital Finance (Europe) plc and XL Capital by Slaughter and May, London, England. Certain matters of Delaware law relating to the validity of the trust preferred securities will be passed upon on behalf of the trusts by Richards, Layton & Finger, P.A., Wilmington, Delaware, special Delaware counsel to the trusts.

EXPERTS

          The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K of XL Capital Ltd for the year ended December 31, 2004 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

ENFORCEMENT OF CIVIL LIABILITIES
UNDER UNITED STATES FEDERAL SECURITIES LAWS

          XL Capital is a Cayman Islands company. XL Capital Finance (Europe) plc is a public limited company under the laws of England and Wales. In addition, some of their respective officers and directors, as well as some of the experts named in this prospectus, reside outside the United States, and all or much of their assets are or may be located in jurisdictions outside of the United States. Therefore, investors may have difficulty effecting service of process within the United States upon those persons or recovering against XL Capital, XL Capital Finance (Europe) plc or them on judgments of United States courts, including judgments based upon the civil liability provisions of the United States federal securities laws. However, investors may serve XL Capital or XL Capital Finance (Europe) plc with process in the United States with respect to actions against it arising out of or in connection with violations of

United States federal securities laws relating to offers and sales of the securities covered by this prospectus by serving CT Corporation System, 111 Eighth Avenue, New York, New York 10011, its United States agent appointed for that purpose.

          XL Capital has been advised by Appleby Spurling Hunter, its Cayman Islands counsel, that although there is no statutory enforcement in the Cayman Islands of judgments obtained in the courts of the United States of America (or any political subdivision thereof), a final and conclusive judgment in personam of such courts having competent jurisdiction for a debt or definite sum of money would be recognized and enforced by the courts of the Cayman Islands by originating action on such judgment; provided that the debt or sum of money is not a sum payable in respect of taxes or other charges of a like nature or in respect of a fine or other similar penalty; provided, further, that the judgment was obtained without fraud or without breaching the principles of natural justice in the Cayman Islands or in contravention of Cayman Islands public policy. A Cayman Islands court may stay proceedings if concurrent proceedings are being brought elsewhere. There is doubt as to the enforceability in the Cayman Islands, in original actions or in actions for enforcement of judgments of United States Courts, of liabilities predicated upon United States federal securities laws. There is no treaty in effect between the United States and the Cayman Islands providing for such enforcement and there are grounds upon which the Cayman Islands courts may choose not to enforce judgments of United States Courts. Certain remedies available under the United States federal securities laws would not be allowed in Cayman Islands courts as contrary to public policy of the Cayman Islands.

          XL Capital has been advised by Slaughter and May, its English and Welsh counsel, that any final and conclusive judgment for a definite sum of money (provided that such sum is not in respect of taxes, a fine or other penalty) obtained in the courts of the United States of America (or any political subdivision thereof) in any suit, action or proceeding arising out of or in connection with this offering will be recognized in England; provided that:

(A)	the judgment was not obtained by fraud;

(B)	the enforcement of the judgment would not be contrary to English public policy;

(C)	the judgment is not of a public nature;

(D)	the judgment was not obtained in proceedings which were brought in breach of Section 32 of the Civil Jurisdiction and Judgments Act 1982;

(E)	the judgment was not obtained in proceedings contrary to natural justice;

(F)	the judgment is not inconsistent with an English judgment in respect of the same matter;

(G)	the judgment is not for multiple damages (as defined by the Protection of Trading Interests Act 1980);

(H)	enforcement proceedings are instituted within six years after the date of the judgment; and

(I)	the foreign court had jurisdiction according to the English rules on private international law.

A foreign judgment may be “final and conclusive” though it is subject to appeal.

          An English court may stay proceedings if concurrent proceedings are being brought elsewhere. There is doubt as to enforceability in England, in original actions or in actions for enforcement of judgments of United States Courts, of liabilities predicated upon United States federal securities laws. There is no treaty in effect between the United States and England providing for such enforcement and there are grounds upon which the English courts may choose not to enforce judgments of United States courts.

Fixed/Floating Series E Perpetual Non-Cumulative
Preference Ordinary Shares

Prospectus Supplement
March , 2007

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Merrill Lynch & Co.

ABN AMRO Incorporated
Barclays Capital
Deutsche Bank Securities
Goldman, Sachs & Co.
RBS Greenwich Capital
Wachovia Securities

BNY Capital Markets, Inc.
Calyon Corporate and Investment Bank
HSBC
ING Wholesale Banking
KeyBanc Capital Markets
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Lloyds TSB